    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1999


                                                      REGISTRATION NO. 333-67975
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                  ALBECCA INC.
             (Exact name of Registrant as specified in its charter)

            GEORGIA                           5199                          39-1389732
(State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer Identification
Incorporation or Organization)     Classification Code Number)                Number)

             3900 STEVE REYNOLDS BOULEVARD, NORCROSS, GEORGIA 30093
                                 (770) 279-5210
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                CRAIG A. PONZIO
                            CHIEF EXECUTIVE OFFICER
                                  ALBECCA INC.
                         3900 STEVE REYNOLDS BOULEVARD
                            NORCROSS, GEORGIA 30093
                                 (770) 279-5210
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             Of Agent For Service)

                             ---------------------

                                    COPY TO:

                             PHILIP H. MOISE, ESQ.
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                         FIRST UNION PLAZA, SUITE 1400
                           999 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309
                                 (404) 817-6000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED             PROPOSED
                                                                  MAXIMUM              MAXIMUM             AMOUNT OF
        TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE          AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED           REGISTERED           PER UNIT          OFFERING PRICE             FEE
-------------------------------------------------------------------------------------------------------------------------
10 3/4% Senior Subordinated Notes Due
  2008.................................    $200,000,000            100%             $200,000,000          $55,600(1)
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Previously paid.

                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                                   PRIMARY STANDARD
                                                                      INDUSTRIAL       I.R.S. EMPLOYEE
                                                    STATE OF        CLASSIFICATION     IDENTIFICATION
NAME OF ADDITIONAL REGISTRANT                     INCORPORATION          CODE               CODE
-----------------------------                     -------------    ----------------    ---------------
Larson-Juhl US LLC..............................  Georgia                5199            58-2398627
Larson-Juhl International LLC...................  Georgia                5199            58-2140960
Art Materials, Frames and Mouldings Company,
  Inc. .........................................  Alabama                5199            63-0711562
Robert F. de Castro, Inc........................  Louisiana              5199            72-0644195
Glass Corporation of America, Inc. .............  Louisiana              5199            72-1313202
Art West, Inc. .................................  Arizona                5199            86-0499093
Eastern Moulding, Inc. .........................  Maryland               5199            52-1263383
Eastern Mouldings, Inc.  .......................  New Jersey             5199            52-1554295
Larson-Juhl Australia L.L.C. ...................  Georgia                5199            58-2157387
Larson-Juhl France L.L.C. ......................  Georgia                5199            58-2140956
Larson-Juhl South Africa L.L.C. ................  Georgia                5199            58-2140958
Larson-Juhl Seoul L.L.C. .......................  Georgia                5199            58-2140652
Larson-Juhl Korea L.L.C.........................  Georgia                5199            58-2140650
Larson-Juhl Netherlands L.L.C. .................  Georgia                5199            58-2140958

                                      (ii)

                                  ALBECCA INC.

                       REGISTRATION STATEMENT ON FORM S-4
                  (CROSS REFERENCE SHEET FURNISHED PURSUANT TO
                         ITEM 501(B) OF REGULATION S-K)


                      ITEM                                  LOCATION IN PROSPECTUS
                      ----                                  ----------------------
 1.  Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus.....  Outside Front Cover of Prospectus; Cover
                                                  Page of the Registration Statement; Cross
                                                  Reference Sheet
 2.  Inside Front and Outside Back Cover Pages
     of Prospectus..............................  Available Information; Incorporation of
                                                  Certain Documents by Reference; Outside
                                                  Back Cover of Prospectus
 3.  Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information..............  Summary; Risk Factors; Business; Selected
                                                  Financial Data
 4.  Terms of the Transaction...................  Summary; Risk Factors; The Exchange Offer;
                                                  Description of the Notes; Plan of
                                                  Distribution; Certain United States Federal
                                                  Income Tax Considerations
 5.  Financial Information......................  Summary; Capitalization; Selected
                                                  Consolidated Financial Data
 6.  Material Contracts with the Company Being
     Acquired...................................  Not Applicable
 7.  Additional Information Required for
     Reoffering by Persons and Parties Deemed to
     be Underwriters............................  Not Applicable
 8.  Interests of Named Experts and Counsel.....  Not Applicable
 9.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities................................  Not Applicable
10.  Information With Respect to S-3
     Registrants................................  Not Applicable
11.  Incorporation of Certain Information by
     Reference..................................  Not Applicable
12.  Information With Respect to S-2 or S-3
     Registrants................................  Not Applicable
13.  Incorporation of Certain Information by
     Reference..................................  Not Applicable
14.  Information With Respect to Registrants
     Other Than S-3 or S-2 Registrants..........  Outside Front Cover of Prospectus; Summary;
                                                  Risk Factors; Selected Consolidated
                                                  Financial Data; Management's Discussion and
                                                  Analysis of Financial Condition and Results
                                                  of Operations; Business; Consolidated
                                                  Financial Statements
15.  Information With Respect to S-3
     Companies..................................  Not Applicable
16.  Information With Respect to S-2 or S-3
     Companies..................................  Not Applicable
17.  Information With Respect to Companies Other
     Than S-2 or S-3 Companies..................  Not Applicable

                      ITEM                                  LOCATION IN PROSPECTUS
                      ----                                  ----------------------
18.  Information if Proxies, Consents or
     Authorizations are to be Solicited.........  Not Applicable
19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited, or
     in an Exchange Offer.......................  Summary; Management; Certain Relationships
                                                  and Related Transactions

                                                                  (ALBECCA LOGO)
PROSPECTUS

Exchange Offer for
$200,000,000
10 3/4% Senior Subordinated Notes Due 2008

                            TERMS OF EXCHANGE OFFER

- Expires 5:00 p.m., New York City time,________, 1999, unless extended.

- Unconditional other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

- All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

- Tenders of outstanding notes may be withdrawn any time before the expiration of the exchange offer.

- The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

- We will not receive any proceeds from the exchange offer.

- The terms of the notes to be issued are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.


INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                FEBRUARY , 1999

                               TABLE OF CONTENTS



SUMMARY.....................................................    1

RISK FACTORS................................................    8

WHERE YOU CAN FIND MORE INFORMATION.........................   11

USE OF PROCEEDS.............................................   12

CAPITALIZATION..............................................   13

SELECTED CONSOLIDATED FINANCIAL DATA........................   14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   16

BUSINESS....................................................   25

MANAGEMENT..................................................   36

PRINCIPAL SHAREHOLDERS......................................   40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   40

DESCRIPTION OF CERTAIN INDEBTEDNESS.........................   41

THE EXCHANGE OFFER..........................................   42

DESCRIPTION OF NOTES........................................   50

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.....   88

PLAN OF DISTRIBUTION........................................   90

LEGAL MATTERS...............................................   91

EXPERTS.....................................................   91

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-1

                                    SUMMARY


     The following summary highlights selected information from this prospectus, and includes the key aspects of the exchange offer and the notes being offered. It may not contain all of the information that is important to you. This prospectus includes specific terms of the notes and the exchange offer, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.


                               THE EXCHANGE OFFER

Registration Rights........  You have the right to exchange your notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The Exchange Offer.........  We are offering to exchange $1,000 principal amount of 10 3/4% senior subordinated notes due 2008 of Albecca Inc. which have been registered under the Securities Act of 1933 for each $1,000 principal amount of its outstanding 10 3/4% senior subordinated notes due 2008 which were issued in August 1998 in a private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                             As of this date there are $200 million principal
                               amount of notes outstanding.

                             We will issue registered notes on or promptly after
                               the expiration of the exchange offer.

Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                               York City time,             , 1999, unless we
                               decide to extend the expiration date. Any extension can be no more than 30 days from the effective date of this prospectus.

Resale of Notes............  Based on current SEC interpretations, we believe that the notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 provided that:

                             - the notes issued to you in the exchange offer are
                               being acquired in the ordinary course of your business;

                             - you are not participating, do not intend to
                               participate, and have no arrangement or
                               understanding with any person to participate, in the distribution of the notes issued to you in the exchange offer; and

                             - you are not an affiliate of ours.

                             If our belief is inaccurate and you transfer any
                               note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from registration of your notes from these requirements, you may incur liability under the Securities Act of 1933. We do not assume or indemnify you against this liability.

                             Any broker-dealers who acquired the outstanding
                               notes in the offering may not rely on the SEC's interpretations. Therefore, each broker-dealer that is issued notes in the exchange offer for its own account in exchange for notes which were acquired by a broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of the notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the notes issued to it in the exchange offer.

Consequences of Not
  Exchanging Notes.........  If you do not exchange your notes for notes issued in the exchange offer, you will no longer be entitled to registration rights and will not be able to offer or sell your notes, unless they are later registered under the Securities Act, or are exempt from registration, or are sold in a transaction not governed by the Securities Act and applicable state securities laws. Except for this registration, and except in limited circumstances, we have no obligation to register your notes.

Yield and Interest on the
  Notes....................  The notes issued in the exchange offer bear interest at the rate of 10 3/4% per annum, payable semi-annually on February 15 and August 15 of each year, beginning February 15, 1999.

Conditions to the Exchange
  Offer....................  The exchange offer is not conditioned upon any minimum principal amount of notes being tendered for exchange. However, the exchange offer has certain customary conditions, which we may waive, under certain circumstances. See "The Exchange Offer -- Conditions." Except for the requirements of applicable federal and state securities laws, we do not have to comply with any federal or state regulatory requirements in connection with the exchange offer.

Procedures for Tendering
  Notes....................  Subject to certain conditions, if you want to accept the exchange offer you must complete, sign and date the letter of transmittal included with this prospectus, or a facsimile of it, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile, together with your notes to be exchanged and any other required documentation, to the exchange agent at the address given in this prospectus. You may instead tender of your notes through the procedures for book-entry transfer explained in this prospectus. See "The Exchange Offer -- Procedures for Tendering" and "-- Book-Entry Transfer."

Guaranteed Delivery
  Procedures...............  If you wish to tender your notes and they are not immediately available or you cannot deliver them and a properly completed letter of transmittal, or any other documents required by the letter of transmittal, to the exchange agent before
                                         , 1999, you may tender your notes
                               according to the guaranteed delivery procedures explained under "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  You may withdraw the tender of your notes at any time before 5:00 p.m., New York City time, on
                                         , 1999. To withdraw a tender of your
                               notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address given under "The Exchange Offer -- Exchange Agent" before 5:00 p.m., New
                               York City time, on           , 1999.

Acceptance of Notes and
  Delivery of Notes........  Subject to certain conditions, any and all notes that are properly tendered in the exchange offer before 5:00 p.m., New York City time, on
                                         , 1999 will be accepted for exchange.
                               The new notes issued in the exchange offer will
                               be delivered promptly following           , 1999.
                               See "The Exchange Offer -- Terms of the Exchange Offer."

Certain Tax
  Considerations...........  The exchange of notes will not be considered a sale or exchange or otherwise a taxable event for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Exchange Agent.............  State Street Bank and Trust Company is serving as exchange agent in connection with the exchange offer.

Fees and Expenses..........  We will pay all expenses incident to the exchange offer.

Use of Proceeds............  We will not receive any cash proceeds from the issuance of the notes in the exchange offer. See "Use of Proceeds."

                           SUMMARY OF TERMS OF NOTES

     The form and terms of the new notes to be issued in the exchange offer are the same as the form and terms of old notes except that the new notes will be registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer and will not be entitled to further registration under the Securities Act of 1933. The new notes will evidence the same debt as the old notes and both the old notes and the new notes to be issued are governed by the same indenture.

Maturity Date..............  August 15, 2008.

Interest Rate..............  10 3/4% per annum, payable semi-annually on
                               February 15 and August 15 of each year, beginning February 15, 1999.

Optional Redemption........  On or after August 15, 2003, the notes will be redeemable at our option, in whole or in part, at any time in cash at the redemption prices listed under the caption "Description of the Notes" -- "Optional Redemption."


Subsidiary Guarantees......  The notes are unconditionally guaranteed, jointly and severally, by all of the subsidiary
                               guarantors, which consist of almost all of our subsidiaries other than foreign subsidiaries. If we cannot make payments on the notes when they are due, the subsidiary guarantors must make them instead.


Ranking....................  The notes and subsidiary guarantees are senior subordinated debts.

                             These rank behind all of our and our guarantor
                               subsidiaries' current and future debt, except trade payables and; except indebtedness that expressly provides that it is not senior to these notes and the subsidiary guarantees. As of November 29, 1998, we and our subsidiaries had $65.0 million in outstanding debt that will be senior to the notes.

Change of Control..........  If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the notes at prices listed in the section "Description of the Notes -- Change of Control."

Restrictive Covenants......  We are issuing the notes under an indenture. The indenture, among other things, restricts our ability to:

                             - pay dividends;

                             - redeem stock;

                             - borrow money or issue preferred equity interests;

                             - sell certain assets or merge with or into other
                               companies;

                             - use assets as security in other transactions; and


                             - enter into certain transactions with affiliates.

                                  OUR COMPANY

     Albecca Inc., which primarily does business under the Larson-Juhl name, is a worldwide leader in the custom framing industry. We design, manufacture and distribute a complete line of high quality, branded custom framing products, including wood and metal moulding, matboard, foam board, glass, equipment and other framing supplies. A more detailed description of our business appears later in this prospectus under the heading "Business."


     Our headquarters are located at 3900 Steve Reynolds Boulevard, Norcross, Georgia 30093. Our telephone number is (770) 279-5210.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated financial data of our company. Our financial statements are prepared in accordance with GAAP. Albecca is an S corporation and is not required to pay United States federal and certain state income taxes.


     Albecca ends its fiscal year on the last Sunday in August. The information as of and for the fiscal years ended August 28, 1994, August 27, 1995, August 25, 1996, August 31, 1997 and August 30, 1998 is derived from our audited consolidated financial statements. Fiscal year 1997 was a 53-week year. The summary consolidated financial data for the three months ended November 30, 1997 and November 29, 1998 has been derived from Albecca's unaudited consolidated financial statements which in the opinion of management, contain all adjustments, consisting of only normal and recurring adjustments, necessary to present fairly Albecca's financial position and results of operations at such dates and for such periods. Historical results are not necessarily indicative of the results to be expected in the future and results for interim periods are not necessarily indicative of results for the entire year.



     As used in this prospectus, Adjusted EBITDA means operating income plus depreciation, amortization excluding amortization of bond issuance costs, restructuring charges and certain infrequent costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". We are presenting Adjusted EBITDA because we believe it is a useful indicator of a company's ability to meet debt service and capital expenditure requirements. It is not, however, intended to be an alternative measure of operating results or cash flows from our operations, as determined in accordance with GAAP. We believe that the measure of Adjusted EBITDA should exclude restructuring charges and certain infrequent charges and not just those costs that are non-cash items. We believe by excluding all restructuring charges and infrequent costs associated with the components of our existing restructuring plan, cancelled initial public equity offering and other items as discussed in Management's Discussion and Analysis, we are providing a more meaningful presentation of our ability to service debt and meet capital requirements in the future. We believe these items are isolated occurrences and do not currently anticipate that restructuring charges will occur in future periods and thus should not be reflected and included in the measure of Adjusted EBITDA. Adjusted EBITDA, as used in this prospectus, is not necessarily comparable to similarly titled measures for other companies and does not necessarily represent amounts of funds available for management's discretionary use.



     For purposes of the table on the next page, Adjusted EBITDA presented for the year ended August 30, 1998 excludes restructuring charges of $2,262,000 and infrequent costs of $5,241,000. Of these charges, $1,108,000 are non-cash items. Infrequent costs of $5,241,000 include approximately $1,360,000 of integration costs associated with the integration of existing and acquired international entities, approximately $508,000 related to additional reserves for uncollectible accounts receivable as a result of the closure of Albecca's United Kingdom plastic moulding manufacturing operations and Greece operations, approximately $1,273,000 related to costs associated with Albecca's cancelled initial public equity offering and approximately $2,100,000 associated with the integration of four acquired distributors of custom framing products in the U.S. as well as costs associated with the upgrading of Albecca's information systems, including Year 2000 compliance. Adjusted EBITDA for the three months ended November 29, 1998 excludes charges of $117,000 associated with costs related to the integration of Albecca's U.S. duplicate facilities. There were no restructuring charges or infrequent costs excluded in the computation of Adjusted EBITDA in any other period presented. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.


     It is important that you read the summary consolidated financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of our company and the related notes included elsewhere in this prospectus.

                                           FISCAL YEAR                             THREE MONTHS ENDED
                       ----------------------------------------------------   ----------------------------
                                                                              NOVEMBER 30,    NOVEMBER 29,
                         1994       1995       1996       1997       1998         1997            1998
                       --------   --------   --------   --------   --------   ------------    ------------
                                                                              (UNAUDITED)     (UNAUDITED)
                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF
  OPERATIONS DATA:
  Net sales..........  $157,346   $225,359   $300,788   $354,058   $381,137     $102,985        $103,575
  Gross profit.......    66,542     97,018    126,824    153,308    165,056       44,119          44,640
  Restructuring
    charges..........        --         --         --         --      2,262           --             117
  Operating income...    15,534     22,471     30,229     35,601     31,961       10,773           8,299
  Costs of cancelled
    initial public
    equity
    offering.........        --         --         --         --      1,273           --              --
  Net income.........    13,335     16,044     19,404     22,490     14,363        7,368             473
OTHER DATA:
  Net cash provided
    by operating
    activities.......  $ 12,732   $ 19,043   $ 30,640   $ 22,150   $ 15,834     $  4,836        $  1,945
  Net cash used in
    investing
    activities.......    (8,826)   (31,084)   (38,099)   (22,514)   (34,015)     (19,169)         (4,529)
  Net cash (used in)
    provided by
    financing
    activities.......    (3,530)    14,068      8,282      1,504     67,658       18,564          (2,793)
  Adjusted EBITDA....    17,807     28,174     35,531     42,486     46,404       13,269          10,309
  Adjusted EBITDA
    margin...........      11.3%      12.5%      11.8%      12.0%      12.2%        12.9%           10.0%
  Depreciation and
    amortization.....  $  2,273   $  5,703   $  5,302   $  6,885   $  8,213     $  1,818        $  2,174
  Capital
    expenditures.....     2,873      5,291      5,461      7,746      8,378          965             616
CREDIT DATA:
  Total interest expense less amortization of bond costs........   $ 11,893     $  2,343        $  6,844
  Ratio of Adjusted EBITDA to cash interest expense.............        3.9x         5.7x            1.5x
  Ratio of total debt less cash and cash equivalents to Adjusted
    EBITDA......................................................        4.5          3.0             5.0
  Ratio of earnings
    to fixed
    charges..........      15.0        5.6        4.5        3.7        2.6          4.7             1.3
  Pro forma ratio of earnings to fixed charges(1)...............        1.2


                                                                                       AS OF             AS OF
                                                                                  AUGUST 30, 1998    NOV. 29, 1998
                                                                                  ---------------    -------------
                                                                                                      (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents....................................................      $ 54,884          $ 48,488
  Working capital..............................................................        97,150            99,270
  Total assets.................................................................       305,922           317,779
  Total debt...................................................................       262,769           264,973
  Shareholders' deficit........................................................       (25,644)          (25,742)

---------------

(1) Fixed charges for purposes of this calculation are adjusted to give effect for the proceeds and related uses of the notes as if the notes had been issued of the beginning of the period presented.

                                  RISK FACTORS


SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF ALBECCA AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.


     We have now and, after the exchange offer, will continue to have a significant amount of indebtedness. The following chart shows certain important credit statistics and is presented assuming we had completed this offering as of the dates or at the beginning of the periods specified below and applied the proceeds as intended:

                                                         AUGUST 30, 1998   NOVEMBER 29, 1998
                                                         ---------------   -----------------
Total indebtedness.....................................     $262,769           $264,973
Shareholders' deficit..................................     $(25,644)          $(25,742)


                                                            FOR THE            FOR THE
                                                          YEAR ENDED      THREE MONTHS ENDED
                                                        AUGUST 30, 1998   NOVEMBER 29, 1998
                                                        ---------------   ------------------
Ratio of earnings to fixed charges....................        2.6x                1.3x


     Our substantial indebtedness could have important consequences to you. For example:

     - it could require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby making it more difficult for us to satisfy our obligations with respect to these notes and reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     - because a certain portion of our borrowings bear interest at variable rates, we could be exposed to higher interest expense if there is an increase in interest rates;

     - it could limit our ability to borrow additional funds and a failure to comply with the financial and restrictive covenants in our indebtedness could result in an event of default which, if not cured or waived, could have a material adverse effect on us; and

     - certain foreign revolving credit facilities and term loans generally restrict the subsidiary nonguarantors' ability to pay dividends or repay intercompany loans to Albecca or other subsidiary guarantors.

     - it could place us at a competitive disadvantage compared to our competitors that have less debt because it will limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

     See "Description of Notes."

LIQUIDITY AND NEED FOR ADDITIONAL CASH -- TO SERVICE OUR INDEBTEDNESS, WE AND OUR SUBSIDIARIES MAY NEED TO INCUR MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     Our ability to make payments on, or to refinance, our indebtedness including these notes, or to fund planned capital or other expenditures, will depend on our ability to generate cash in the future either through operations or borrowings. However, either because of economic, financial, business and other factors beyond our control, or our inability to achieve anticipated cost savings and operating improvements, we cannot assure you that our cash flow from operations, available cash and available borrowings will be adequate to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity, and for the same reasons cannot assure you that we will be able to refinance any of our indebtedness, including these notes, on commercially reasonable terms or at all.

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THESE NOTES ARE JUNIOR TO ALL OUR GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

     These notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness, and future indebtedness incurred without violating any of the indenture covenants other than trade payables and inter-company debt, except future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and the guarantors' senior debt will be entitled to be paid in full in cash before any payment may be made with respect to these notes or the subsidiary guarantees.

     Assuming we had completed this offering on November 29, 1998, these notes and the subsidiary guarantees would have been subordinated to $65.0 million of senior debt.

     In addition, under certain circumstances, no payments may be made with respect to the notes if a default exists with respect to senior debt. If we incur any equally ranked debt, the holders of such debt would be entitled to share ratably with holders of the notes in any proceeds distributed in connection with a bankruptcy, liquidation, reorganization or similar proceeding. This may have the effect of reducing the amount of proceeds paid to holders of the notes. In addition, no cash payments may be made with respect to the notes during the continuance of a payment default with respect to certain senior debt and, under certain circumstances, no payments may be made with respect to the notes for a period of up to 179 days if a nonpayment default exists with respect to certain senior debt.

     Albecca conducts most of its foreign operations through foreign subsidiaries who will not guarantee the notes. Consequently, upon a foreign subsidiary's liquidation or reorganization these notes and the subsidiary guarantees will rank behind the rights of the creditors of the foreign subsidiaries, including trade creditors. As of November 29, 1998, the foreign subsidiaries had approximately $59.7 million of indebtedness.

ABILITY TO CONTINUE AND MANAGE GROWTH -- OUR FAILURE OR INABILITY TO IMPLEMENT OUR GROWTH STRATEGY SUCCESSFULLY COULD NEGATIVELY AFFECT OUR PROFITABILITY.

     Our ability to continue to grow will depend on a number of factors, including the ability to make successful acquisitions, the demand for our existing and new custom framing products, our ability to maintain sufficient profit margins and the impact of existing and emerging competition. Concerning acquisitions, we may not be able in the future to identify acquisition candidates that meet our criteria, enter into acquisition agreements on favorable terms, or successfully integrate an acquired business. We compete for acquisitions with both strategic and financial buyers, and continued consolidation in the industry may result in fewer acquisition opportunities. In addition, in the past we have incurred restructuring charges related to some previously-acquired companies. We have continued to review operations at our subsidiaries, with recent emphasis on companies in the Pacific Rim, to determine whether additional restructuring is appropriate. To accommodate our growth we must also recruit, retain and develop qualified personnel, manage costs and, when needed, adapt our infrastructure and modify our information systems. Activities related to the implementation of our growth strategies may at times divert management's attention from our business operations, and the costs associated with such activities may adversely affect our profitability.

ACCOUNTING FOR GOODWILL -- IF WE DETERMINE THAT THE VALUE OF GOODWILL HAS BEEN IMPAIRED, WE WILL BE REQUIRED TO RECORD A CHARGE TO EARNINGS.

     Our consolidated balance sheet as of August 30, 1998 includes an amount designated as goodwill that represents 14% of total assets. Goodwill is recorded when the purchase price paid for a business is greater than the fair value of the acquired business' net assets, including both tangible assets and identified intangible assets. Goodwill and identified intangible assets are amortized over the periods estimated to be benefited, but not more than 40 years. For the acquired companies, we have determined that goodwill and other identifiable intangible assets should be amortized over 10 to 40 years.

     GAAP requires that we identify the tangible and intangible assets acquired and allocated purchase price to those assets based on their fair values. Reported earnings therefore are affected by our identification and valuation of tangible and intangible assets as well as our estimate of the useful lives of tangible assets and the periods that are expected to be benefited by the identified intangible assets and goodwill. When the fair values of longer lived assets are greater than the fair values of shorter lived assets, annual amortization and depreciation charges are less than when the fair values of shorter lived assets are greater than the fair values of longer lived assets. Further, earnings are affected when new information or changes in circumstances indicate that an asset has been impaired or that its estimated useful life is less than originally expected. For example, if we subsequently determine that the value of goodwill has been impaired, we will be required to record a charge to earnings. Based on our assessment, there is no persuasive evidence that goodwill should be amortized over a period of less than 40 years.

FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO PURCHASE YOUR NOTES UPON A CHANGE OF CONTROL AS REQUIRED BY THE INDENTURE.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes and cannot raise additional funds, or that restrictions in our credit facilities will not allow such repurchases. See "Description of the Notes -- Certain Covenants -- Change in Control."

FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a debt or guarantee could be voided, or claims in respect of a debt or guarantee could be subordinated to all other debts of that debtor guarantor if, among other things, the debtor guarantor, at the time it incurred the indebtedness evidenced by its debt or guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

     - was insolvent or rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the debtor's or guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that debtor or guarantor pursuant to its debt or guarantee could be voided and required to be returned to the debtor or guarantor, or to a fund for the benefit of the creditors of the debtor or guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor or guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

     - if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that Albecca and each guarantor, after giving effect to issuance and guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

NO PRIOR MARKET FOR NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE NOTES.

     The old notes have been designated as eligible for trading in the NASD's PORTAL market (Private Offerings, Resales and Trading through Automated Linkages). Prior to this exchange offer, there has been no public market for the new notes. If such a market were to develop, the new notes could trade at prices that may be higher or lower than their principal amount. We do not intend to apply for listing of the new notes on any securities exchange. The underwriters who initially purchased the old notes have previously made a market in the old notes, and currently intend to make a market in the new notes, as permitted by applicable laws and regulations, after consummation of the exchange offer. They are not obligated, however, to make a market in the notes and any such market-making activity may be discontinued at any time without notice at their sole discretion. In addition, the liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these notes.

EXCHANGE OFFER PROCEDURES -- LATE DELIVERIES OF NOTES AND OTHER REQUIRED DOCUMENTS COULD PREVENT A HOLDER FROM EXCHANGING ITS NOTES.

     THE METHOD OF DELIVERY OF NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS OF NOTES. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR NOTES SHOULD BE SENT TO ALBECCA.

                      WHERE YOU CAN FIND MORE INFORMATION

     Albecca has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended, covering the notes to be issued in the exchange offer. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

     Following the exchange offer, we will be required to file periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. Our obligation to file periodic reports with the SEC will be suspended if the notes issued in the exchange offer are held of record by fewer than 300 holders as of the beginning of any year. However, the indenture governing the notes requires us to file with the SEC financial and other information for public availability. In addition, the indenture governing the notes requires us to deliver to you, or to State Street Bank and Trust for forwarding to you, copies of all reports that we file with the SEC without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

     You may read and copy the registration statement, including the attached exhibits, and any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be available to the public on the SEC Internet site (http://www.sec.gov).

     You should rely only on the information provided in this prospectus. No person has been authorized to provide you with different information.

     We are not making an offer to exchange notes in any jurisdiction where the offer is not permitted.

     The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

     This prospectus includes forward looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act including, in particular, the statements about Albecca's plans, strategies, and prospects under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in "Risk Factors" above, and elsewhere in this prospectus. All forward-looking statements attributable to Albecca or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

                                USE OF PROCEEDS

     The exchange offer is being effected to satisfy Albecca's obligations under the notes, the indenture and the registration rights agreement. There will be no cash proceeds payable to Albecca from the issuance of the notes in the exchange offer. In consideration of issuing the notes in the exchange offer, Albecca will receive an equal principal amount of notes. Notes that are properly tendered in the exchange offer and not validly withdrawn will be accepted, cancelled and retired and cannot be reissued.

     The proceeds from the sale of the notes were used to:

     (1) repay and retire Albecca's principal credit facility, which had an outstanding balance of $82.3 million at the closing of the sale of the notes; and

     (2) fund the distribution of previously undistributed S corporation earnings to Albecca's shareholders, in an aggregate amount of $60.0 million.

     The remainder of the net proceeds of approximately $50.9 million is being used for general corporate purposes, which may include future acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Certain Relationships and Related Transactions."

                                 CAPITALIZATION

     The following table sets forth the capitalization of Albecca at November 29, 1998. This table should be read in conjunction with Albecca's consolidated financial statements and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information appearing elsewhere in this prospectus.

                                                                  AS OF
                                                               NOVEMBER 29,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
Cash and cash equivalents...................................     $ 48,488
                                                                 ========
Debt (including current maturities):
  Notes.....................................................      200,000
  Other existing indebtedness...............................       64,973
                                                                 --------
          Total debt........................................      264,973
Shareholders' deficit.......................................      (25,742)
                                                                 --------
          Total capitalization..............................     $239,231
                                                                 ========

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data is qualified by reference to, and should be read in conjunction with, the consolidated financial statements and the related notes thereto and other financial information included elsewhere in this prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations." Albecca ends its fiscal year on the last Sunday in August. The information as of and for the fiscal years ended August 28, 1994, August 27, 1995, August 25, 1996, August 31, 1997 and August 30, 1998 is derived from our audited consolidated financial statements. Fiscal year 1997 was a 53-week year. The summary consolidated financial data for the three months ended November 30, 1997 and November 29, 1998 has been derived from Albecca's unaudited consolidated financial statements which in the opinion of management, contain all adjustments, consisting of only normal and recurring adjustments, necessary to present fairly Albecca's financial position and results of operations at such dates and for such periods. Historical results are not necessarily indicative of the results to be expected in the future and results for interim periods are not necessarily indicative of results for the entire year. Albecca is an S corporation and is not required to pay United States federal and certain state income taxes.


     Adjusted EBITDA, as used in this prospectus, is defined on page 6. For purposes of the table on the next page, Adjusted EBITDA presented for the year ended August 30, 1998 excludes restructuring charges of $2,262,000 and infrequent costs of $5,241,000. Of these charges, $1,108,000 are non-cash items. Infrequent costs of $5,241,000 include approximately $1,360,000 of incremental costs associated with the integration of existing and acquired international entities, approximately $508,000 related to additional reserves for uncollectible accounts receivable as a result of the closure of Albecca's United Kingdom plastic moulding manufacturing operations and Greece operations, approximately $1,273,000 related to costs associated with Albecca's cancelled initial public equity offering and approximately $2,100,000 associated with the integration of four acquired distributors of custom framing products in the U.S. as well as costs associated with the upgrading of Albecca's information systems, including Year 2000 compliance. Adjusted EBITDA for the three months ended November 29, 1998 excludes charges of $117,000 associated with costs related to the integration of Albecca's U.S. duplicate facilities. There were no restructuring charges or infrequent costs excluded in the computation of Adjusted EBITDA in any other period presented. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

                                           FISCAL YEAR                            THREE MONTHS ENDED
                       ----------------------------------------------------   --------------------------
                                                                               NOV. 30,       NOV. 29,
                         1994       1995       1996       1997       1998        1997           1998
                       --------   --------   --------   --------   --------   -----------    -----------
                                                                              (UNAUDITED)    (UNAUDITED)
                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF
  OPERATIONS DATA:
Net sales............  $157,346   $225,359   $300,788   $354,058   $381,137    $102,985       $103,575
Cost of sales........    90,804    128,341    173,964    200,750    216,081      58,866         58,935
                       --------   --------   --------   --------   --------    --------       --------
  Gross profit.......    66,542     97,018    126,824    153,308    165,056      44,119         44,640
Operating expenses...    51,008     74,547     96,595    117,707    130,833      33,346         36,224
Restructuring
  charges............        --         --         --         --      2,262          --            117
                       --------   --------   --------   --------   --------    --------       --------
  Operating income...    15,534     22,471     30,229     35,601     31,961      10,773          8,299
Costs of cancelled
  initial public
  equity offering....        --         --         --         --      1,273          --             --
Interest income......        --         --         --         --       (116)                      (555)
Interest expense.....     1,034      4,008      6,846      9,722     11,949       2,343          7,125
Provision for income
  taxes..............     1,165      2,322      3,679      3,243      4,021         896          1,059
Minority interest....        --         97        300        146        471         166            197
                       --------   --------   --------   --------   --------    --------       --------
Net income...........  $ 13,335   $ 16,044   $ 19,404   $ 22,490   $ 14,363    $  7,368       $    473
                       ========   ========   ========   ========   ========    ========       ========
OTHER DATA:
Net cash provided by
  operating
  activities.........  $ 12,732   $ 19,043   $ 30,640   $ 22,150   $ 15,834    $  4,836       $  1,945
Net cash used in
  investing
  activities.........    (8,826)   (31,084)   (38,099)   (22,514)   (34,015)    (19,169)        (4,529)
Net cash (used in)
  provided by
  financing
  activities.........    (3,530)    14,068      8,282      1,504     67,658      18,564         (2,793)
Adjusted EBITDA......    17,807     28,174     35,531     42,486     46,404      13,269         10,309
Adjusted EBITDA
  margin.............      11.3%      12.5%      11.8%      12.0%      12.2%       12.9%          10.0%
Depreciation and
  amortization.......  $  2,273   $  5,703   $  5,302   $  6,885   $  8,213    $  1,818       $  2,174
Capital
  expenditures.......     2,873      5,291      5,461      7,746      8,378         965            616
CREDIT DATA:
Total interest expense less amortization of bond costs..........   $ 11,893    $  2,343       $  6,844
Ratio of Adjusted EBITDA to cash interest expense...............        3.9x        5.7x           1.5x
Ratio of total debt less cash and cash equivalents to Adjusted
  EBITDA........................................................        4.5         3.0            5.0
Ratio of earnings to
  fixed charges......      15.0        5.6        4.5        3.7        2.6         4.7            1.3
Pro forma ratio of earnings to fixed charges(1).................        1.2
BALANCE SHEET DATA:
Cash and cash
  equivalents........  $  1,362   $  3,376   $  4,363   $  5,301   $ 54,884    $  8,334       $ 48,488
Working capital......    24,615     32,936     39,456     43,302     97,150      56,992         99,270
Total assets.........    58,458    122,781    190,168    208,689    305,922     253,405        317,779
Total debt...........    14,067     53,969     93,062    108,726    262,769     137,209        264,973
Shareholders' equity
  (deficit)..........    26,583     29,106     35,343     37,313    (25,644)     39,858        (25,742)


---------------

(1) Fixed charges for purposes of this calculation are adjusted to give effect to the proceeds and related uses of the notes as if the notes had been issued at the beginning of the period presented.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with the "Selected Consolidated Financial Data" and Albecca's consolidated financial statements and the related notes thereto which are included elsewhere in this prospectus. In this Management's Discussion and Analysis of Financial Condition and Results of Operations, all references to Albecca's international operations include all of Albecca's operations outside of the U.S. Albecca uses a 52-53 week fiscal year ending on the last Sunday in August. Accordingly, fiscal years 1996, 1997 and 1998 ended on August 25, 1996, August 31, 1997, and August 30,
1998, respectively. Moreover, fiscal 1997 was a 53-week year.


OVERVIEW

     Albecca's net sales consist primarily of sales of branded custom framing products to independent retail custom framers and franchise operations. With operations in 20 countries, Albecca's net sales are geographically diversified. U.S. customers accounted for 54.0%, 46.7% and 48.7% of net sales in 1996, 1997 and 1998, respectively, with International customers accounting for the balance. Albecca has grown internally as well as through the acquisition of 38 other manufacturers and distributors of custom framing products since 1988. Of these acquisitions, Albecca completed ten in 1996, six in 1997, six in 1998 and one in the first three months of 1999.

     Albecca's cost of sales for manufactured goods consists primarily of the cost of raw materials, which is primarily lumber, direct labor and the overhead associated with the manufacturing processes. Albecca's cost of sales for products purchased for resale primarily consists of the cost of the product and the related freight costs. The cost of Albecca's sampling program, through which it provides moulding samples to retail custom framers, is also included in cost of sales. Costs associated with its sampling program are comprised of the direct materials, labor, overhead and freight associated with the production of samples or the actual cost for the purchase of these samples. The costs of these samples are expensed upon shipment of the samples to the customer. Albecca's operating expenses include the expenses associated with Albecca's customer service, marketing, selling, distribution processes and general and administrative support.

     Albecca Inc. has been an S corporation under the Code since 1987 and Larson-Juhl International LLC has been a limited liability company since inception. Therefore, neither has been subject to federal and certain state income taxes. The provision for income taxes that Albecca historically has recorded has been primarily for certain state and foreign income taxes. In connection with the offering of the notes, Albecca distributed $60.0 million of previously undistributed S corporation earnings to its shareholders. See "Use of Proceeds" and "Certain Relationships and Related Transactions." Albecca intends to continue to make distributions to its shareholders to pay their income tax obligations as a result of Albecca's status as an S corporation.

     Through June 25, 1998, Albecca Inc. and Larson-Juhl International LLC were owned and controlled by the same shareholders. Effective June 26, 1998, the members of Larson-Juhl International LLC contributed their respective equity interests to Albecca Inc. whereby Larson-Juhl International LLC became a wholly owned subsidiary of Albecca. The merger of these entities that are under common control has been treated in a manner similar to a pooling-of-interests, and as such, the financial statements have been restated to include the financial statements of Larson-Juhl International LLC for all periods presented.

     During April 1998, Albecca acquired all of the outstanding stock of a U.S. distributor of custom framing products for approximately $9.9 million in cash. Goodwill and other intangible assets of approximately $8.4 million were recorded in connection with the acquisition.

     Additionally, during October 1997, Albecca acquired all of the outstanding stock of a distributor of custom framing products for approximately $8.0 million in cash. Goodwill and other intangible assets of approximately $5.5 million were recorded in connection with the acquisition. Albecca also acquired, during

October 1997, the outstanding stock of four U.S. and international manufacturers and distributors of custom framing products for aggregate consideration of approximately $11.1 million in cash, resulting in goodwill and other intangible assets of approximately $7.4 million.

     During November 1996, Albecca acquired all of the outstanding stock of an international distributor of custom framing products for approximately $9.6 million in cash. Goodwill and intangible assets of approximately $5.2 million were recorded in connection with this acquisition. Albecca also acquired, during fiscal year 1997, the outstanding stock of five international manufacturers and distributors of custom framing products for aggregate consideration of approximately $8.8 million in cash, resulting in goodwill and other intangible assets of approximately $4.6 million.

     During September 1995, Albecca acquired all of the outstanding stock of a French manufacturer and distributor of custom framing products for approximately $6.6 million in cash. No goodwill resulted from this acquisition. During May 1996, Albecca acquired all of the outstanding stock of a United Kingdom manufacturer and distributor of custom framing products for approximately $13.3 million in cash. Goodwill and other intangible assets of approximately $4.7 million were recorded in connection with this acquisition. Albecca also acquired, during fiscal year 1996, the outstanding stock or substantially all of the operating assets and liabilities of eight international manufacturers and distributors of custom framing products for aggregate consideration of approximately $17.7 million in cash, resulting in goodwill and other intangible assets of approximately $7.4 million.

RESULTS OF OPERATIONS

     The following table sets forth certain consolidated statements of operations data as a percentage of net sales for the periods indicated:

                                                                   THREE MONTHS   THREE MONTHS
                                                                      ENDED          ENDED
                                                                   NOVEMBER 30,   NOVEMBER 29,
                                           1996    1997    1998        1997           1998
                                           -----   -----   -----   ------------   ------------
                                                                   (UNAUDITED)    (UNAUDITED)
Net sales................................  100.0%  100.0%  100.0%     100.0%         100.0%
Cost of sales............................   57.8    56.7    56.7       57.2           56.9
                                           -----   -----   -----      -----          -----
  Gross profit...........................   42.2    43.3    43.3       42.8           43.1
Operating expenses.......................   32.1    33.2    34.3       32.4           35.0
Restructuring charges....................     --      --     0.6         --            0.1
                                           -----   -----   -----      -----          -----
  Operating income.......................   10.1    10.1     8.4       10.4            8.0
Cost of cancelled initial public
  offering...............................     --      --     0.3         --             --
Interest income..........................     --      --      --         --           (0.5)
Interest expense.........................    2.2     2.8     3.1        2.2            6.8
                                           -----   -----   -----      -----          -----
  Income before provision for income
     taxes and minority interest.........    7.9     7.3     5.0        8.2            1.7
Provision for income taxes...............    1.2     0.9     1.1        0.9            1.0
Minority interest........................    0.1      --     0.1        0.1            0.2
                                           -----   -----   -----      -----          -----
          Net income.....................    6.6%    6.4%    3.8%       7.2%           0.5%
                                           =====   =====   =====      =====          =====
          Adjusted EBITDA................   11.8%   12.0%   12.2%      12.9%          10.2%
                                           =====   =====   =====      =====          =====

     The preparation of unaudited interim financial results requires Albecca's management to make estimates and assumptions that affect the amounts reported in the interim financial results. Historical results are not necessarily indicative of the results to be expected in the future and results for the interim periods are not necessarily indicative of results for the entire year.

  First Three Months of 1999 Compared to First Three Months of 1998

     Net Sales. Net sales were $103.6 million in the first three months of 1999 compared to $103.0 million in the comparable period in 1998. U.S. net sales increased 5.7% in the first three months of 1999 from the comparable period in 1998 and International net sales decreased 3.8% in the same period. The increase in U.S. net sales primarily resulted from the impact of the four acquisitions completed in 1998 and an estimated $4.5 million increase in sales to independent custom framing retailers, offset by an estimated $1.6 million decrease in sales to framing departments of craft chains. The decrease in International net sales resulted primarily from the closure of the United Kingdom plastic moulding manufacturing operations.

     Cost of Sales. Cost of sales was $58.9 million in both the first three months of 1999 and in the comparable period in 1998. In the U.S., gross profit margin increased to 45.4% in the first three months of 1999 from 45.2% in the comparable period in 1998. This increase was primarily the result of an improvement in the product mix sold. International gross profit margin increased to 40.9% in the first three months of 1999 from 40.8% in the comparable period in 1998.

     Operating Expenses. Operating expenses were $36.2 million in the first three months of 1999 compared to $33.3 million in the comparable period in 1998. In the U.S., operating expenses as a percentage of net sales increased to 35.0% in the first three months of 1999 from 32.1% in the comparable period in 1998. This increase is primarily attributable to the delay in fully integrating the four U.S. acquisitions completed during 1998. International operating expenses as a percentage of net sales increased to 34.9% in the first three months of 1999 from 32.7% in the comparable period in 1998, mainly due to the decrease in net sales associated with the closure of the United Kingdom manufacturing facility, the integration of an acquisition and increased operating costs primarily in two international locations.


     Restructuring Charges. During the quarter ended November 29, 1998, Albecca recorded additional restructuring charges of $0.1 million related to its fiscal 1998 restructuring plan associated with travel costs of approximately $70,000 directly related to the integration of the closed U.S. duplicate facilities into other existing facilities as well as labor and other related costs of approximately $47,000 incurred during the process of relocating property and equipment to other existing facilities. During this quarter, Albecca paid amounts aggregating approximately $242,000 related to the restructurings, including approximately $108,000 related to travel costs and labor costs incurred in association with the integration of the duplicate facilities, approximately $100,000 associated with severance and other termination benefits paid to team members and approximately $34,000 associated with lease termination fees. No restructuring charges were recorded during the first quarter of fiscal 1998. Albecca expects to incur an additional $0.2 million in restructuring costs related to these closures during the second quarter of 1999. The additional costs of $200,000 relate to incremental costs directly related to the integration of the closed duplicate facilities into other existing facilities.


     With respect to the closure of Albecca's plastic moulding manufacturing operations in the United Kingdom, as of November 29, 1998, all 59 team members had been terminated. The owned facility had not yet been sold and was still being actively marketed. The leased facility had not yet been subleased.

     With respect to the closure of Albecca's sole distribution operations in Greece, as of November 29, 1998, 13 of the 14 team members remained at the facility to complete the Greece-related components of Albecca's fiscal 1998 restructuring plan. In December 1998, 8 team members were terminated.

     With respect to Albecca's closure of its duplicate facilities in the U.S., as of November 29, 1998, the remaining duplicate facility had been closed and 2 out of 17 original team members remained employed to complete integration functions which will be completed during the second quarter of fiscal year 1999.

     Interest Expense. Interest expense was $7.1 million in the first three months of 1999 compared to $2.3 million in the comparable period in 1998. The increase in interest expense is primarily due to an increase in debt and the amortization of deferred financing costs associated with the August 1998 senior subordinated debt placement.

     Interest Income. Interest income was $0.6 million in the first three months of 1999. This interest income resulted from the investment of cash remaining from the August 1998 senior subordinated debt placement.

     Adjusted EBITDA. Adjusted EBITDA is defined as operating income plus depreciation, amortization excluding amortization of bond issue costs, restructuring charges and certain infrequent costs. For the reasons set forth above, Adjusted EBITDA was $10.3 million, in the first three months of 1999 compared to $13.3 million in the comparable period in 1998. Adjusted EBITDA for the first three months of 1999 excludes restructuring charges of $0.1 million.

  1998 Compared to 1997

     Net Sales. Net sales were $381.1 million in 1998 compared to $354.1 million in 1997. This increase is primarily a result of internal growth, the acquisition of six manufacturers and distributors of custom framing products in 1998, the impact of the six acquisitions completed during 1997 and the expansion of Albecca's lines of premium branded products, partially offset by changes in currency. Currency fluctuations in 1998 reduced net sales by $8.7 million, primarily due to a strengthening of the U.S. dollar against the German Mark, Dutch Guilder, Australian dollar and Canadian dollar. U.S. net sales increased 12.2% in 1998 from 1997 and, on a constant currency basis, International net sales increased 8.7% in the same period. The increase in U.S. net sales primarily resulted from the acquisition of four distributors of custom framing products and an estimated $10.0 million increase in sales to independent custom framing retailers, offset by an estimated $8.5 million decrease in sales to framing departments of craft chains. The increase in International net sales resulted primarily from the acquisition of two manufacturers and distributors of custom framing products in 1998 and the impact of the six International acquisitions completed during 1997.

     Cost of Sales. Cost of sales was $216.1 million in 1998 compared to $200.8 million in 1997, primarily as a result of increased net sales. In the U.S., gross profit margin decreased to 46.0% in 1998 from 46.7% in 1997. This decrease was primarily the result of lower gross profit margins on products sold by acquired businesses. This decrease was partially offset by an improvement in the product mix sold and a 7.5% increase in the cost the U.S. sampling program resulting from an increased pace of premium moulding line introductions and the expansion of the independent retailer customer base. International gross profit margin increased to 40.8% in 1998 from 40.3% in 1997, primarily due to Albecca's success in leveraging its buying power with existing suppliers, sourcing of products from additional vendors and the consolidation of certain international activities, including distribution centers and manufacturing facilities.

     Operating Expenses. Operating expenses were $130.8 million in 1998 compared to $117.7 million in 1997. The increase in operating expenses is primarily attributable to the acquisition of six manufacturers and distributors of custom framing products during 1998, representing an estimated $12.0 million, and operating expenses for the six acquisitions completed during 1997. In the U.S., operating expenses as a percentage of net sales increased to 32.1% in 1998 from 31.9% in 1997. This increase was primarily due to an estimated $1.0 million increase in spending for marketing programs, including the consumer advertising program, as well as $2.1 million of infrequent costs associated with the integration of four acquired distributors of custom framing products and with upgrading Albecca's information systems, including Year 2000 compliance, offset by improved efficiencies throughout Albecca's U.S. distribution network. International operating expenses as a percentage of net sales increased to 36.4% in 1998 from 34.4% in 1997, primarily due to the acquisition of two manufacturers and distributors of custom framing products which had higher operating expenses as a percentage of net sales, as well as $1.4 million in infrequent costs primarily related to the integration of existing and acquired facilities.

     Restructuring Charges. In June 1998, Albecca initiated a plan to close its plastic moulding manufacturing operations located in the United Kingdom and recorded a charge to operations of approximately $1.8 million. The plan to close the operations was adopted as it was not able to achieve acceptable operating results; therefore, Albecca made a decision to focus its energies and resources, both financial and managerial, on the more profitable custom picture framing market. This charge included $45,000 for the write-down of one of its facilities, which is owned, to estimated realizable value from the future sale of the building, $230,000 related to severance and other termination benefits for 59 team members terminated in connection with this plan, $465,000 of lease termination and exit costs, and $730,000 for the write-off of non-current assets. The $465,000 of lease termination and exit costs represents Albecca's estimated future obligations under the existing lease commitments of its closed leased facility net of estimated recoverable costs through subleasing. The write-off of non-current assets is related primarily to machinery and equipment used in the manufacturing of plastic moulding which was dismantled and will not be sold nor used by Albecca due to direct competitive pressures of plastic moulding on traditional moulding lines in the United Kingdom. This charge also included additional reserves for uncollectable accounts receivable of $330,000 which have been included in operating expenses in the accompanying consolidated statement of operations for the year ended August 30, 1998. In the opinion of management, these additional reserves for uncollectible accounts receivable are a direct result of its decision to close down these operations and its communication of the closure, since, with the closure, Albecca forfeited the collection leverage inherent in the customers need for future products from Albecca. The determination of the uncollectible accounts receivable was based on a customer by customer review by management after communicating its closure decision to each of these customers. As of August 30, 1998, 2 of the original 59 team members remained to finalize shut-down issues, which included the sale of its owned facility, the subletting of its leased facility, the collection of receivables and the maintenance of both its leased and owned facilities.



     During the fourth quarter of 1998, Albecca initiated a plan to close its sole distribution facility in Greece and recorded a charge to operations of approximately $694,000. Management elected to close the operations in Greece following a series of underperforming quarters versus the other European operations at which time management determined that Albecca's resources, both financial and managerial, would be more effectively invested in operations with a greater potential return. This charge included severance costs for 14 team members aggregating $79,000, write-off of goodwill of $333,000, additional reserves for uncollectable accounts receivable of $178,000 and other exit costs of approximately $104,000, including post-closing maintenance costs, lease disposal costs, and legal fees directly related to the closure of the Greek operations. The charge related to the additional reserves for uncollectable accounts receivable has been included in operating expenses in the accompanying consolidated statement of operations for the year ended August 30, 1998. In the opinion of management, these additional reserves for uncollectible accounts receivable are a direct result of its decision to close down these operations (and its communication of the closure) since, with the closure, Albecca forfeited the collection leverage inherent in the customers need for future products from Albecca. In consultation with its attorneys, Albecca determined in many cases that the cost of collection would significantly exceed any expected return. This situation was one of the material factors in Albecca's determination to close the business and was supported by a specific analysis of each customer prior to and following the disclosure of the closing. As of August 30, 1998, the 14 team members remained at the facility to sell remaining assets, collect existing receivables and clean up the facility in preparation of its closure. Management anticipates that the plan of closure will be completed prior to June 1999.


     Additionally, during the fourth quarter of 1998, Albecca initiated a plan to close two duplicate facilities in the U.S., and recorded a charge to operations of approximately $276,000 related to these closures, primarily consisting of $234,000 for severance and other termination benefits of 17 team members. These were existing facilities operated by Albecca, but as a result of recent acquisitions in their geographic areas were deemed to be duplicative and thus the decision for closure was made by management. As of August 30, 1998, 15 of the 17 original team members had not yet been terminated; although management anticipates that the remaining team members will be terminated prior to the end of fiscal year 1999. In addition as of August 30, 1998, one of the two duplicate facilities had been integrated with an existing facility.

     Excluding non-cash charges consisting of a $333,000 write-down of goodwill and a $775,000 write-down of the owned building and fixed assets, which were recorded directly against the related assets, $258,000 was paid during the fourth quarter of 1998, composed of $216,000 in severance and other termination benefits and $42,000 in travel, post-closing maintenance, and relocation costs of property and equipment directly associated with the restructuring plan.

     Albecca expects all components of its fiscal 1998 restructuring plan to be completed by the end of fiscal year 1999.


     Albecca believes that the fiscal 1998 restructuring plan will not have a material impact on the future operations, financial condition or liquidity of Albecca.

     Costs of Cancelled Initial Public Equity Offering. In July 1998, Albecca cancelled a planned initial public equity offering of its common stock. As a result of the decision not to complete the offering, Albecca wrote off the associated expenses incurred of approximately $1.3 million which included costs related to SEC filing fees, accounting and legal fees, and printing costs directly attributable to the cancelled initial public equity offering.

     Interest Expense. Interest expense was $11.9 million in 1998 compared to $9.7 million in 1997. The increase in interest expense is primarily due to $28.1 million of additional indebtedness incurred in connection with the acquisition of six manufacturers and distributors of custom framing products during 1998.

     Adjusted EBITDA. For the reasons set forth above, Adjusted EBITDA was $46.4 million in 1998 compared to $42.5 million in 1997. Adjusted EBITDA for the year ended August 30, 1998 excludes restructuring charges of $2.3 million and infrequent costs of $5.2 million.

  1997 Compared to 1996


     Net Sales. Net sales were $354.1 million in 1997 compared to $300.8 million in 1996. This increase is primarily a result of internal growth, the acquisition of six manufacturers and distributors of custom framing products in 1997, the impact of the ten acquisitions completed during 1996 and the expansion of Albecca's lines of premium branded products, partially offset by changes in currency. Currency fluctuations in 1997 reduced net sales by $9.3 million, primarily due to a strengthening of the U.S. dollar against the French Franc and Dutch Guilder. U.S. net sales increased 1.9% in 1997 from 1996 and, on a constant currency basis, International net sales increased 46.1% in the same period. The increase in U.S. net sales is primarily due to an estimated $6.3 million increase in sales to independent custom framing retailers, partially offset by an estimated $5.7 million decrease in sales to framing departments of craft chains. The increase in international net sales resulted primarily from the acquisition of six manufacturers and distributors of custom framing products in 1997 and the impact of the ten international acquisitions completed during 1996.



     Cost of Sales. Cost of sales was $200.8 million in 1997 compared to $174.0 million in 1996, primarily as a result of increased net sales. In the U.S., gross profit margin increased to 46.7% in 1997 from 44.0% in 1996. This increase was primarily the result of an improvement in the product mix, partially offset by a 16.0% increase in the cost of the U.S. sampling program resulting from an increased pace of premium moulding line introductions and the expansion of the independent retailer customer base. International gross profit margin increased to 40.3% in 1997 from 40.0% in 1996. The six acquisitions completed in 1997 did not have a significant impact on gross margin.


     Operating Expenses. Operating expenses were $117.7 million in 1997 compared to $96.6 million in 1996. The increase in operating expenses is primarily attributable to the acquisition of six manufacturers and distributors of custom framing products during 1997, representing an estimated $11.1 million, the impact of operating expenses from the ten acquisitions completed during 1996 and a $1.5 million investment in the U.S. consumer advertising program which commenced in September 1996. In the U.S., operating expenses as a percentage of net sales increased to 31.9% in 1997 compared to 31.0% in 1996. This increase was primarily due to the $1.5 million investment in the U.S. consumer advertising program, partially offset by improved efficiencies throughout Albecca's U.S. distribution network. International operating expenses as a percentage of net sales increased to 34.4% in 1997 from 33.4% in 1996, primarily due to acquisition of six manufacturers and distributors of custom framing products which had higher operating expenses as a percentage of net sales.

     Interest Expense. Interest expense was $9.7 million in 1997 compared to $6.8 million in 1996. The increase in interest expense is primarily due to $18.4 million of additional indebtedness incurred in connection with the acquisition of six manufacturers and distributors of custom framing products during 1997.

     Adjusted EBITDA. For the reasons set forth above, Adjusted EBITDA was $42.5 million in 1997 compared to $35.5 million in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was $30.6 million, $22.2 million, $15.8 million and $1.9 million in 1996, 1997, 1998 and for the first three months of 1999, respectively. Albecca's primary cash requirements have been to fund working capital, capital expenditures and acquisitions. Albecca has generally used internally generated funds and amounts available under its bank credit facilities as its primary sources of liquidity. Net cash used in investing activities is primarily used for the acquisition of manufacturers and distributors of custom framing products. Albecca invested $34.1 million for acquisitions in 1996, $18.4 million for acquisitions in 1997, $28.1 million for acquisitions in 1998 and $3.6 million for acquisitions in 1999.

     Capital expenditures, excluding acquisition costs, were $5.5 million, $7.7 million, $8.4 million and $0.6 million in 1996, 1997, 1998 and for the first three months of 1999, respectively. Albecca's historical capital expenditures have been primarily used to expand its distribution network, enhance management information systems and improve manufacturing efficiencies.


     At November 29, 1998, Albecca had outstanding indebtedness of approximately $265.0 million, consisting of $200.0 million in principal amount of the notes and $65.0 million of other indebtedness. See "Risk Factors -- Substantial Leverage and Shareholders' Deficit." Albecca's primary sources of liquidity will be cash flow from operations and its available cash and cash equivalents of $48.5 million. Albecca's liquidity needs following the exchange offer will relate primarily to payment of principal and interest on outstanding indebtedness, primarily constituting principal and interest on the notes, the funding of capital expenditures, working capital, acquisitions and the funding of distributions to Albecca's shareholders to pay income taxes as a result of its status as an S corporation.



     Albecca's ability to make scheduled payments of the principal of, or to pay the interest or liquidated damages, if any, on, or to refinance, its indebtedness, including the notes, or to fund planned capital or other expenditures will depend on its future financial or operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash and cash equivalents will be adequate to meet Albecca's anticipated future requirements for working capital, capital expenditures, scheduled payments of principal and interest on its indebtedness, including the notes, and acquisitions at least until the end of fiscal 1999. There can be no assurance that Albecca's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable Albecca to service its indebtedness, including the notes, or to make anticipated capital and other expenditures.



     In connection with Albecca's issuance of $200 million of 10.75% senior subordinated notes, a distribution of $80.8 million was made to Albecca's shareholders representing previously undistributed, estimated S corporation earnings accumulated through July 31, 1998. The proceeds from these notes were used, among other things, to fund a portion of this distribution. The notes contain certain covenants that limit, among other things, the ability of Albecca and its subsidiaries to pay dividends and/or distributions to its shareholders.



     Albecca's foreign subsidiaries have outstanding indebtedness under various foreign credit facilities, term notes and purchase money financing obligations, which had an aggregate outstanding balance of $59.7 million as of November 29, 1998. Indebtedness of the foreign subsidiaries is effectively senior to the notes and the subsidiary guarantees.



     The largest of Albecca's foreign credit facilities is the $7.5 million credit facility entered into by Larson-Juhl Canada Ltd. to fund its Canadian operations. Borrowings under the Canadian Facility bear interest at rates ranging from LIBOR plus 0.75% to the Canadian prime rate and become due in August

2000. The Canadian Facility is secured by all of the assets of L-J Canada. The Canadian Facility is subject to certain customary financial and other covenants, including without limitation:

          (1) financial reporting;

          (2) funded indebtedness to total capitalization ratios;

          (3) leverage ratio;

          (4) tangible net worth; and

          (5) limitations on indebtedness, contingent obligations, liens, loans, repayments of intercompany indebtedness, dividends, advances, investments, acquisitions, mergers and sale of assets.

As of August 30, 1998 and November 29, 1998, approximately $0.3 million and $2.3 million was outstanding under the Canadian Facility, respectively.


     Albecca's other foreign revolving credit facilities and term notes include a series of credit facilities used to finance working capital needs and acquisitions in the respective countries in which Albecca operates. These facilities range in size from less than $100,000 to $3.6 million. The indebtedness under these facilities generally bears interest at rates ranging from 2.0% to 19.0% per annum, as of August 30, 1998, and matures on various dates ranging through September 2017. Certain of these facilities are secured by assets of the respective borrowers, including accounts receivable, inventory, property or capital stock, and are generally subject to certain customary financial and other covenants, including limitations on repayment of intercompany indebtedness and payment of dividends.


     Total foreign revolving facilities provide Albecca with additional borrowings of up to $17.4 million as of August 30, 1998.


     As of the date of this prospectus, Albecca does not have a bank credit facility in place to fund its U.S. operations, although Albecca plans to enter into a senior bank credit facility to finance future working capital needs, capital expenditures and complementary acquisitions. At present, Albecca has not entered into any agreements, commitments or understandings with respect to such a credit facility. The Indenture will permit Albecca and the subsidiary guarantors to incur additional indebtedness, including Senior Debt, subject to certain limitations.


     Albecca from time to time reviews and will continue to review acquisition opportunities as well as changes in the capital markets. If Albecca were to consummate a significant acquisition or elect to take advantage of favorable opportunities in the capital markets, Albecca may supplement availability or revise the terms under its credit facilities or undertake public or private offerings of equity or debt securities. At present, Albecca has not entered into any agreements, commitments or understandings with respect to such a credit facility. Moreover, there can be no assurances that Albecca will be able to obtain such financing in the amounts or at the times such financing may be required, or that, if obtained, any such financing would be on acceptable terms. See "Risk Factors -- Liquidity and Need for Additional Financing."

EXCHANGE RATES

     Albecca is affected by the movement of currencies in the 19 foreign countries in which it operates. Albecca's results of operations and financial condition may be adversely affected by fluctuations in foreign currencies and by translations of the financial statements of Albecca's International operations from local currencies into U.S. dollars. Albecca addresses this exposure by financing most funding needs in the applicable foreign currencies. In addition, the exposure is further mitigated by each of the International operations transacting business primarily in its local currency.

YEAR 2000 COMPLIANCE

     Albecca has initiated a program to assess the impact of Year 2000 compliance on its information technology systems and its non-information technology systems and has formulated a plan to address business disruption associated with potential date processing problems.

     Through its assessments, Albecca has identified potential Year 2000 issues in its IT systems, both hardware and software and in its non-IT systems. Albecca is in the process of addressing these deficiencies through upgrades, replacements, specific enhancements and other corrective measures. Albecca expects to complete remediation of its material IT systems no later than August 1999. In connection with its non-IT systems, which are building security, heating, ventilation and air conditioning, and other equipment with date sensitive operating controls, Albecca is in the process of identifying those items which may require replacement or upgrading. Albecca expects to complete testing and correcting the date sensitive non-IT systems by September 1999.

     Albecca has initiated inquires of third parties, such as customers, vendors and lessors with whom Albecca has significant business relationships, to assess their state of addressing Year 2000 issues that will materially and adversely impact Albecca. Albecca has just begun requesting that significant business relationships respond in writing to Albecca's Year 2000 compliance inquiries that they will be Year 2000 compliant by the end of 1999. Albecca plans to continue to assess its significant third party business relationships' efforts in addressing Year 2000 issues through other techniques as it deems appropriate. Despite Albecca's efforts, there can be no guarantee that the systems of other companies which Albecca relies upon to conduct its business will be Year 2000 compliant. Currently Albecca is not using any independent verification or valuation processes, and Albecca currently believes that will not become necessary.

     Albecca estimates that it will incur expenses of $800,000 to $1.1 million in conjunction with the Year 2000 compliance project. As of November 29, 1998, Albecca has spent approximately $700,000 in connection with this project. The majority of these expenditures have been and will be expensed as incurred.

     The estimated dates of completion and costs of the Year 2000 initiatives are based on management's best estimate. However, there can be no guarantees that these estimates will be achieved, and actual results could differ materially from those plans.

     Albecca believes that its most reasonably likely worst case Year 2000 scenario would be a failure by a significant third party in supplying Albecca products and services it needs to conduct its day-to-day operations. This risk is not limited to its vendors but also includes, without limitation, utilities or other general service providers or government entities. Albecca is focusing its remedial efforts on those factors which it can reasonably be expected to have influence upon. The extent of lost revenue as a result of such scenarios cannot be estimated at this time.

     Albecca has not yet completed its planning and preparation to handle the most likely worst case scenarios described above. Albecca intends to develop contingency plans for these scenarios by May 31, 1999.

RECENT ACCOUNTING PRONOUNCEMENTS

     For a discussion of the impact of recent accounting pronouncements, see Albecca's consolidated financial statements and the related notes thereto which are included elsewhere in this prospectus.

                                    BUSINESS

OVERVIEW OF ALBECCA'S BUSINESS

     Albecca, which primarily does business under the Larson-Juhl name, is a worldwide leader in the custom framing industry. Albecca designs, manufactures and distributes a complete line of high quality, branded custom framing products, including wood and metal moulding, matboard, foam board, glass, equipment and other framing supplies. Albecca's principal brands include the "Larson-Juhl Classic Collection" and the "Craig Ponzio Signature Collection." For over 100 years, Albecca has been designing, manufacturing and distributing custom framing products that enhance the aesthetic qualities of prints, paintings, drawings and other art and memorabilia. By combining traditional craftsmanship with modern manufacturing technology, Albecca creates frames characterized by distinctive design and superior quality. Albecca has attained its worldwide leadership position by offering a complete selection of quality branded products and outstanding service to its retail custom framing customers and, more recently, by increasing awareness of its products through consumer advertising.

     Albecca believes it is a market leader in the United States and Canada and estimates that it holds a leading market position in the other countries in which it operates. Albecca believes it has achieved its leading market position by combining innovative design of premium, branded products, a complete line of quality products, global leadership in sales and customer service and cost-efficient manufacturing and distribution. These competitive strengths have made the Larson-Juhl brand one of the most globally recognized names in the custom framing industry. Albecca believes that consumers are placing an increased emphasis on the home, its decor and the expression of individual style, which will contribute to the growth of the custom framing market. To capitalize on this trend, Albecca's business strategy is focused on continuing to introduce premium, branded product collections, increasing product and brand awareness through consumer advertising, increasing sales penetration to retail custom framers, improving profitability of operations and pursuing complementary acquisitions.

     Albecca conducts its operations through 77 locations in 20 countries. In North America, Albecca operates four moulding and frame manufacturing plants and 29 light manufacturing/distribution centers. Internationally, Albecca operates 16 moulding and frame manufacturing plants and 36 light manufacturing/distribution centers. In North America, Albecca's primary customers are retail custom framers. In Europe, Albecca primarily serves retail custom framers and home decorating centers.

     Craig Ponzio, Albecca's Chairman, President, Chief Executive Officer and principal shareholder joined Larson Picture Frame, Inc. in 1973 and purchased that company in 1981. In 1988, Larson Picture Frame, Inc. acquired Juhl-Pacific Corporation creating Larson-Juhl. Following the 1981 acquisition, the management team initiated a program to expand Albecca's product lines, develop an organizational infrastructure, and acquire and consolidate manufacturers and distributors of custom framing products.

THE CUSTOM FRAMING INDUSTRY

     While art work has been framed by hand for centuries, the custom framing industry began in the 1890s with the development of special clamps, mat cutters and other framing equipment. The real growth of the industry began in the 1970s with the advent of technological advances in equipment and distribution processes, which decreased the custom framer's barrier to entry and allowed an increasing number of entrepreneurs to start custom framing businesses. These trends paralleled the continuing growth of an economically strong middle class seeking to decorate their homes with art work, photographs and other personal items. Today the industry in North America includes approximately 20,000 retail custom frame store fronts and over 300 manufacturers and distributors of custom framing products. Independent custom framers currently account for approximately 89% of custom framing sales in North America. The remaining 11% of sales are principally generated by custom framing departments of craft chains and franchise operations. Outside North America, Albecca estimates there are over 20,000 retail custom frame store fronts and over 500 manufacturers and distributors of custom framing products. Albecca estimates that sales to retail custom framers in 1998 were approximately $1.2 billion in North America.

     Albecca believes the industry will grow as consumers place greater emphasis on the home and its decor. Albecca believes this trend is contributing to the growth of the custom framing industry and, when combined with Albecca's consumer advertising program, will allow Albecca to help generate increased consumer awareness and sales of custom framing products.

     Historically, due to inventory and cost limitations, retail custom framers were unable to offer a wide selection of products and instead marketed themselves as craftsmen. Today, with advances in technology and distribution processes, the retail custom framer is able to rely on manufacturers and distributors to provide a wide assortment of framing products and supplies on a just-in-time basis. Because custom framers are now able to offer a full line of branded products without inventory limitations, the retail custom framing industry is less dependent on technical ability than on design and marketing skills. Albecca believes this shift will continue to benefit manufacturers and distributors, such as Albecca, that are able to provide fast delivery of a complete line of custom framing products as well as assist retail custom framers with merchandising, design and selling strategies.

OUR PRODUCTS

     Albecca designs, manufactures and distributes a complete line of quality branded custom framing products, including wood and metal moulding, matboard, foam board, glass, equipment and other framing supplies. This product offering allows Albecca to be a complete source supplier to retail custom framers. Albecca offers over 8,000 branded products in North America and over 17,000 additional branded products in the rest of the world. Of Albecca's worldwide products, over 12,000 are branded custom frame wood moulding products. Albecca believes it offers the widest variety of products for the retail custom framer in the industry.

     The following illustration depicts a completed custom frame, utilizing a variety of framing products sold by Albecca:

                                   [GRAPHIC]

WOOD MOULDING

     Albecca is one of the world's largest manufacturers and suppliers of wood moulding to the custom framing industry, based upon sales. Albecca provides branded custom moulding in a variety of shapes, sizes, finishes and forms to meet each customer's specific needs. Albecca's finishes include water gilded gold leaf, naturally stained North American hardwoods, genuine European burlwood and hand applied beeswax, as well as a variety of finishes inspired by antique frames and furniture. The styles of these wood mouldings range from contemporary geometric shapes to heavily embossed Baroque patterns. With a variety of widths and styles available, multiple mouldings can be used within a single frame to create thousands of framing combinations. Custom framers purchase moulding from Albecca in a variety of formats including:

          (1) long lengths of moulding which the framers cut to size;


          (2) moulding cut to specific lengths, or chop service; and



          (3) moulding assembled as a completed frame, or join service.

     Albecca's design team has created each of its over 1,100 branded wood mouldings in North America. Most of Albecca's wood moulding products are produced either in Albecca's plants in the U.S., Canada, Europe and South Africa, or by third-party manufacturers in Europe and Asia that have devoted a significant amount of their capacity to producing Albecca's high quality, proprietary moulding products. See "-- Selective Manufacturing and Sourcing."

     Albecca markets its wood moulding under the "Larson-Juhl Classic Collection" and the "Craig Ponzio Signature Collection" brand names. Each collection consists of a series of lines designed to evoke a particular era, location, style or culture. The "Craig Ponzio Signature Collection" contains Albecca's finest lines of wood moulding, allowing Albecca to market differentiated products to multiple segments of the custom framing industry. See "-- Emphasis on Design."

METAL MOULDING

     Albecca distributes approximately 1,000 different branded metal mouldings worldwide. Sales of these mouldings predominantly require chop service, as retail custom framers generally do not have the equipment necessary to cut metal moulding. Albecca markets one proprietary line of metal moulding, Clark, which is one of the market leaders in metal moulding.

MATBOARD AND FOAM BOARD

     Albecca sells matboard, which is cut to surround the art work and used inside the frame, and foam board, which is used as a firm backing for certain art work and other items to be framed. Albecca sells all major brands of matboard and foam board to meet the preferences of retail custom framers. As consumers have become increasingly concerned about preserving framed items against discoloration and damage, certain premium conservation types of matboard and foam board have been developed. In 1997, Albecca launched its own proprietary line of premium conservation matboard, under the Artique brand name, in an effort to promote this trend of preservation framing.

GLASS, EQUIPMENT AND OTHER FRAMING SUPPLIES

     Albecca supplies a variety of glass types, generally priced based on differing levels of ultraviolet filtering properties and reflectivity. Albecca also sells a full complement of custom framing equipment and supplies as a convenience to its customers. This selection includes joining machines, matboard cutters and framing hardware. Albecca's net sales of custom framing equipment have not been material. All of the glass, equipment and other framing supplies sold by Albecca are produced by third-party manufacturers.

OUR SALES AND MARKETING STRATEGY

     Albecca markets its products to custom frame shops principally through Albecca-employed sales representatives, advertisements in trade magazines and attendance at industry trade shows. Albecca also markets to consumers by advertising in widely-distributed magazines that Albecca considers influential among consumers and decorators, as well as through the use of direct mail materials and in-store promotional displays. Through educational seminars and consultations with Albecca's sales team, Albecca also provides technical, marketing and other business advice both to established retail custom framers and to prospective customers establishing new custom framing businesses.

     Albecca's sales representatives update customers on Albecca's product lines, advise customers on framing design and provide information on more effective merchandising, design and selling techniques. Sales representatives assist retail custom framers in redesigning their frame sample display walls. Albecca's direct sales force also works with retail custom framers to help them create and sell more sophisticated custom frames, and thereby increase the average price per frame. The sales representatives also listen carefully to the retail custom framers in order to understand and respond to issues concerning Albecca's products, trends in consumer demand and competitive activities in the marketplace. Sales representatives are employed by Albecca and compensated principally by salary, with commission and bonus components available based on sales and other performance criteria.

     Albecca establishes a local presence by consolidating both the sales and operations functions in each distribution center under the supervision of a general manager. This decentralization of management has allowed most sales and distribution issues to be decided at the local level, thereby improving the level and speed of service provided to customers. Albecca believes the skill and experience of its general managers has contributed to Albecca's ability to build personal relationships with its retail custom framers.

     Albecca markets to the retail custom framer directly through catalogs and sales literature and through publicity and advertising in trade publications such as Art Business News, Art World News, Art Expressions, Decor, der Kunsthandel, Picture Framing Magazine and The Picture Business. These advertisements generally focus on Albecca's image and the introduction of new premium branded products.

     Albecca has embarked on an aggressive plan to increase consumer awareness and appreciation of the value of custom framing in general, and specifically, Albecca's premium branded products. Albecca believes consumers are more likely to perceive value in premium branded products. In 1996, Albecca began to extensively advertise its branded products in well-known publications that Albecca considers influential among consumers and decorators in the home furnishing industry, such as Architectural Digest, Elle Decor, House and Garden, House Beautiful, Metropolitan Home and Traditional Home. Albecca believes it is the only manufacturer and distributor of custom framing products marketing its products through a national consumer advertising program. These advertisements portray the warmth and individuality custom frames can add to a home. Through these advertisements, Albecca targets sophisticated consumers with the economic power to purchase its high quality, premium branded products. In addition, Albecca provides its customers with direct mail literature as well as advertisements suitable for inclusion in local publications.

EMPHASIS ON DESIGN

     Albecca's goal is to develop and produce the best-designed products in the industry. Albecca believes that quality designs not only will increase consumer interest in its own products, but will also help to lead the entire industry to improve design quality and thereby attract more consumers to custom framing. Led by Mr. Ponzio, Albecca's design team extensively researches and studies furniture, architectural and historical design elements and art and decorating trends from around the world. Albecca incorporates these elements into branded product lines introduced under one of Albecca's moulding collections.

     Mr. Ponzio is Albecca's chief designer and provides leadership in all aspects of the design process. Mr. Ponzio's 25 years of design experience are complemented by the other members of the corporate design team, who have an average of 17 years of design experience in the custom framing industry. The corporate design team works in collaboration with designers in each of Albecca's manufacturing facilities to create mouldings that bring together the best in design with the manufacturing strengths of a particular facility. By combining their creative vision with Albecca's commitment to developing high-quality products, the entire design team strives to understand what consumers desire and which designs are most likely to be commercially viable.

     Albecca designs all of its wood moulding collections and the Clark collection of metal moulding. In addition, Albecca recently introduced Artique, its first proprietary matboard design. The team creates products which are manufactured both by Albecca as well as by third-party manufacturers. Traditionally, the time involved from design and conception to production of a new product line is approximately six months.

     Listed below is a brief description from Albecca's marketing materials of recent introductions of wood moulding lines under the "Craig Ponzio Signature Collection:"

               NAME                              DESCRIPTION              YEAR INTRODUCED
               ----                              -----------              ---------------
Aubusson...........................  Inspired by artfully woven French         1998
                                     rugs, Aubusson reflects the
                                     delicate detail, carefully crafted
                                     color and design of antique French
                                     tapestries.

               NAME                              DESCRIPTION              YEAR INTRODUCED
               ----                              -----------              ---------------
Castillano.........................  The splendor of Spain is captured         1996
                                     in this rich, bold, distinctive
                                     moulding. The pleasing proportions
                                     and beautifully embossed patterns
                                     exude tradition and fine quality.
Cortona............................  Like a comfortable piece of antique       1998
                                     furniture or an heirloom passed
                                     down from generation to generation,
                                     this collection of beautifully
                                     patterned genuine burlwood evokes
                                     the same feelings of antiquity.
Couleurs Provence..................  Harvested from the French                 1998
                                     countryside, this moulding captures
                                     the authentic detailing of aged
                                     wormwood, the classic colors of
                                     Provence and the beauty of a
                                     natural beeswax finish.
El Greco...........................  This majestic, deeply embossed            1998
                                     Spanish moulding is designed in the
                                     style of the royal court during the
                                     15th century. Our artisans
                                     meticulously recapture the bold,
                                     strong distinction of this regal
                                     age.
Imperial...........................  The grace and stately detail of           1996
                                     17th century France lives again in
                                     this collection of delicately
                                     embossed profiles.
Kensington.........................  The natural beauty and unique             1997
                                     characteristics of authentic
                                     mahogany and European burlwood
                                     veneers give this collection a
                                     sense of warmth and character that
                                     stands the test of time.
Musee..............................  Our Master Guilders create this           1996
                                     distinctive collection of beautiful
                                     mouldings using the same
                                     time-honored techniques of
                                     hand-finished waterguilding that
                                     began centuries ago.
Prado..............................  Seemingly lit from within, the            1997
                                     dark, rich glow of this moulding
                                     collection reflects the accumulated
                                     age of the beautiful monasteries of
                                     Old World Europe.
Stradivarius.......................  The graceful shapes and rich              1997
                                     finishes of the Stradivarius violin
                                     served as the inspiration for this
                                     exquisitely designed moulding
                                     collection.

               NAME                              DESCRIPTION              YEAR INTRODUCED
               ----                              -----------              ---------------
Umbria.............................  Borrowing its name from the               1998
                                     tranquil Italian region, Umbria
                                     embodies the strength, hand
                                     craftsmanship and timeless
                                     tradition of this region.
Vermeer............................  Named in honor of the Dutch master,       1998
                                     Vermeer, these elegant, smooth
                                     mouldings bring together classic
                                     and modern influences to create a
                                     collection that is the true work of
                                     a master.

SELECTIVE MANUFACTURING AND SOURCING

     Although Albecca produces wood moulding in thirteen Albecca-owned manufacturing plants, most of the wood moulding sold by Albecca is produced by third-party manufacturers. Albecca does not have supply contracts with any of these suppliers. However, as an industry leader in design, and as one of the largest distributors of wood moulding to retail custom framers, Albecca has developed close working relationships with many of these third-party manufacturers who produce Albecca's proprietary products to its designs and specifications. Many of these manufacturers have devoted a significant amount of their capacity to the production of Albecca's high quality products. In addition to moulding manufacturing plants, Albecca has seven pre-assembled frame manufacturing plants in Europe and the U.S. Albecca distributes its products from its light manufacturing/distribution centers. See "-- Comprehensive Distribution System."

     The following lists certain information regarding Albecca's manufacturing facilities:

                                                                             NUMBER OF
                       COUNTRY                               PRODUCTS        FACILITIES
                       -------                               --------        ----------
Austria..............................................  Mouldings                  1
Canada...............................................  Mouldings                  2
Czech Republic.......................................  Mouldings and Frames       2
Finland..............................................  Mouldings                  1
France...............................................  Mouldings and Frames       4
Germany..............................................  Frames                     1
Italy................................................  Mouldings                  1
Netherlands..........................................  Frames                     1
Russia...............................................  Frames                     1
South Africa.........................................  Mouldings                  2
Sweden...............................................  Mouldings                  2
United States........................................  Mouldings and Frames       2
                                                                                 --
          Total......................................                            20

     The wood moulding manufacturing process begins with raw board lumber, from which the moulding is milled and then sanded to produce the finished profile. Then a variety of staining, distressing and hand-applied finishing techniques are used to produce the completed moulding. There are typically between eight and 25 process steps involved in producing Albecca's high-quality wood moulding products.

     Wood, the principal raw material used in Albecca's manufacturing processes, is purchased from a variety of suppliers in the U.S., Canada, Asia and Africa as kiln-dried blanks or as raw lumber that is then dried by Albecca. The primary types of wood used by Albecca are North American oak and ash, as well as European pine. Albecca has long-standing relationships with many of its suppliers and has experienced only limited difficulty in satisfying its raw materials requirements. Although the loss of any supplier may have an adverse effect on Albecca's short-term operating results, Albecca believes it could replace suppliers without having a material adverse effect on Albecca. Over the past three years, prices of Albecca's primary types of wood have remained relatively stable.

     Albecca does not manufacture any other products, but instead purchases them from numerous other manufacturers and distributors. Albecca works with one manufacturer to produce its proprietary line of Clark metal moulding. Albecca is the only purchaser of metal picture frame moulding from this manufacturer. Albecca also works with one manufacturer to produce its Artique brand of matboard. Albecca generally does not have supply contracts with these suppliers, but relationships with these suppliers to date have been satisfactory, on the whole.

     Albecca's manufacturing and sourcing staff oversees manufacturing and production, negotiates purchases of raw materials and researches and identifies new suppliers and third-party manufacturers. Albecca's products are manufactured according to plans prepared each year which reflect prior years' experience, current industry trends, economic conditions and Albecca's estimates of a particular line's performance. Albecca separately negotiates with suppliers for the purchase of required raw materials in accordance with Albecca's specifications and limits its exposure to holding excess raw material inventory by purchasing based on demand. Albecca believes that its policy of limiting its commitments for purchases reduces its exposure to excess inventory and obsolescence. Albecca is not responsible for procuring raw materials used by its third-party manufacturers.

COMPREHENSIVE DISTRIBUTION SYSTEM

     Albecca provides a complete line of framing materials and supplies, and fills orders rapidly and dependably. By supplying a broad line of quality products, Albecca offers retail custom framers numerous alternatives to meet the individual tastes of consumers. Albecca has developed a user-friendly order and fulfillment system in North America that includes features such as toll-free telephone and fax ordering, customer service and technical representatives, extended customer service hours, instant stocking information and next-day shipping on most orders from Albecca's distribution centers. This system, and advancements in framing technology, allow retail custom framers to offer dependable service to their customers without requiring significant amounts of capital to be tied up in inventory and equipment. This, in turn, allows Albecca's customers to enhance their marketing by committing more of their shop space to retail display and more of their time to designing and selling, and less to back-room operations.

DISTRIBUTION IN NORTH AMERICA

     A typical custom framing transaction in North America begins with an Albecca retail custom framing customer helping a consumer determine the best way to preserve, mount and display a work of art or personal item. Consumers select the style and color of framing materials to suit their individual taste, aided by displays of moulding samples and other framing materials. Then, the retail custom framer determines the proper amount and dimensions of each kind of material, such as moulding, matboard and glass, needed to complete the framing and contacts Albecca's customer service center by telephone or fax to place the order. After confirming the order and the customer's credit availability on Albecca's integrated management information system, the order is automatically printed or displayed at the distribution center closest to the customer. Upon receiving the order, personnel in the distribution center pull the required materials, cut the moulding to its required dimensions, if requested, join the frame, if necessary, inspect and package the order. Depending on the location of the customer, orders are either delivered by one of Albecca's delivery trucks or by a package delivery company with the goal of shipping the order for delivery the next business day. After receiving the order, the retail custom framer completes the preparation of the materials and assembles the finished frame using matboard cutters, glass cutters and moulding joiners.

     Albecca distributes its products in North America through 29 distribution centers. The number and location of these distribution centers make Albecca the only manufacturer with a broad-based North American distribution network.

     Albecca's Chicago and Los Angeles distribution centers also serve as distribution hubs that receive and process container-size deliveries of Albecca's products and ship smaller quantities of products, generally weekly, to the other distribution centers based on customer demand.

     In North America, Albecca operates distribution centers in the following metropolitan areas:

  Atlanta, Georgia
  Boston, Massachusetts
  Calgary, Alberta
  Chicago, Illinois
  Cincinnati, Ohio
  Cleveland, Ohio
  Dallas, Texas
  Denver, Colorado
  Detroit, Michigan
  Edmonton, Alberta
  Greensboro, North Carolina
  Houston, Texas
  Huntsville, Alabama
  Lakeland, Florida
  Los Angeles, California
  Miami, Florida
  Minneapolis, Minnesota
  Montreal, Quebec
  New Orleans, Louisiana
  Newark, New Jersey
  Philadelphia, Pennsylvania
  Phoenix, Arizona
  San Diego, California
  San Francisco, California
  Seattle, Washington
  St. Louis, Missouri
  Toronto, Ontario
  Vancouver, British Columbia
  Washington, D.C.

INTERNATIONAL DISTRIBUTION

     Outside North America, Albecca has relied to date on the distribution systems in place for the companies it has acquired, and is in the process of integrating and rationalizing these systems. Albecca's goal for its international operations is to develop a fast, user-friendly order-fulfillment system that operates through a logistical network similar to the one existing in North America. In order to realize this goal, Albecca has developed a central distribution center in Germany to improve response to European framers as well as to better control distribution costs. This center began operations in August 1998.

     Albecca operates distribution centers from the following countries outside of North America:

                                                              NUMBER OF
                          COUNTRY                             FACILITIES
                          -------                             ----------
Australia...................................................       6
Austria.....................................................       2
Belgium.....................................................       1
Czech Republic..............................................       1
Finland.....................................................       1
France......................................................       2
Germany.....................................................       1
Greece......................................................       1
Italy.......................................................       1
Japan.......................................................       1
Korea.......................................................       1
Netherlands.................................................       4
New Zealand.................................................       3
Norway......................................................       1
Russia......................................................       1
South Africa................................................       2
Sweden......................................................       5
United Kingdom..............................................       2
                                                                  --
          Total.............................................      36

OUR CUSTOMERS

     In North America, Albecca's target customers are the approximately 20,000 custom framing retail store fronts that serve middle to upper income consumers. To date, Albecca has served approximately 90% of these retail store fronts. Outside North America, Albecca targets the over 20,000 retail custom frame store fronts and home decorating centers.

OUR MANAGEMENT INFORMATION SYSTEM


     Albecca believes that information and technology are essential to maintaining its competitive position. Albecca's management information system is designed to provide responsive and efficient order processing, inventory control, financial reporting and management information for Albecca's sales, marketing, procurement, distribution and financial analysis functions. Albecca's management information system allows it to track inventory on a real time basis throughout its North American distribution network. Albecca's North American operations utilize J.D. Edwards' WorldSoftware release 7.3 software and IBM Series 640-2239 hardware, AS400 series, which are supported at Albecca's headquarters in Norcross, Georgia. In addition, Albecca has introduced an electronic data interchange system to facilitate processing customer orders and inventory replenishment. Albecca believes that substantially all of its information systems are Year 2000 compliant and plans to replace or upgrade non-compliant systems before September 1999. Albecca believes that additional costs incurred in connection with these replacements and upgrades will not have a material impact on Albecca's financial condition or results of operations.


HOW WE MANAGE CREDIT DECISIONS AND COLLECTIONS

     Albecca manages its credit and collection functions regionally in the U.S. Outside of the U.S., credit and collection functions are managed separately in each country in which Albecca operates. Albecca extends credit based on an evaluation of the customer's financial condition and history with Albecca. Albecca monitors credit levels on an ongoing basis to minimize credit risk. Albecca does not factor its accounts receivable or maintain credit insurance.

HOW WE MANAGE INVENTORY

     Albecca believes that a key competitive advantage is its complete line of quality branded products, which allows Albecca to be a complete source supplier to retail custom framers. In the U.S., Albecca's sales information system is integrated into its inventory procurement system in order to provide current demand trends and to optimize inventory stocking levels. This demand information is reviewed on an ongoing, location-by-location basis in order to more effectively control Albecca's inventory investment.

QUALITY CONTROL

     A key factor in Albecca maintaining the quality of its products has been to ensure that through the careful design of such products, they can be manufactured consistently over a long period of time. Albecca monitors the quality of its raw materials before the manufacture of products and inspects prototypes of each product before production runs are commenced. Albecca also performs in-line quality control checks during and after production. Final inspections occur when the products are processed for final shipment at each of Albecca's distribution centers. Albecca believes that its careful inspection policy is an important element in maintaining the quality and reputation of its products. In addition, Albecca conducts quarterly reviews with each of its manufacturers and suppliers to assess and improve performance levels. Albecca offers its customers a 100% satisfaction guarantee on every product sold.

OUR COMPETITORS AND HOW WE COMPETE

     Albecca competes with over 300 North American and over 500 international manufacturers and distributors of custom framing products. Albecca is one of the largest manufacturers and distributors of wood moulding in North America, where it estimates its largest competitor is The Williamson Company. The principal manufacturers of metal moulding are Nielsen & Bainbridge and Cardinal Aluminum Company, which primarily supply their products to custom framers through distributors. Albecca believes it is one of the largest metal moulding customers of both companies. The principal manufacturers of matboard are Crescent Cardboard Company and Nielsen & Bainbridge which primarily supply their products to custom framers through distributors. Albecca believes it is the largest single matboard customer of both companies.

     Albecca competes primarily on the basis of product design and quality, on-time delivery, inventory availability, service and price. Albecca believes its principal competitive strengths are leadership in design and premium, branded products to the custom framing industry, although its designs are commonly imitated in the industry; a wide variety of custom framing products; a direct sales force regularly visiting retail custom framers to introduce new products and assist with in-store merchandising; and strategically located manufacturing/distribution centers for rapid, efficient response to customers. Albecca experiences competition from smaller, regionally-focused distributors of framing products who may have a long-term relationship with its customers, a product line directed toward regional tastes, and local sales representation.

     In the broader sense, Albecca competes in the larger home decorating market, where consumers may forego custom framing and choose ready-made picture frames or framed art works, and in the larger wholesale contract framing market, where wholesale picture framers produce framed art works in volume for large accounts such as hotels or office complexes. Albecca believes that other home furnishing items such as furniture, floor and wall coverings and window treatments compete with custom framing for consumer dollars, and Albecca's challenge is to enable the custom framing industry to capture more of those sales.

IMPORTANCE OF TRADEMARKS

     Albecca uses a number of trademarks to distinguish its brands, principally, Larson-Juhl, Clark and Artique. Albecca has registered or applied for registration of these trademarks in the U.S. and Canada and in numerous countries in Europe, Asia and elsewhere. Mr. Ponzio has granted Albecca a perpetual right to use the name "Craig Ponzio" to identify and brand Albecca's premium custom framing products. Albecca regards its trademarks and other proprietary rights as valuable assets in the marketing of its products, and on a worldwide basis, seeks to protect them against infringement. There can be no assurance that the actions taken by Albecca to establish and protect its trademarks and other proprietary rights will be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of Albecca's products as violative of the trademarks and other proprietary rights of others. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Albecca also regards its moulding designs as critical to the success of its marketing efforts, and seeks to protect those designs before their introduction to the marketplace. However, after such introduction there are no practical means to prevent others from copying or imitating such designs or specific design elements.

ALBECCA TEAM MEMBERS -- OUR EMPLOYEES

     At August 30, 1998, Albecca had approximately 3,100 full-time team members, or employees, of which approximately 2,400 were in operations, 310 were in sales and marketing and 350 were in corporate and general administrative positions. In certain of the European countries in which Albecca operates, Albecca's relationships with its team members are as mandated by such countries' laws or covered by social legislation governing employment practices. Management believes that Albecca's relationship with its team members is good.

ENVIRONMENTAL MATTERS

     Albecca is subject to various federal, state, local and foreign environmental laws and regulations relating to the handling and management of certain chemicals used and generated in manufacturing its products. Albecca believes that its operations currently comply in all material respects with these laws and regulations. Based on the annual costs incurred by Albecca over the past several years, management does not believe that compliance with these laws and regulations will have a material adverse effect upon Albecca's business, financial condition and results of operations. Albecca believes, however, that it is reasonably likely that the trend in environmental litigation and regulation will continue to be toward stricter standards. Such changes in the law and regulations may require Albecca to make additional capital expenditures which, while not presently estimable with certainty, are not presently expected to have a material adverse effect on Albecca's business, financial condition and results of operations.

OUR OFFICES AND OTHER FACILITIES

     Albecca's principal executive offices are located in a 65,000 square foot office building located in Norcross, Georgia owned by L-J Properties Inc., a company owned by Messrs. Ponzio, Trimarco, Scheppmann and McKenzie, each of whom is an executive officer of Albecca. Mr. Ponzio is also a director of Albecca. Albecca's lease for this facility terminates in January 2009 and the annual rent currently is $708,000. See "Certain Relationships and Related Transactions."

     Albecca owns two facilities in Ashland, Wisconsin containing approximately 58,000 and 54,000 square feet each. These facilities are used in the manufacture of moulding, sample frames and ready-made frames. Albecca also owns facilities in Denver, Colorado and Waldorf, Maryland which are used as light manufacturing/distribution centers. Albecca leases 27 other facilities in North America which are used to manufacture and/or distribute Albecca's products. These facilities vary in size from approximately 12,600 to 103,500 square feet and have lease termination dates ranging from January 1999 to May 2006. See
"-- Selective Manufacturing and Sourcing" and "-- Comprehensive Distribution System."

     Albecca owns 15 facilities and leases 30 facilities in 18 countries outside of North America which are used to manufacture and/or distribute Albecca's products. The leased facilities vary in size from approximately 1,350 to 105,000 square feet and have lease termination dates ranging from December 1998 to December 2003. See "-- Selective Manufacturing and Sourcing" and
"-- Comprehensive Distribution System."

     Albecca believes that its properties and facilities are adequate for its current needs. Albecca does not anticipate any material difficulty in replacing such facilities or securing new facilities.

CURRENT LEGAL PROCEEDINGS ARE NOT MATERIAL

     Albecca is a party from time to time in actions incidental to its business. Albecca believes that any currently pending proceedings are of a routine nature and will not, individually or in the aggregate, have a material adverse effect upon Albecca.

                                   MANAGEMENT

     The following table sets forth the names, ages and principal positions of Albecca's executive officers and directors:

                   NAME                      AGE                    POSITION
                   ----                      ---                    --------
Craig A. Ponzio............................  48    Chairman of the Board, President, Chief
                                                     Executive Officer and Director
June R. Ponzio.............................  36    Vice Chairman of the Board and Director
Philip H. Moise............................  49    Director
William P. Trimarco........................  39    President, International
Randall D. Fretz...........................  46    President, North America
Stephen M. Scheppmann......................  43    Senior Vice President and Chief Financial
                                                     Officer
Stephen E. McKenzie........................  36    Senior Vice President, Marketing
Patrick R. Cronin..........................  51    Vice President, Human Resources
R. Bradley Goodson.........................  39    Vice President, Business Development and
                                                     Secretary

     Craig A. Ponzio has served as Albecca's Chairman of the Board, President, Chief Executive Officer and a Director since 1981. He has been actively involved with Albecca since 1973 and acquired Albecca in 1981. Mr. Ponzio oversees Albecca's operations, including the development and execution of its strategy, and is active in the identification and consummation of acquisitions. Mr. Ponzio is Albecca's chief designer and provides leadership in all aspects of the design process.

     June R. Ponzio has served as Albecca's Vice Chairman of the Board and a Director since May 1998. She served as Corporate Secretary from October 1993 until May 1998. She participates in corporate strategic planning, with particular experience in acquisitions, vendor relationships and team member relations. Prior to joining Albecca in 1992, she held a management position with Freshens Yogurt.

     Philip H. Moise has served as a Director since August 1998. Mr. Moise has been a partner at the law firm of Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia, since 1994, where he has served as the CEO of the firm's Corporate, Securities and Tax Group. Immediately before joining that firm he was a partner at Long, Aldridge & Norman, a law firm also in Atlanta.

     William P. Trimarco has served as Albecca's President, International since January 1, 1999 with responsibility for the Company's International Operations. Mr. Trimarco had served as Albecca's President, U.S. Operations from July 1997 to December 1998. Mr. Trimarco joined Albecca in 1982 as Distribution Coordinator. He served as Vice President of Operations from 1987 to 1995, and Senior Vice President, U.S. Operations from 1995 to 1997.

     Randall D. Fretz has served as Albecca's President, North America since January 1, 1999 with responsibility for the Company's North American operations. Mr. Fretz joined Albecca in 1995 as President, Canada. Prior to joining Albecca, he was the Division Director, Ray-Ban for Bausch & Lomb, Canada.

     Stephen M. Scheppmann has served as Albecca's Senior Vice President and Chief Financial Officer since December 1997, and prior thereto served as its Vice President and Chief Financial Officer since joining Albecca in December 1988. From 1978 to 1988, he was employed by Arthur Andersen & Co.

     Stephen E. McKenzie has served as Albecca's Senior Vice President, Marketing since September 1998 and from September 1995 served as its Vice President, Marketing. From 1991 until 1995, Mr. McKenzie held the positions of Product Manager and Marketing Manager. Before joining Albecca in August 1991, he was the buyer for framing and import products for a national retailer.

     Patrick R. Cronin has served as Albecca's Vice President, Human Resources since March 1991 with responsibility for the Company's U.S. human resource activities. Prior to joining Albecca, Mr. Cronin was Vice President, Human Resources for the Great Atlantic & Pacific Tea Co., Inc.

     R. Bradley Goodson has served as Albecca's Vice President, Business Development and Secretary since May 1998. Mr. Goodson joined Albecca in August 1994 and held the positions of Finance Manager and Business Development Manager. His primary focus is Albecca's acquisition activity. From 1983 until August 1994, Mr. Goodson was employed by Arthur Andersen & Co.

     Craig Ponzio and June Ponzio are married. There are no other family relationships among Albecca's directors and executive officers.

     We are dependent on the abilities and expertise of Mr. Ponzio and the other key managers listed above, particularly Messrs. Trimarco, Scheppmann and McKenzie. We believe we have developed significant managerial depth and experience. However, our business, financial condition and results of operations could be adversely affected if any of these key managers ceased to be active in the business. We do not have employment agreements with any of our key managers.

BOARD OF DIRECTORS

     The Bylaws provide that the size of the Board of Directors shall be determined by the Board of Directors or by the shareholders of Albecca. The size of the Board of Directors is currently fixed at three members, two of whom are members of Albecca's management. Directors of Albecca are generally elected at the annual meeting of shareholders. Directors of Albecca are elected or appointed to serve until they resign or are removed, or until their successors are elected and have qualified.

EXECUTIVE COMPENSATION


     The following table summarizes the compensation paid or accrued for services rendered to Albecca by Albecca's Chief Executive Officer and the four most highly compensated other executive officers whose total salary and bonus exceeded $100,000 during the year ended August 30, 1998. Albecca did not grant any stock appreciation rights or make any long-term incentive plan payouts during that period.


                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                              ANNUAL COMPENSATION             COMPENSATION
                                     --------------------------------------   ------------
                                                                 OTHER         SECURITIES
                                                                ANNUAL         UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)    BONUS     COMPENSATION($)     OPTIONS      COMPENSATION($)
---------------------------   ----   ---------   --------   ---------------   ------------   ---------------
Craig A. Ponzio, Chairman of
  the Board, President and
  Chief Executive Officer...  1998    680,000        (1)        19,000               --               --
William P. Trimarco,
  President, U.S.
  Operations................  1998    240,000    220,000            --           34,062               --
Stephen M. Scheppmann,
  Senior Vice President and
  Chief Financial Officer...  1998    188,000    125,000            --               --          100,000(2)
Stephen E. McKenzie, Senior
  Vice President,
  Marketing.................  1998    117,000     55,000            --               --               --
Patrick J. Cronin, Vice
  President, Human
  Resources.................  1998    131,000     42,000            --               --               --

---------------

(1) The amount of bonus earned for the fiscal year ended August 30, 1998 has not been allocated to the individual through the date hereof.

(2) Represents the difference between the purchase price of the common stock purchased on December 1, 1997 and the fair market value of such common stock. See Note 6 of notes to Albecca's consolidated financial statements.

OPTION GRANTS

     The following table sets forth information concerning each grant of stock options to Albecca's executive officers during the year ended August 30, 1998:

                                                   INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                  ----------------------------------------------------      VALUE AT ASSUMED
                                    NUMBER       PERCENT                                    ANNUAL RATES OF
                                      OF         OF TOTAL                                     STOCK PRICE
                                  SECURITIES     OPTIONS                                    APPRECIATION FOR
                                  UNDERLYING    GRANTED TO    EXERCISE OR                    OPTION TERM(2)
                                   OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------
NAME                              GRANTED(1)   FISCAL YEAR      ($/SH)         DATE       5%($)       10%($)
----                              ----------   ------------   -----------   ----------   -------   ------------
William P. Trimarco.............    34,062        100%           8.80        4/30/03     265,444     414,584

---------------

(1) Represents option to purchase shares of Albecca's Class A common stock. Options were granted at the fair market value of the common stock on the date of grant as determined by the Board of Directors, and vested immediately.
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. The actual stock price may increase or decrease over the term. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

1998 STOCK OPTION PLAN

     In 1998, the Board of Directors and Albecca's shareholders approved the Larson-Juhl 1998 Stock Option Plan. The purpose of the Plan is to advance the interests of Albecca and its shareholders by affording certain employees and directors of Albecca, as well as key consultants and advisors to Albecca, an opportunity to acquire or increase their proprietary interests in Albecca. The objective of the issuance of stock options under the Plan is to promote the growth and profitability of Albecca because the optionees will be provided with an additional incentive to achieve Albecca's objectives through participation in its success and growth and by encouraging their continued association with or service to Albecca.

     Options under the Plan will be granted by the Compensation Committee of the Board of Directors and may include incentive stock options and/or non-incentive stock options. The Compensation Committee will administer the Plan and generally will have discretion to determine the terms of an option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period and whether the grant will be an ISO or non-ISO. Notwithstanding this discretion:

          (1) if an option is intended to be an ISO, the option price per share of Class A Common Stock may not be less than 100% of the fair market value of such share at the time of grant, and the fair market value at the time of grant of shares first purchasable under the option in any one year cannot exceed $100,000;

          (2) if an option is intended to be an ISO and is granted to a shareholder holding more than 10% of the combined voting power of all classes of Albecca's stock or of its parent or subsidiary on the date of the grant of the option, the option price per share of Class A Common Stock may not be less than 110% of the fair market value of such shares at the time of grant; and

          (3) the term of any option may not exceed 10 years, or five years if the option is intended to be an ISO and is granted to a shareholder owning more than 10% of the total combined voting power of all classes of stock on the date of the grant of the option.

     A maximum of 2,600,000 shares of Class A Common Stock may be granted under the Plan, unless it is amended to increase that number. Shares of Class A Common Stock which are attributable to options that have expired, terminated or been cancelled are available in connection with future option grants.

     The Plan will remain in effect until terminated by the Board of Directors. No ISO may be granted after May 1, 2008. The Plan may be amended by the Board of Directors without the consent of the shareholders of Albecca, except that for any amendment to be effective as to ISOs, it must be approved by Albecca's shareholders within one year after approval by the Board of Directors if the amendment increases the total number of shares issuable pursuant to ISOs or changes the class of employees eligible to receive ISOs that may participate in the Plan.

                             PRINCIPAL SHAREHOLDERS

     The authorized capital stock of Albecca consists of 250,000,000 shares of Class A Common Stock, $0.01 par value per share, 100,000,000 shares of Class B Common Stock, $0.01 par value per share, and 50,000,000 shares of Preferred Stock, $0.01 par value per share. The following table sets forth certain information regarding the beneficial ownership of Albecca's two classes of Common Stock as of the date of this prospectus with respect to each person who owns beneficially more than 5% of the Common Stock and all executive officers and directors of Albecca as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to such shares. Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. The number of shares of Class A Common Stock and percentages contained under this heading do not account for these conversion rights. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to 10 votes per share.

                                                              SHARES OWNED
                                                ----------------------------------------      TOTAL
                                                                                           VOTING POWER
                                                     CLASS A              CLASS B           AFTER THE
                                                  COMMON STOCK          COMMON STOCK         OFFERING
                                                -----------------   --------------------   ------------
                                                NUMBER    PERCENT     NUMBER     PERCENT     PERCENT
                                                -------   -------   ----------   -------   ------------
Craig A. Ponzio...............................   34,000      .9%    16,626,000    100%        99.8%
June R. Ponzio................................   34,000      .9%    16,626,000    100%        99.8%
All executive officers and directors as a
  Group (8 persons)...........................  374,000     100%    16,626,000    100%         100%

     The address for Craig A. Ponzio and June R. Ponzio is 3900 Steve Reynolds Boulevard, Norcross, Georgia 30093. All shares of Common Stock attributable to Mrs. Ponzio are owned of record by her husband, Mr. Ponzio. Mrs. Ponzio disclaims beneficial ownership of such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Albecca leases its corporate headquarters in Norcross, Georgia from L-J Properties Inc., a company owned by Messrs. Ponzio, Trimarco, Scheppmann and McKenzie. L-J Properties is owned 70% by Mr. Ponzio and 10% by each of Messrs. Trimarco, Scheppmann and McKenzie. The lease commenced in August 1991 and terminates in August 2001, subject to Albecca's option to extend the lease for two 36-month periods. Albecca currently pays L-J Properties $708,000 per year in rent, with certain annual increases determined by a formula set forth therein. Albecca believes that the lease with L-J Properties is on terms at least as favorable to Albecca as those obtainable from unaffiliated third parties in Albecca's area of operations. In fiscal years 1996, 1997 and 1998 Albecca made payments of $642,000, $661,000 and $680,000, respectively, to L-J Properties under this lease.


     On May 1, 1998, Albecca distributed $10.5 million of previously undistributed S corporation earnings to its shareholders as of that date, through the issuance of S corporation notes payable in full upon demand and bearing interest at 11% per annum, with interest payable quarterly until the notes are paid in full. On June 10, 1998, Albecca Inc. repaid, using borrowings under its existing credit facility, $4.0 million of the S Corp Notes plus accrued interest. On June 24, 1998, the holders of the S Corp Notes, who constituted all of the existing shareholders and members of Albecca Inc. and Larson-Juhl International LLC, respectively, contributed the then outstanding $6.5 million balance on such S Corp Notes to L-J International in satisfaction of a $6.5 million capital call made by L-J International on June 5, 1998. L-J International demanded repayment of the S Corp Notes on June 24, 1998. Albecca Inc. repaid the S Corp Notes, plus accrued interest, on June 24, 1998, using borrowings under the existing credit facilities. On June 26, 1998, the members of L-J International contributed their respective membership interests in L-J International to Albecca Inc., at which time L-J International became a wholly-owned subsidiary of Albecca Inc. No consideration was given to the members for their contribution since the shareholders of Albecca Inc. also constituted all of the members of L-J International.

     Albecca used a portion of the net proceeds of the Offering to distribute an additional $60.0 million of previously undistributed S corporation earnings to its shareholders concurrently with the consummation of the Offering. The amount of this distribution to Mr. Ponzio was $58.68 million, to Mr. Trimarco $720,000 and to Mr. Scheppmann $600,000. See "Use of Proceeds."

     In May 1998 Albecca amended existing arrangements with Mr. Ponzio and Mr. Cronin, two of Albecca's executive officers, relating to the payment of deferred compensation amounts previously accrued in prior years. The aggregate amount of such deferred payments was $2.8 million in 1998. Subject to certain exceptions, payment of these amounts will be deferred and paid in annual installments of $450,000 through 2003 and $550,000 in 2004. Of the accrued amount, Messrs. Ponzio and Cronin are entitled to aggregate payments of $2,700,000 and $100,000, respectively.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS


     Simultaneously with the consummation of the sale of the notes, Albecca repaid all amounts outstanding under, and retired, its existing principal credit facility, as described in "Use of Proceeds." As of November 29, 1998, Albecca and the subsidiary guarantors have outstanding certain purchase money financing obligations, which had an outstanding balance of $5.3 million. Such obligations rank senior in right of payment to the notes and Subsidiary Guarantees. In addition, the foreign subsidiaries have outstanding indebtedness under various foreign credit facilities, term notes and purchase money financing obligations, which had an aggregate outstanding balance of $61.8 million. Indebtedness of the foreign subsidiaries is effectively senior to the notes and the Subsidiary Guarantees.



     The largest of Albecca's foreign credit facilities is the $7.5 million credit facility entered into by L-J Canada to fund its Canadian operations. Borrowings under the Canadian facility bear interest at rates ranging from LIBOR plus 0.75% to the Canadian prime rate and mature in August 2000. The Canadian facility is secured by all of the assets of L-J Canada. The Canadian facility is subject to certain customary financial and other covenants, including without limitation:


          (1) financial reporting;

          (2) funded indebtedness to total capitalization ratios;

          (3) leverage ratio;

          (4) tangible net worth; and

          (5) limitations on indebtedness, contingent obligations, liens, loans, repayments of intercompany indebtedness, dividends, advances, investments, acquisitions, mergers and sale of assets.


     As of November 29, 1998, approximately $2.3 million was outstanding under the Canadian facility.


     Albecca's other foreign revolving credit facilities and term notes include a series of credit facilities used to finance working capital needs and acquisitions in the respective countries in which Albecca operates. These facilities range in size from less than $100,000 to $3.6 million. The indebtedness under these facilities generally bears interest at rates ranging from 2.0% to 19.0% per annum, as of August 30, 1998, and matures on various dates ranging through September 2017. Certain of these facilities are secured by assets of the respective borrowers, including accounts receivable, inventory, property or capital stock, and are generally subject to certain customary financial and other covenants, including repayment of intercompany indebtedness and payment of dividends.


     As of the date of this prospectus, Albecca does not have a bank credit facility in place to fund its U.S. operations, although Albecca plans to enter into a senior bank credit facility to finance future working capital needs, capital expenditures and complementary acquisitions. At present, Albecca has not entered into any agreements, commitments or understandings with respect to such a credit facility. The indenture will permit Albecca and the subsidiary guarantors to incur additional indebtedness, including Senior Debt, subject to certain limitations. See "Risk Factors -- Liquidity and Need for Additional Financing" and "Description of the Notes -- Certain Covenants."

                               THE EXCHANGE OFFER

     The following description is a summary of certain provisions of the registration rights agreement and does not restate that agreement in its entirety. We urge you to read the registration rights agreement, which has been filed as an exhibit to the registration statement which includes this prospectus.

TERMS OF THE EXCHANGE OFFER


     In connection with the issuance of the notes pursuant to a Purchase Agreement dated as of August 11, 1998, by and among Albecca and the initial purchasers of the notes, the initial purchasers and their respective assignees became entitled to the benefits of the registration rights agreement.



     Under the registration rights agreement, Albecca was required to file by December 9, 1998, a registration statement for a registered exchange offer with respect to the notes, and to use its best efforts to cause such exchange offer registration statement to become effective by February 8, 1999. Under the registration rights agreement, Albecca is required to:



          (1) use its best efforts to keep the exchange offer open for at least 20 business days, or longer if required by applicable law;



          (2) use its best efforts to consummate the exchange offer within 30 days of the date of this prospectus;



          (3) cause the exchange offer to comply with all applicable federal and state securities laws. The exchange offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement.


     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. Notes of the same class will be issued in exchange for an equal principal amount at maturity of outstanding notes accepted in the exchange offer. Notes may be tendered only in integral multiples of $1,000 of principal amount at maturity. This prospectus, together with the letter of transmittal, is
being sent to all registered holders as of                , 1999. The exchange
offer is not conditioned upon any minimum principal amount at maturity of notes being tendered in exchange. However, the obligation to accept notes for exchange pursuant to the exchange offer is subject to certain conditions as set forth herein under "-- Conditions."

     Notes will be deemed to have been accepted as validly tendered when, as and if the trustee has given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of notes for the purposes of receiving the notes and delivering notes to such holders.


     Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, including the exchange offer No-Action Letters, Albecca believes that the notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by each holder thereof other than a broker-dealer who acquires such notes directly from Albecca for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act and other than any holder that is an "affiliate," as defined in Rule 405 under the Securities Act, of Albecca without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such notes and has no arrangement with any person to participate in a distribution of such notes. By tendering the notes in the exchange offer, each holder, other than a broker-dealer participating in the exchange offer, will represent to Albecca that:


          (1) it is not an affiliate, as defined in Rule 405 under the Securities Act, of Albecca;

          (2) it is not a broker-dealer tendering notes acquired for its own account directly from Albecca;

          (3) any notes to be received by it will be acquired in the ordinary course of its business; and

          (4) it is not engaged in, and does not intend to engage in, a distribution of such notes and has no arrangement or understanding to participate in a distribution of the notes.


     If a holder of notes is engaged in or intends to engage in a distribution of the notes or has any arrangement or understanding with respect to the distribution of the notes to be acquired pursuant to the exchange offer, such holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each participating broker-dealer that receives notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of notes received in exchange for notes where such notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities. Albecca has agreed that it will make this prospectus available to any participating broker-dealer for a period of time not to exceed one year after the date on which the exchange offer is consummated for use in connection with any such resale. See "Plan of Distribution."


     In the event that:


          (1) any changes in law or the applicable interpretations of the staff of the SEC do not permit Albecca to effect the exchange offer; or


          (2) if any holder of Transfer Restricted Securities, as defined herein, notifies Albecca within 20 business days following the consummation of the exchange offer that:

             (a) such holder was prohibited by law or SEC policy from participating in the exchange offer; or


             (b) such holder may not resell the notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder; or


             (c) such holder is a broker-dealer and holds notes acquired directly from Albecca or one of its affiliates, then Albecca will


                (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act on or prior to 30 days after the date on which Albecca determines that it is not required to file the exchange offer registration statement pursuant to clause (1) above or 75 days after the date on which Albecca receives the notice specified in clause (2) above and will



                (y) use its best efforts to cause such shelf registration statement to become effective within 75 days after the date on which Albecca becomes obligated to file such shelf registration statement.



If Albecca is required to file and make effective a shelf registration statement solely because the exchange offer will not be permitted under applicable federal law, then the filing of the exchange offer registration statement will be deemed to satisfy the requirements of clause (x) above. Such an event will have no effect on the requirements of clause (y) above. Albecca will use its best efforts to keep the shelf registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the holders thereof for a period of at least two years following the date on which such shelf registration statement first becomes effective under the Securities Act. The term "Transfer Restricted Securities" means each note, until the earliest to occur of (a) the date on which such note is exchanged in the exchange offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such note has been disposed of in accordance with a shelf registration statement, (c) the date on which such note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the exchange offer registration statement or (d) the date on which such note is distributed to the public pursuant to Rule 144 under the Act.

     Any of the following will be considered a Registration Default:


          (1) the exchange offer registration statement or the shelf registration statement is not filed with the Commission on or prior to the date specified in the registration rights agreement;



          (2) any such registration statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in the registration rights agreement;


          (3) the exchange offer has not been consummated thirty days of the effective date; or


          (4) any registration statement required by the registration rights agreement is filed and declared effective but will thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two days by a post-effective amendment to such registration statement that cures such failure and that is itself declared effective within five days of filing such post-effective amendment to such registration statement, then Albecca has agreed to pay liquidated damages to each note holder. With respect to the first 90-day period immediately following the occurrence of such Registration Default the liquidated damages will equal $.05 per week per $1,000 principal amount of notes held by such holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.30 per week per $1,000 principal amount of Transfer Restricted Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.



     All accrued liquidated damages will be paid to the holder of the global notes representing the notes by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by mailing checks to their registered addresses on each February 15 and August 15. All obligations of Albecca set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security will survive until such time as all such obligations with respect to such security will have been satisfied in full.


     Upon consummation of the exchange offer, subject to certain exceptions, holders of notes who do not exchange their notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their notes, unless such notes are subsequently registered under the Securities Act, which, subject to certain limited exceptions, Albecca will have no obligation to do, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Risk Factors Relating to the Notes -- Consequences of Failure to Exchange."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "expiration date" will mean             , 1999, which is 20
business days following the commencement of the exchange offer, unless the exchange offer is extended, if and as required by applicable law, in which case the term "expiration date" will mean the latest date to which the exchange offer is extended.

     In order to extend the expiration date, Albecca will notify the exchange agent of any extension by oral or written notice and will notify the holders of the notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Albecca reserves the right:

          (1) to delay acceptance of any notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of notes not previously accepted if any of the conditions set forth herein under "-- Conditions" has occurred and has not been waived by Albecca, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

          (2) to amend the terms of the exchange offer in any manner deemed by it to be advantageous to the holders of the notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the exchange agent. If the exchange offer is amended in a manner determined by Albecca to constitute a material change, Albecca will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the notes of such amendment.

PROCEDURES FOR TENDERING

     To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

          (1) certificates for such notes must be received by the exchange agent along with the letter of transmittal;


          (2) a timely confirmation of a book-entry transfer of such notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or



          (3) the holder must comply with the guaranteed delivery procedures described below. The method of delivery of notes, letters of transmittal and all other required documents is at the election and risk of the holders of notes. if such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or notes should be sent to Albecca. Delivery of all documents must be made to the exchange agent at its address set forth below. Holders of notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.


     The tender by a holder of notes will constitute an agreement between such holder and Albecca in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     Only a holder of notes may tender such notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name notes are registered on the books of Albecca or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his notes, either make appropriate arrangements to register ownership of the notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act unless the notes tendered pursuant thereto are tendered:


          (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or


          (2) for the account of an eligible institution.


     If the letter of transmittal is signed by a person other than the registered holder of any notes listed therein, such notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the notes.

     If the letter of transmittal or any notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Albecca, evidence satisfactory to Albecca of their authority to so act must be submitted with the letter of transmittal.

     All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered notes will be determined by Albecca in its sole discretion, which determination will be final and binding. Albecca reserves the absolute right to reject any and all notes not properly tendered or any notes which, if accepted, would, in the opinion of counsel for Albecca, be unlawful. Albecca also reserves the absolute right to waive any irregularities or conditions of tender as to particular notes. Albecca's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of notes must be cured within such time as Albecca will determine. Neither Albecca, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of notes, nor will any of them incur any liability for failure to give such notification. Tenders of notes will not be deemed to have been made until such irregularities have been cured or waived. Any notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent to the tendering holders of notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, Albecca reserves the right in its sole discretion, subject to the provisions of the indenture, to:

          (1) purchase or make offers for any notes that remain outstanding subsequent to the expiration date; or

          (2) to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

          (3) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

ACCEPTANCE OF NOTES FOR EXCHANGE; DELIVERY OF NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, all notes properly tendered will be accepted, promptly after the expiration date, and the notes will be issued promptly after acceptance of the notes. See "-- Conditions" below. For purposes of the exchange offer, notes will be deemed to have been accepted as validly tendered for exchange when, as and if Albecca has given oral or written notice thereof to the exchange agent.

     In all cases, issuance of notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such notes or a timely book-entry confirmation of such notes into the exchange agent's account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged notes will be returned without expense to the tendering holder, or, in the case of notes tendered by book-entry transfer procedures described below, such non-exchanged notes will be credited to an account maintained with such book-entry transfer facility, as promptly as practicable after the expiration or termination of the exchange offer.


BOOK-ENTRY TRANSFER


     The exchange agent will make a request to establish an account with respect to the notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of notes by causing the book-entry transfer facility to transfer such notes into the exchange agent's account at the book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer. However, although delivery of notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.


GUARANTEED DELIVERY PROCEDURES

     If a registered holder of notes desires to tender such notes, and the notes are not immediately available, or time will not permit such holder's notes or other required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:


          (1) the tender is made through an eligible institution;



          (2) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by Albecca, by mail or hand delivery, setting forth the name and address of the holder of notes and the amount of notes tendered, stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and



          (3) the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.


WITHDRAWAL OF TENDERS

     Tenders of notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time on the expiration date at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the notes to be withdrawn, identify the notes to be withdrawn, including the principal amount of such notes, and where certificates for notes have been transmitted, specify the name in which such notes are registered, if different from that of the withdrawing holder.


     If certificates for notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by Albecca, whose determination will be final and binding on all parties.



     Any notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder, or, in the case of notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such notes will be credited to an account maintained with such book-entry transfer facility for the notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the expiration date.


CONDITIONS

     Notwithstanding any other term of the exchange offer, notes will not be required to be accepted for exchange, nor will notes be issued in exchange for any notes, and Albecca may terminate or amend the exchange offer as provided herein before the acceptance of such notes, if because of any change in law, or applicable interpretations thereof by the SEC, Albecca determines that it is not permitted to effect the exchange offer. Albecca has no obligation to, and will not knowingly, permit acceptance of tenders of notes from affiliates, within the meaning of Rule 405 under the Securities Act, of Albecca or from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations thereof by the SEC, or if the notes to be received by such holder or holders of notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

     By Registered or Certified Mail:                   By Overnight Mail or Courier:
        Corporate Trust Department                       Corporate Trust Department
               P.O. Box 778                          Two International Place, 4th Floor
     Boston, Massachusetts 02102-0078                    Boston, Massachusetts 02110
         Attention: Kellie Mullen                         Attention: Kellie Mullen
                                       By Facsimile:
                                 Corporate Trust Department
                                       (617) 664-5290
                                  Attention: Kellie Mullen
                                   For information call:
                                       (617) 664-5587

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the exchange offer will be borne by Albecca. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, fax or in person by officers and regular employees of Albecca.

     Albecca will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. Albecca, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. Albecca may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the notes, and in handling and forwarding tenders for exchange.

     The expenses to be incurred in connection with the exchange offer will be paid by Albecca, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

     Albecca will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, certificates representing notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered, or if tendered notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions" on page 70. In this description, "Albecca" refers only to Albecca Inc. and not to any of its subsidiaries.


     Albecca has issued the notes under an indenture among itself, the subsidiary guarantors and State Street Bank and Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.



     The following description is a summary of the material provisions of the notes, the indenture, and the registration rights agreement entered into by Albecca when it entered into the indenture. It does not restate those documents in their entirety. We urge you to read the indenture, the notes and the registration rights agreement because they, and not this description, define your rights as holders of these notes. We have filed copies of the indenture, including a form of the notes, and the registration rights agreement as exhibits to the registration statement filed in connection with the exchange offer.



BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES


     THE NOTES

     These notes:

        - are general unsecured obligations of Albecca;


        - are guaranteed, jointly and severally, by the Subsidiary Guarantees;


        - are subordinated in right of payment to all existing and future Senior Debt of Albecca; and

        - are senior in right of payment to any future subordinated Indebtedness of Albecca.


     THE SUBSIDIARY GUARANTEES



     These notes are guaranteed by the following subsidiaries of Albecca, and in the future, by any additional subsidiary of Albecca that executes a subsidiary guarantee:


        - Larson-Juhl US LLC;

        - Larson-Juhl International LLC;

        - Art Materials, Frames and Mouldings Company, Inc.;

        - Robert F. de Castro, Inc.;

        - Glass Corporation of America, Inc.;

        - Art West, Inc.;

        - Eastern Moulding, Inc.;

        - Eastern Mouldings, Inc.;

        - Larson-Juhl Australia L.L.C.;

        - Larson-Juhl France L.L.C.;

        - Larson-Juhl South Africa L.L.C.;

        - Larson-Juhl Seoul L.L.C.;

        - Larson-Juhl Korea L.L.C.; and

        - Larson-Juhl Netherlands L.L.C.

     The subsidiary guarantees of these notes:



        - are general obligations of each subsidiary guarantor;



        - are subordinated in right of payment to all existing and future Senior Debt of each subsidiary guarantor; and



        - are senior in right of payment to any future subordinated Indebtedness of each subsidiary guarantor.



     As of November 29, 1998, Albecca and the subsidiary guarantors had total Senior Debt of approximately $65.0 million. As discussed in detail below under "Subordination," payments on the notes and under the subsidiary guarantees will be subordinated to the payment of Senior Debt. The indenture permits us and the subsidiary guarantors to incur additional Senior Debt.


     Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture, and Unrestricted Subsidiaries will not guarantee these notes. As of the date of the indenture, only two of our subsidiaries are Unrestricted Subsidiaries. However, under certain circumstances, we are permitted to designate certain of our subsidiaries as Unrestricted Subsidiaries.

     None of our foreign subsidiaries guarantee these notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Albecca and the guarantor subsidiaries generated 51% of our consolidated revenues in the twelve-month period ended August 30, 1998 and held 39% of our consolidated assets as of August 30, 1998. See footnote 15 to our consolidated financial statements included at the back of this prospectus for more detail about the division of our consolidated revenues and assets between our guarantor and non-guarantor subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

     We have issued notes with a maximum aggregate principal amount of $200.0 million, in denominations of $1,000 and integral multiples of $1,000. The notes will mature on August 15, 2008.


     Interest on these notes will accrue at the rate of 10 3/4% a year and is payable semi-annually in arrears on February 15 and August 15, beginning on February 15, 1999. Albecca will make each interest payment to the holders of record of these notes on the immediately preceding February 1 and August 1.


     Interest on these notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES


     If a holder has given wire transfer instructions to Albecca, we will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the paying agent and registrar within New York City unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.


PAYING AGENT AND REGISTRAR FOR THE NOTES


     The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE


     A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. Albecca is not required to transfer or exchange any note selected for redemption. Also, Albecca is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.


     The registered holder of a note will be treated as the owner of it for all purposes.


SUBSIDIARY GUARANTEES



     The subsidiary guarantors unconditionally, jointly and severally guarantee Albecca's obligations under these notes. Each subsidiary guarantee is subordinated to the prior payment in full of all Senior Debt of that subsidiary guarantor. The obligations of each subsidiary guarantor under its subsidiary guarantee is limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See "Risk
Factors -- Fraudulent Conveyance Matters."



     A subsidiary guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person, whether or not such subsidiary guarantor is the surviving person, unless:


          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:


             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that subsidiary guarantor pursuant to a supplemental indenture satisfactory to the trustee; or


             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.


     The subsidiary guarantee of a subsidiary guarantor will be released:


          (1) in connection with any sale or other disposition of all or substantially all of its assets, including by way of merger or consolidation, if Albecca applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the indenture;


          (2) in connection with any sale of all of the capital stock of a subsidiary guarantor, if Albecca applies the Net Proceeds of that sale in accordance with the applicable provisions of the indenture; or



          (3) if Albecca designates any Restricted Subsidiary that is a subsidiary guarantor as an Unrestricted Subsidiary.


     See "Certain Covenants -- Asset Sales."

SUBORDINATION

     The payment of principal, interest and premium, if any, on these notes will be subordinated to the prior payment in full of all Senior Debt of Albecca.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, before the holders of notes will be entitled to receive any payment with respect to the notes, in the event of any distribution to creditors of
Albecca:


          (1) in a liquidation or dissolution of Albecca;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Albecca or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshalling of Albecca's assets and liabilities.

However, holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance".

     Albecca also may not make any payment in respect of the notes, except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance", if:

          (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or


          (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default from Albecca or the holders of any Designated Senior Debt.


     Payments on the notes may and will be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

          (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal, premium and interest on the notes that have come due have been paid in full in cash.


     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.


     Albecca must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Albecca, holders of these notes may recover less ratably than creditors of Albecca who are holders of Senior Debt. See "Risk Factors -- Subordination."

OPTIONAL REDEMPTION

     After August 15, 2003, Albecca may redeem all or a part of these notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years following:

                                                               PERCENTAGE OF
                            YEAR                              PRINCIPAL AMOUNT
                            ----                              ----------------
2003........................................................      105.375%
2004........................................................      103.583%
2005........................................................      101.792%
2006 and thereafter.........................................      100.00%

     In addition, notwithstanding the above, at any time on or before August 15, 2001, Albecca may redeem up to 35% of the principal amount of the notes at a redemption price of 110.75% of the principal amount plus accrued interest and liquidated damages with the proceeds of one or more Equity Offerings, provided:

          (1) at least 65% in the aggregate principal amount of the notes originally issued remains outstanding; and

          (2) the redemption must occur within 90 days of the closing of the Equity Offering.

NO MANDATORY REDEMPTION REQUIRED

     Albecca is not required to make mandatory redemption or sinking fund payments with respect to the notes.

CERTAIN COVENANTS

  Repurchase Upon Change of Control

     If a Change of Control occurs, each holder of notes will have the right to require Albecca to repurchase all or any $1,000 increment of that holder's notes pursuant to the Change of Control Offer. In the Change of Control Offer, Albecca will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon to the date of purchase. Within 30 days following any Change of Control, Albecca will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control. In that notice Albecca will offer to repurchase notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the indenture and described in such notice. Albecca will comply with the requirements of Rule 14e-1 under the Exchange Act and applicable requirements of any other securities laws and regulations thereunder.

     On the Change of Control Payment Date, Albecca will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;


          (2) deposit with the paying agent an amount equal to the Change of Control Payment for all notes or portions thereof so tendered; and



          (3) deliver or cause to be delivered to the trustee the notes so accepted and an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Albecca.



     The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes. The trustee will promptly authenticate and mail to each holder, or cause to be transferred by book entry, a new note equal in principal amount to any unpurchased portion of the notes surrendered. Each such new note will be in a principal amount of $1,000 or multiple thereof.

     Within 90 days following a Change of Control, and before complying with any of the provisions of the "Change of Control" covenant in the indenture, Albecca will either repay all outstanding Senior Debt, or obtain all required consents under agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Albecca will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require Albecca to make a Change of Control Offer will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require Albecca to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Albecca's outstanding Senior Debt currently prohibits it from purchasing any notes, and also provides that certain change of control events with respect to Albecca would constitute a default under the agreements governing the Senior Debt. Any future Albecca credit agreements or other Albecca agreements relating to Senior Debt may contain similar restrictions and provisions. If a Change of Control occurs at a time when Albecca is prohibited from purchasing notes, Albecca could seek the consent of its senior lenders to the purchase or could attempt to refinance the Senior Debt. If Albecca does not obtain such a consent or repay such borrowings, it will remain prohibited from purchasing notes. In such case, Albecca's failure to purchase tendered notes would constitute an Event of Default under the indenture. This in turn would constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

     Albecca will not be required to make a Change of Control Offer if:

          (1) a third party makes the Change of Control Offer in compliance with the indenture requirements applicable to a Change of Control Offer made by Albecca; and

          (2) the third party purchases all notes validly tendered and not withdrawn.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Albecca and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, holders of notes cannot be certain whether and when they can require Albecca to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Albecca and its subsidiaries taken as a whole.

  Asset Sales

     Albecca will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:


          (1) Albecca or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;



          (2) such fair market value is determined by Albecca's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee; and



          (3) at least 75% of the consideration therefor received by Albecca or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:



             (a) any liabilities, as shown on Albecca's or such Restricted Subsidiary's most recent balance sheet, assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the obligor from further liability, other than contingent liabilities and liabilities which by their terms are subordinated to the notes or any subsidiary guarantee; and



             (b) any securities, notes or other obligations received by Albecca or any such Restricted Subsidiary from such transferee that are converted into cash by Albecca or such Restricted Subsidiary within 180 days following the closing of such Asset Sale, to the extent of the cash received.



     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Albecca or the Restricted Subsidiary may apply such Net Proceeds at its option:


          (1) to permanently repay or retire Senior Debt;


          (2) to acquire all or substantially all of the assets of, or a majority of the Capital Stock of, another Permitted Business, if such person becomes a Restricted Subsidiary;


          (3) to make a capital expenditure; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, Albecca may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner not prohibited by the indenture.


     Any Net Proceeds from Asset Sales not applied or invested as provided above will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, Albecca must make an offer to all holders of notes to purchase or redeem with the Excess Proceeds the maximum principal amount of notes that may be purchased out of the Excess Proceeds. Albecca must also make the Asset Sale Offer to holders of Indebtedness that is pari passu with the notes, that is, Indebtedness ranking equal to the notes as to right of payment, and those holders will have a right to participate on a pro rata basis. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Albecca may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.


  Restricted Payments

     Albecca will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly


          (1) declare or pay any dividend or make any other payment or distribution (a) on account of Albecca's or any of its Restricted Subsidiaries' Equity Interests or (b) to the direct or indirect holders of Albecca's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than dividends or distributions payable in Albecca Equity Interests other than Disqualified Stock, or dividends or distributions payable to Albecca or a Restricted Subsidiary of Albecca,



          (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Albecca or any Restricted Subsidiary other than any such Equity Interests owned by Albecca or any Restricted Subsidiary of Albecca;


          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes except a payment of interest or principal at the Stated Maturity thereof, or

          (4) make any Restricted Investment,

all such payments and other actions set forth in clauses (1) through (4) being collectively referred to as Restricted Payments, unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) after giving pro forma effect to the Restricted Payment as if such Restricted Payment had been incurred at the beginning of the applicable four-quarter period, Albecca would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "-- Incurrence of Indebtedness and Issuance of Preferred Stock" below; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Albecca and its Restricted Subsidiaries after the date of the indenture, excluding Restricted Payments permitted by clauses (2) and (3) on the next page, is less than the sum, without duplication, of:

             (a) 50% of the Consolidated Net Income of Albecca for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Albecca's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit; plus


             (b) 100% of the aggregate Qualified Proceeds received by Albecca from contributions to its common equity capital or from the issue or sale of Equity Interests of Albecca other than Disqualified Stock, or from the issue or sale of Disqualified Stock or debt securities of Albecca that have been converted into or exchanged for such Equity Interests, other than Equity Interests or Disqualified Stock or debt securities sold to a subsidiary of Albecca; plus


             (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for Qualified Proceeds or otherwise liquidated or repaid, the lesser of (1) the Qualified Proceeds with respect to such Restricted Investment, less the cost of disposition, if any, and (2) the initial amount of such Restricted Investment; plus


             (d) upon the redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, the lesser of (1) the fair market value of the subsidiary or (2) the aggregate amount of all investments made in the subsidiary; plus


             (e) $1.0 million.

     The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;


          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Albecca or any subsidiary guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Equity Interests of Albecca other than Disqualified Stock, other than to a Restricted Subsidiary of Albecca, provided that the amount of any such net cash proceeds that are used for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;


          (3) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;


          (4) the payment of any dividend by a Restricted Subsidiary of Albecca to the holders of its common Equity Interests on a pro rata basis;

          (5) so long as no Default or Event of Default shall have occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Albecca or any Restricted Subsidiary of Albecca held by any member of Albecca's or any of its subsidiaries' management, employees or consultants pursuant to any management, employee or consultant equity subscription agreement or plan or stock option agreement or stock plan, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed


             (a) U.S. $1.0 million in any twelve-month period, and

             (b) in the aggregate, the sum of $5.0 million plus the aggregate cash proceeds received by Albecca from the reissuance of Equity Interests by Albecca to members of management of Albecca and its subsidiaries, provided that such cash proceeds shall be excluded from clause (3)(b) of the preceding paragraph; and

          (6) the payment of Permitted Quarterly Tax Distributions to the holders of Capital Stock of Albecca as described below.

     As long as Albecca is an S corporation or a substantially similar pass-through entity for federal income tax purposes, Albecca may make distributions to its shareholders, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period. If any portion of a Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, subsequent Permitted Quarterly Tax Distributions shall be increased by such undistributed portion.


     Within 30 days following Albecca's filing of Internal Revenue Service Form 1120S for the immediately preceding taxable year, or within 30 days of a redetermination of the taxable income of Albecca as a result of a final agreement with a tax authority, the Tax CPA shall file with the trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to the shareholders, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such True-up Amount. In the case of a True-up Amount due to Albecca, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be reduced by such True-up Amount and the excess, if any, of such True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distributions until such True-up Amount is entirely offset.



     The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Albecca or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors, whose resolution with respect thereto shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, Albecca shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.


  Incurrence of Indebtedness and Issuance of Preferred Stock


     Albecca will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness, including Acquired Debt, and neither Albecca nor any subsidiary guarantor will issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock. However, Albecca and any Restricted Subsidiary may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, if the Fixed Charge Coverage Ratio would have been at least
2.0 to 1.0 for

Albecca's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued. Such Fixed Charge Coverage Ratio would be determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.


     The covenant described in this section allows the incurrence of any of the following items of Indebtedness:



          (1) Indebtedness under Credit Facilities, or the guarantee of Company Indebtedness by the subsidiary guarantors, to the extent the aggregate principal amount of all Indebtedness of Albecca and the subsidiary guarantors outstanding under this clause, after giving effect to such incurrence, does not exceed an amount equal to $65.0 million less the aggregate amount of all optional or mandatory principal repayments thereunder constituting permanent reductions of such Indebtedness contemplated under the caption "Asset Sales";



          (2) Indebtedness represented by the notes and the subsidiary guarantees;



          (3) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Albecca or such Restricted Subsidiary, in an aggregate principal amount not to exceed $7.5 million at any time outstanding;


          (4) other indebtedness of Albecca and its Restricted Subsidiaries outstanding on the Issue Date;

          (5) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness, other than intercompany Indebtedness, that was permitted by the indenture to exist or be incurred;


          (6) intercompany Indebtedness between or among Albecca and any of its Wholly Owned Restricted Subsidiaries, or intercompany Indebtedness by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary to Albecca or a Wholly Owned Restricted Subsidiary, provided, however, that:



             (a) if Albecca or any subsidiary guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes in the case of Albecca, or the subsidiary guarantee of such subsidiary guarantor in the case of a subsidiary guarantor; and



             (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Albecca or a Wholly Owned Restricted subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Albecca or a Wholly Owned Restricted Subsidiary of Albecca, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Albecca or such subsidiary, as the case may be, that was not permitted by this clause (6);


          (7) Hedging Obligations incurred for the purpose of fixing or hedging

             (a) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this indenture;

             (b) the value of foreign currencies purchased or received by Albecca in the ordinary course of business; or

             (c) the price of raw materials used by Albecca or its Restricted Subsidiaries in a Permitted Business;

          (8) Indebtedness arising from agreements of Albecca or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, to the extent that the amount of any such Indebtedness does not exceed 25% of the gross proceeds of such disposition;



          (9) the guarantee by Albecca or any of the Restricted Subsidiaries of Indebtedness of Albecca or a Restricted Subsidiary that was permitted to be incurred by another provision of the covenant described in this section;


          (10) Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

          (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, or intentionally drawn in the case of daylight overdrafts, provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

          (12) additional Indebtedness, which may be under Credit Facilities, in an aggregate principal amount or accreted value, as applicable, at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $20.0 million,

     For purposes of determining compliance with the covenant described in this section, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described above, or is entitled to be incurred pursuant to the first paragraph of this section under the 2.0 to 1.0 test, Albecca will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with the covenant, and such item of Indebtedness will be treated as having been incurred either pursuant to only one of such clauses or the first paragraph of this section.

  Liens

     Albecca will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens unless the notes are secured by such Lien on an equal and ratable basis.

  Dividend and Other Payment Restrictions Affecting Subsidiaries


     Albecca will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist any encumbrance or restriction on the ability of any Restricted Subsidiary to:


          (1) pay dividends or make any other distributions on its Capital Stock to Albecca or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Albecca or any of the Restricted Subsidiaries;

          (2) make loans or advances to Albecca or any of the Restricted Subsidiaries;


          (3) guarantee any Indebtedness of Albecca or any Restricted Subsidiary; or


          (4) transfer any of its properties or assets to Albecca or any of the Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supple-ments, refundings, replacement or refinancings taken as a whole are no more restrictive, with respect to such dividend and other payment restrictions, than those contained in such Existing Indebtedness;

          (2) the indenture and the notes;

          (3) applicable law or any applicable Rules, regulation or order;

          (4) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by Albecca or any of its Restricted Subsidiaries as in effect at the time of such acquisition except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (4) of the preceding paragraph;

          (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; or

          (8) Contracts for the sale of assets containing customary restrictions with respect to a subsidiary pursuant to an agreement that has entered into for the sale or disposition of all or substantially all of the Capital Stock or the assets of such subsidiary.

  Merger, Consolidation or Sale of Assets

     Albecca may not, directly or indirectly consolidate or merge with or into another Person, whether or not Albecca is the surviving corporation, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

          (1) either Albecca is the surviving corporation, or the Person formed by or surviving any such consolidation or merger, if other than Albecca, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;


          (2) the Person formed by or surviving any such consolidation or merger, if other than Albecca, or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, assumes all the obligations of Albecca under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;


          (3) immediately after such transaction no Default or Event of Default exists; and


          (4) except in the case of a merger of Albecca with or into a Wholly Owned Restricted Subsidiary of Albecca, Albecca or the Person formed by or surviving any such consolidation or merger, if other than Albecca, will on the date of such transaction after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the 2.0 to 1.0 test described in the first paragraph of "-- Incurrence of Indebtedness and Issuance of Preferred Stock" above.


  Transactions with Affiliates

     Albecca will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, unless:



          (1) such Affiliate Transaction is on terms that are no less favorable to Albecca or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Albecca or such Restricted Subsidiary with an unrelated Person; and



          (2) Albecca delivers to the trustee:


             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement, stock option or other compensation agreement or plan and other reasonable fees, compensation, benefits and indemnities paid or entered into by Albecca or any of its Restricted Subsidiaries in the ordinary course of business to or with the officers, directors or employees of Albecca or its Restricted Subsidiaries, other than an increase of more than 10% in the annual base compensation or a bonus in excess of two times the base salary of Craig A. Ponzio;

          (2) transactions between or among Albecca and/or its Restricted Subsidiaries;

          (3) Restricted Payments that are permitted by the provisions of the indenture described above under "-- Restricted Payments;"

          (4) transactions with suppliers or customers in the ordinary course of business; and

          (5) the current lease on Albecca's Atlanta headquarters, any payments thereunder, and any changes to the lease to the extent that such changes comply with item (1) in the preceding paragraph.

  Limitation on Layering Debt


     Albecca will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Albecca and senior in any respect in right of payment to the notes. No subsidiary guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such subsidiary guarantor and senior in any respect in right of payment to such subsidiary guarantor's subsidiary guarantee.


  Business Activities


     Albecca will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

  Reports

     Whether or not required by the SEC, so long as any notes are outstanding, Albecca will furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Albecca were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Albecca's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if Albecca were required to file such reports.

     In addition, whether or not required by the SEC, Albecca will file a copy of all of the information and reports referred to in clauses (1) and (2)above with the SEC within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on the notes, whether or not prohibited by the subordination provisions of the indenture;

          (2) default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;


          (3) failure by Albecca or any of its Restricted Subsidiaries, for 30 days after notice by the trustee or by the holders of at least 25% in principal amount of the notes then outstanding, to comply with the provisions described above under "-- Change of Control,"
              "-- Asset Sales," "-- Restricted Payments" or "-- Incurrence of indebtedness and Issuance of Preferred Stock";



          (4) failure by Albecca or any of its Restricted Subsidiaries, for 60 days after notice by the trustee or the holders of at least 25% in principal amount of the notes then outstanding, to comply with any of the other agreements in the indenture or the notes;


          (5) default under any mortgage, indenture or instrument related to any indebtedness for money borrowed by Albecca or any of its Restricted Subsidiaries, or the payment of which is guaranteed by Albecca or any of its Restricted Subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the indenture, if that default:


             (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or


             (b) results in the acceleration of such Indebtedness prior to its express maturity,

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; and

          (6) failure by Albecca or any of its Restricted Subsidiaries to pay final judgments totalling more than $7.5 million, which judgments are not paid, discharged or stayed for a period of 60 days;


          (7) except as permitted by the indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any subsidiary guarantor, or any Person acting on behalf of any subsidiary guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and


          (8) certain events of bankruptcy or insolvency with respect to Albecca or any of its significant Subsidiaries.


     All outstanding notes will become due and payable immediately in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Albecca, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.



     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if it determines that withholding notice is in their interest.



     The holders of a majority in aggregate principal amount of the notes then outstanding, by notice to the trustee, may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.



     Albecca is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Albecca is required to deliver to the trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No director, officer, employee, incorporator or stockholder of Albecca or any subsidiary guarantor, as such, shall have any liability for any obligations of Albecca or the subsidiary guarantors under the notes, the indenture, the subsidiary guarantees, the registration rights agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE


     Albecca may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the subsidiary guarantors discharged with respect to their subsidiary guarantees except for:


          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;

          (2) Albecca's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;


          (3) the rights, powers, trusts, duties and immunities of the trustee, and Albecca's obligations in connection therewith; and


          (4) the Legal Defeasance provisions of the indenture.


     In addition, Albecca may, at its option and at any time, elect to have the obligations of Albecca and the subsidiary guarantors released with respect to certain covenants that are described in the indenture and thereafter any failure to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events described under "Events of Default," not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:


          (1) Albecca must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidated damages on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Albecca must specify whether the notes are being defeased to maturity or to a particular redemption date;



          (2) in the case of Legal Defeasance, Albecca shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that Albecca has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;



          (3) in the case of Covenant Defeasance, Albecca shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;


          (4) no Default or Event of Default shall have occurred and be continuing either on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit, or at any time in the period ending on the 91st day after the date of deposit, insofar as Events of Default from bankruptcy or insolvency events are concerned;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which Albecca or any of its Restricted Subsidiaries is a party or by which Albecca or any of its Restricted Subsidiaries is bound;


          (6) Albecca must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;



          (7) Albecca must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Albecca with the intent of preferring the holders of notes over the other creditors of Albecca with the intent of defeating, hindering, delaying or defrauding creditors of Albecca or others; and



          (8) Albecca must deliver to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


AMENDMENT, SUPPLEMENT AND WAIVER

     Without the consent of each note holder affected, an amendment or waiver may not:

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under "-- Certain Covenants";

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (7) waive a redemption payment with respect to any note, other than a payment required by one of the covenants described above under "-- Certain Covenants"; or

          (8) make any change in the preceding amendment and waiver provisions.


     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination or that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding. Notwithstanding the preceding, without the consent of any holder of notes, Albecca and the trustee may amend or supplement the Indenture or the notes:


          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of Albecca's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Albecca's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder; or

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.


CONCERNING THE TRUSTEE



     If the trustee becomes a creditor of Albecca or any subsidiary guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions but if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.



     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

     The notes were offered and sold to qualified institutional buyers in reliance on Rule 144A. The notes will be issued in registered, global form in minimum denominations of $1,000 principal amount at maturity and integral multiples of $1,000 in excess thereof.


     The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.


     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry for Certificated Notes."


     In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and CEDEL, which may change from time to time.



     Initially, the trustee will act as paying agent and registrar with respect to the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar.


DEPOSITARY PROCEDURES

     DTC has advised Albecca that DTC is a limited-purpose trust company created to hold securities for its participating organizations which are called "direct participants" and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers, including the initial purchasers of the notes, banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities called "indirect participants" that clear through, or maintain a direct or indirect custodial relationship with, a direct participant.

     DTC has advised Albecca that, pursuant to DTC's procedures:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of the direct participants designated by the initial purchasers of the notes with portions of the principal amount of the Global Notes that have been allocated to them by the initial purchasers; and

          (2) DTC will maintain records of the ownership interests of such direct participants in the Global Notes and the transfer of ownership interests by and between direct participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the Global Notes. Direct participants and indirect participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the Global Notes.

     Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. Investors in the Reg S Temporary Global Notes may hold their interests therein directly through Euroclear or CEDEL or indirectly through organizations that are participants in Euroclear or CEDEL. After the expiration of the 40-Day Restricted Period, but not earlier, investors may also hold interests in the Reg S Permanent Global Notes through organizations other than Euroclear and CEDEL that are direct participants in the DTC system. Morgan Guaranty Trust Company of New York, Brussels office is the operator and depository of Euroclear and Citibank, N.A. is the operator and depository of CEDEL, each a "nominee" of Euroclear and CEDEL, respectively. Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and CEDEL, respectively. Euroclear and CEDEL must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers' securities accounts. DTC will not maintain such records. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not direct participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes see "-- Reg S Temporary and Reg S Permanent Global Notes" and "-- Transfers of Interests in Global Notes for Certificated Notes," below.

     Except as described in "-- Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.


     Under the terms of the indenture, Albecca, the subsidiary guarantors and the trustee will treat the persons in whose names the notes are registered, including notes represented by Global Notes as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither Albecca, the trustee nor any agent of Albecca or the trustee has or will have any responsibility or liability for any aspect of DTC's records or any direct participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any direct participant's or indirect participant's records relating to the beneficial ownership interests in any Global Note or any other matter relating to the actions and practices of DTC or any of its direct participants or indirect participants.



     DTC has advised Albecca that its current payment practice with respect to securities such as the notes is to credit the accounts of the relevant direct participants with each payment on the payment date in amounts proportionate to such direct participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by direct participants and indirect participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, Albecca or the subsidiary guarantors. Neither Albecca, the subsidiary guarantors nor the trustee will be liable for any delay by DTC or its direct participants or indirect participants in identifying the beneficial owners of the notes, and Albecca and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.


     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between indirect participants who hold an interest through a direct participant, other than indirect participants who hold an interest in the notes through Euroclear or CEDEL, will be effected in accordance with the procedures of such direct participant but generally will settle in immediately available funds. Transfers between and among indirect participants who hold interests in the notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between direct participants in DTC, on the one hand, and indirect participants who hold interests in the notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear's or

CEDEL's respective nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL. However, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines, Brussels time for Euroclear and United Kingdom time for CEDEL. Indirect participants who hold interest in the notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

     Because of time zone differences, the securities accounts of an indirect participant who holds an interest in the notes through Euroclear or CEDEL purchasing an interest in a Global Note from a direct participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Reg S Permanent Global Note to a DTC participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

     DTC has advised Albecca that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such direct participant or direct participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes without the direction of one or more of its direct participants for legended notes in certificated form, and to distribute such certificated forms of notes to its direct participants. See "-- Transfers of Interests in Global Notes for Certificated Notes," below.


     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Reg S Permanent Global Notes and in the U.S. Global Notes among direct participants, including Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Albecca, the subsidiary guarantors, the initial purchasers of the notes or the trustee shall have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct and indirect participants of their respective obligations under the rules and procedures governing any of their operations.


     The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that Albecca believes to be reliable, but Albecca takes no responsibility for the accuracy thereof.

  Reg S Temporary and Reg S Permanent Global Notes


     An indirect participant who holds an interest in Reg S Temporary Global Notes through Euroclear or CEDEL must provide Euroclear or CEDEL, as the case may be, with a certificate in the form required by the Indenture certifying that such indirect participant either (a) is not a U.S. Person, as defined below, or
(b) has purchased such interests in a transaction that is exempt from the registration requirements under the Securities Act. Euroclear or CEDEL, as the case may be, must provide to the trustee or the paying agent if other than the trustee, a certificate in the form required by the indenture prior to any exchange of such beneficial interests for beneficial interests in Reg S Permanent Global Notes.


     "U.S. Person" means:

          (1) any individual resident in the United States;

          (2) any partnership or corporation organized or incorporated under the laws of the United States

          (3) any estate of which an executor or administrator is a U.S. Person, other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets;

          (4) any trust of which any trustee is a U.S. Person, other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets, and no beneficiary of the trust, and no settler, if the trust is revocable, is a U.S. Person;

          (5) any agency or branch of a foreign entity located in the United States;

          (6) any non-discretionary or similar account, other than an estate or trust, held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

          (7) any discretionary or similar account, other than an estate or trust, held by a dealer or other fiduciary organized, incorporated or resident in the United States, other than such an account held for the benefit or account of a non-U.S. Person; or

          (8) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts;

provided, however that the term "U.S. Person" shall not include a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country, the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

  Transfers of Interests in One Global Note for Interests in Another Global Note


     Prior to the expiration of the 40-Day Restricted Period, an indirect participant who holds an interest in Reg S Temporary Global Notes through Euroclear or CEDEL will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes. After the expiration of the 40-Day Restricted Period, an indirect participant who holds an interest in Reg S Global Notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes only upon receipt by the trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer described in the indenture and set forth in the legend printed on the Reg S Permanent Global Notes.



     Prior to the expiration of the 40-Day Restricted Period, a Direct or Indirect Participant who holds an interest in U.S. Global Notes will not be permitted to transfer its interests to any person that takes delivery thereof in the form of an interest in the Reg S Temporary Global Notes. After the expiration of the 40-Day Restricted Period, a direct or indirect participant who holds an interest in U.S. Global Notes may transfer its interests to a person who takes delivery in the form of an interest in Reg S Permanent Global Notes only upon receipt by the trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S.



     Transfers involving an exchange of a beneficial interest in Reg S Global Notes for a beneficial interest in U.S. Global Notes or vice versa will be effected by DTC by means of an instruction originated by the trustee through DTC/Deposit Withdraw at Custodian, or DWAC system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global Note and a corresponding increase in the principal amount of the other Global Note, as applicable. Any beneficial interest in the one Global Note that is transferred to a person who takes delivery in the form of the other Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

  Transfers of Interests in Global Notes for Certificated Notes


     An entire Global Note may be exchanged for definitive notes in registered, certificated form without interest coupons if:


          (1) DTC notifies Albecca that it is unwilling or unable to continue as depositary for the Global Notes and Albecca thereupon fails to appoint a successor depositary within 90 days, or DTC has ceased to be a clearing agency registered under the Exchange Act;


          (2) Albecca, at its option, notifies the trustee in writing that it elects to cause the issuance of Certificated Notes; or


          (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.


In any such case, Albecca will notify the trustee in writing that, upon surrender by the direct and indirect participants of their interest in such Global Note, Certificated Notes will be issued to each person that such direct and indirect participants and the DTC identify as being the beneficial owner of the related notes.



     Beneficial interests in Global Notes held by any direct or indirect participant may be exchanged for Certificated Notes upon request to DTC, or by such direct participant, for itself or on behalf of an indirect participant, to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such direct or indirect participants in accordance with DTC's customary procedures.



     Neither Albecca, the subsidiary guarantors nor the trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of notes, and Albecca and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.


  Transfers of Certificated Notes for Interests in Global Notes


     Certificated Notes may only be transferred if the transferor first delivers to the trustee a written certificate and, in certain circumstances, an opinion of counsel confirming that in connection with such transfer it has complied with the restrictions on transfer described in the indenture.


SAME DAY SETTLEMENT AND PAYMENT

     The indenture requires that payments in respect of the notes represented by the Global Notes be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, Albecca will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Albecca expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES


     Pursuant to the registration rights agreement, Albecca will file with the SEC a registration statement to cover resales of Transferred Restricted Securities as defined below, if any holder of Transferred Restricted Securities notifies Albecca within 50 days after the date of this prospectus that:


     (1) the holder is prohibited by law or SEC policy from participating in the exchange offer, other than due solely to the status of such holder as an affiliate of Albecca within the meaning of the Securities Act; or

     (2) the holder may not resell the notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales, or

     (3) the holder is a broker-dealer and owns notes acquired directly from Albecca or an affiliate of Albecca.


     Albecca will use its best efforts to cause the shelf registration statement to be declared effective as promptly as possible by the SEC.


     For purposes of the foregoing, "Transfer Restricted Securities" means each note until:

     (1) the date on which such note has been exchanged by a person other than a broker-dealer for a note in the exchange offer;

     (2) following the exchange by a broker-dealer in the exchange offer of a note for a note, the date on which such note is sold to a purchaser who receives a copy of this prospectus from such broker-dealer on or prior to the date of such sale;


     (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or


     (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.


     The registration rights agreement provides that Albecca will use its best efforts to file the shelf registration statement with the SEC within 75 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC within 150 days after such obligation arises. Albecca will be required to pay the note holders liquidated damages if one of the following registration defaults occurs:



     (1) Albecca fails to file the shelf registration statement by the required date,



     (2) the shelf registration statement is not declared effective by the SEC by the required date, or


     (3) Albecca fails to consummate the exchange offer within 30 days after it begins, or


     (4) the shelf registration statement or the registration statement filed in connection with the exchange offer is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement.


With respect to the 90-day period immediately following the occurrence of the first Registration Default Albecca will pay liquidated damages to a holder equal to $0.05 per week per $1,000 principal amount of notes held by such holder. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of notes for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.30 per week per $1,000 principal amount of notes. All accrued liquidated damages will be paid by Albecca to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Holders of notes will be required to deliver to Albecca information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages set forth above.


ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Albecca at 3900 Steve Reynolds Boulevard, Norcross, Georgia 30093, Attention: Chief Financial Officer.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:


          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a subsidiary of such specified Person; and



          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person or assumed in connection with the acquisition of any asset used or useful in a Permitted Business acquired by such specified Person, provided that such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, or such acquisition, as the case may be.


     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," "controlling," "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means:


          (1) the sale, lease, conveyance or other disposition of any assets or rights other than sales of inventory in the ordinary course of business consistent with past practices and operating leases entered into in the ordinary course of business, provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Albecca and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under "-- Certain
     Covenants -- Change of Control" and/or the provisions described above under "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the covenant described under "-- Certain
     Covenants -- Asset Sales"); and



          (2) the sale by Albecca and the issue or sale by any of the Restricted Subsidiaries of Albecca of Equity Interests of any of Albecca's subsidiaries;


in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions that have a fair market value, as determined in good faith by the Board of Directors, in excess of $1.0 million or for net cash proceeds in excess of $1.0 million.

          Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales:


          (1) a transfer of assets by Albecca to a Wholly Owned Restricted Subsidiary of Albecca or by a Wholly Owned Restricted Subsidiary of Albecca to Albecca or to a Wholly Owned Restricted Subsidiary of Albecca;

          (2) an issuance of Equity Interests by a Restricted Subsidiary of Albecca to Albecca or to a Wholly Owned Restricted Subsidiary of Albecca;


          (3) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments;"

          (4) the sale and leaseback of any assets within 90 days of the acquisition of such assets, provided that the sale price of such assets is not materially less than the acquisition price of such assets; and

          (5) the periodic clearance of aged, obsolete or discontinued inventory.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents however designated, of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) securities issued or unconditionally and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (2) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $250.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (3) above, entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two of the highest ratings obtainable from either Moody's or S&P and in each case maturing within one year after the date of acquisition; and

          (6) investments in funds investing exclusively in investments of the types described in clauses (1) through (5) above.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Albecca and its Subsidiaries taken as a whole to any "person" as such term is used in
     Section 13(d)(3) of the Exchange Act, other than the Principals and their Related Parties;

          (2) the adoption of a plan relating to the liquidation or dissolution of Albecca;

          (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that (A) any "person", as defined above, other than the Principals and their Related Parties, becomes the "beneficial owner", as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, of 40% or more of the Voting Stock of Albecca measured by voting power rather than number of shares, and
     (B) the Principals and their Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of Albecca than such other "person";

          (4) the first day on which a majority of the members of the Board of Directors of Albecca are not Continuing Directors; or

          (5) Albecca consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Albecca, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Albecca is converted into or exchanged for cash, securities or other property, other than any such transaction where:

             (a) the Voting Stock of Albecca outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person; and


             (b) either the "beneficial owners," as defined above, of the Voting Stock of Albecca immediately prior to such transaction own, directly or indirectly through one or more subsidiaries, not less than a majority of the total Voting Stock of the surviving or transferee corporation immediately after such transaction, or if, immediately prior to such transaction Albecca is a direct or indirect subsidiary of any other Person, then the "beneficial owners" of the Voting Stock of such Holding Company immediately prior to such transaction own, directly or indirectly through one or more subsidiaries, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction.


     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus

          (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income of such Person and its Restricted Subsidiaries; plus

          (2) (A) if such Person is an S corporation or substantially similar pass-through entity for U.S. federal income tax purposes, the amount of all Permitted Quarterly Tax Distributions for such period, whether or not such Permitted Quarterly Tax Distributions have actually been distributed, as adjusted for any True-up Amount determined for such period, plus any provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, and (B) if such Person is not an S corporation or substantially similar pass-through entity for U.S. federal income tax purposes, any provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, to the extent that the expense was deducted in computing such Consolidated Net Income, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

          (4) depreciation and amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash charges of such Person and its subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period; minus


          (5) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.


     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent, and in the same proportion, that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.



     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and reduced by the amount of Permitted Quarterly Tax Distributions for such period, whether or not such Permitted Quarterly Tax Distributions have actually been distributed, as adjusted for any True-up Amount determined for such period; provided that:



          (1) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;



          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders;


          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Albecca who:

          (1) was a member of such Board of Directors on the date of the indenture immediately after the original offering of the notes; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were either members of such Board at the time of such nomination or election or are successor Continuing Directors appointed by such Continuing Directors or their successors.


     "Credit Facilities" means, with respect to Albecca or the subsidiary guarantors, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exceptions provided by clause (1) of the definition of Permitted Liens.


     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means:

          (1) any Senior Debt outstanding under the Credit Facilities, and

          (2) any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Albecca as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. However, a class of Capital Stock shall not be Disqualified Stock hereunder solely as the result of any maturity or redemption that is conditioned upon, and subject to, compliance with the covenant described above under "-- Certain Covenants -- Restricted Payments," and Capital Stock issued to any plan for the benefit of employees of Albecca or its subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by Albecca in order to satisfy applicable statutory or regulatory obligations.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.


     "Equity Offering" means an offering of common stock, other than Disqualified Stock, of Albecca, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, other than an offering pursuant to Form S-8 or any successor form.


     "Estimation Period" means the period for which a shareholder who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a calendar year in connection with determining his estimated federal income tax liability for such period.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the Offering be included in Fixed Charges; plus

          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of:

             (a) without duplication (1) all dividends paid or accrued in respect of Disqualified Stock which are not treated as interest for tax purposes for such period and (2) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests other than Disqualified Stock of Albecca, times

             (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Albecca or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness, other than revolving credit borrowings, or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.


     In addition, for purposes of making the computation referred to above:

          (1) acquisitions that have been made by Albecca or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma expense and cost reductions attributable to such acquisitions, to the extent such expense and cost reduction would be permitted by the SEC under Article 11 of Regulation S-X to be reflected in pro forma financial statements included in a registration statement filed with the SEC;

          (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and Consolidated EBITDA shall reflect any pro forma expense or cost reductions relating to such discontinuance or disposition, to the extent such expense or cost reductions would be permitted by the SEC to be reflected in pro forma financial statements included in a registration statement filed with the SEC;


          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its subsidiaries following the Calculation Date; and



          (4) to the extent included in Consolidated EBITDA, all items shall be excluded which are either extraordinary, as determined in accordance with GAAP, or nonrecurring, including any gain from the sale or disposition of assets outside the ordinary course of business or from the issuance or sale of any Equity Interests, other than Disqualified Stock.



     "Foreign Subsidiary" means any Restricted Subsidiary organized or incorporated in a jurisdiction outside of the United States.



     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture provided, however, that all reports and other financial information provided by Albecca to the Holders, the trustee and/or the SEC shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.


     "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, the value of foreign currencies, or the price of raw materials.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;


          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;


          (3) banker's acceptances;

          (4) Capital Lease Obligations; or

          (5) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, =other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, "Indebtedness" also includes all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

          (2) the principal amount thereof in the case of any other
     Indebtedness.

     "Investments" means, with respect to any Person, all:

          (1) investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations;

          (2) advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business;

          (3) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities; and

          (4) all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.


     If Albecca or any Restricted Subsidiary of Albecca sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Albecca such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted subsidiary of Albecca, Albecca shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph under "-- Certain Covenants -- Restricted Payments" above.


     "Issue Date" means August 11, 1998, the date on which notes were first issued and authenticated under the indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest therein.

     "Net Income" means, with respect to any Person, the net income, or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:


          (1) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with (a) any Asset Sale or (b) the extinguishment of any Indebtedness of such Person or any of its subsidiaries; and

          (2) any extraordinary or nonrecurring gain, but not loss, together with any related provision for taxes on such extraordinary or nonrecurring gain, but not loss.

     "Net Proceeds" means the aggregate cash proceeds received by Albecca or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of:

          (1) the direct costs relating to such Asset Sale;

          (2) any relocation expenses incurred as a result thereof;

          (3) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements;

          (4) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, other than Indebtedness under the Credit Facilities; and

          (5) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:


          (1) as to which neither Albecca nor any of its Restricted Subsidiaries
     (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, or (b) is directly or indirectly liable as a subsidiary guarantor or otherwise; and



          (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Albecca or any of its Restricted Subsidiaries, including the stock of such Restricted Subsidiary.


     "Obligations" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Pari Passu Indebtedness" means Indebtedness that ranks pari passu in right of payment to the notes.

     "Paying Agent" means the depository and paying agent designated as such by Albecca in connection with a Change of Control Offer.

     "Permitted Business" means the design, manufacture, distribution, marketing, licensing and sale of framing-related products and supplies and other interior accessories and furnishing products and related services.

     "Permitted Investments" means:


          (1) any Investment in Albecca or in a subsidiary guarantor or a Wholly Owned Foreign Subsidiary that is engaged in a Permitted Business;



          (2) any Investment in cash and Cash Equivalents;

          (3) any Investment by Albecca or any Restricted Subsidiary in a Person, if as a result of such Investment:



             (a) such Person becomes a subsidiary guarantor or a Wholly Owned Foreign subsidiary that is engaged in a Permitted Business; or



             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Albecca or a subsidiary guarantor or a Wholly Owned Foreign Subsidiary that is engaged in a Permitted Business;


          (4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under "-- Certain
     Covenants -- Asset Sales" or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof;

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests of Albecca, other than Disqualified Stock of Albecca;

          (6) Hedging Obligations entered into in the ordinary course of Albecca's or its Restricted Subsidiaries' businesses and otherwise in compliance with the indenture;

          (7) additional Investments not to exceed $5.0 million at any one time outstanding; and

          (8) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

     "Permitted Junior Securities" means Equity Interests in Albecca or debt securities that:

          (1) are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Debt pursuant to
     Article 10 of the indenture;

          (2) have a final maturity date and a weighted average life to maturity which is the same as or greater than the notes; and

          (3) are not secured by any collateral.

     "Permitted Liens" means:

          (1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, other than Liens extinguished in connection with the application of the proceeds of the original sale of the notes;

          (2) Liens securing Senior Debt and Liens on assets of Restricted Subsidiaries securing Guarantees of Senior Debt permitted to be incurred under the indenture;


          (3) Liens securing the notes and the subsidiary guarantees;



          (4) Liens of Albecca or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of Albecca;


          (5) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture, provided that such Liens:

             (A) are not materially less favorable to note holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and

             (B) do not extend to or cover any property or assets of Albecca or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

          (6) Liens for taxes, assessments or governmental charges or claims that are not delinquent or are being contested in good faith by appropriate proceedings and as to which Albecca or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (7) statutory Liens of landlords, workmen and other similarly situated persons incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if any reserve or other appropriate provision required by GAAP shall have been made in respect thereof;

          (8) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations;

          (9) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

          (10) Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money;

          (11) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (12) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Albecca or any of its Restricted Subsidiaries;

          (13) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;


          (14) Liens securing Capital Lease Obligations and purchase money Indebtedness incurred in accordance with the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" provided, however, that (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of Albecca or any Restricted Subsidiary of Albecca other than the property or assets being acquired or constructed, and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;


          (15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (16) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (17) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Albecca or any of its Restricted Subsidiaries, including rights of set-off;

          (18) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the indenture;


          (19) Liens securing Acquired Debt incurred in accordance with the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", provided that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by Albecca or a Restricted Subsidiary of Albecca and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by Albecca or a Restricted Subsidiary of Albecca, and (B) such Liens do not extend to or cover any property or assets of Albecca or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of Albecca or a Restricted Subsidiary of Albecca and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by Albecca or a Restricted Subsidiary of Albecca;


          (20) leases or subleases granted to others not interfering in any material respect with the business of Albecca or its Restricted Subsidiaries; and

          (21) liens securing Indebtedness of foreign subsidiaries incurred in accordance with the provisions of the covenant described above in " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," provided that such Liens relate solely to the assets of the foreign subsidiaries that incurred such Indebtedness.

     "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of Albecca for the related Estimation Period, provided however, that:

          (1) prior to any distributions of Tax Amounts Albecca shall deliver an Officers' Certificate certifying that the Tax Amounts to be distributed were determined pursuant to the terms of the indenture and stating to the effect that Albecca qualifies as an S corporation or substantially similar pass-through entity for federal income tax purposes; and

          (2) at the time of such distributions, the most recent audited financial statements of Albecca reflect that Albecca was treated as an S corporation or substantially similar pass-through entity for federal income tax purposes for the period covered by such financial statements.


     "Permitted Refinancing Indebtedness" means any Indebtedness of Albecca or any of its subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, prepay, retire, renew, replace, defease or refund Indebtedness of Albecca or any of its subsidiaries other than such Indebtedness described in clauses (1), (6), (7), (8), (9), (11) and (12) of the covenant described above under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", provided that:


          (1) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof, such principal amount to be calculated as to foreign subsidiaries on an aggregate consolidated basis in the case of a consolidated refinancing of Indebtedness of foreign subsidiaries;

          (2) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and


          (4) such Indebtedness either is incurred by Albecca or is incurred by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or, in the case of a consolidated refinancing of the Indebtedness of the foreign subsidiaries, by all of the foreign subsidiaries which are obligors.

     In the case of Permitted Refinancing Indebtedness incurred by Albecca under a revolving credit facility or facilities to refinance, refund or replace Indebtedness of foreign subsidiaries, and any successive Permitted Refinancing Indebtedness incurred with respect thereto:

             (a) such Permitted Refinancing Indebtedness shall include all successive readvances, reborrowings and other Indebtedness thereafter incurred under such facility or facilities up to the original principal amount of such Permitted Refinancing Indebtedness; and

             (b) such Indebtedness being refinanced shall be deemed to have been outstanding on the Issue Date so long as the aggregate amount thereof at the time of the refinancing does not exceed the aggregate amount of Indebtedness of foreign subsidiaries outstanding on the Issue Date.

     "Person" means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Principals" means Craig A. Ponzio and June R. Ponzio.

     "Qualified Proceeds" means any of the following or any combination of the following:

          (1) cash;

          (2) Cash Equivalents;

          (3) long-term assets that are used or useful in a Permitted Business; and


          (4) the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by Albecca or any Restricted Subsidiary of Albecca of such Capital Stock, (a) such Person becomes a Wholly Owned Restricted Subsidiary and a subsidiary guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Albecca or any Wholly Owned Restricted Subsidiary of Albecca that is a subsidiary guarantor.


     "Quarterly Payment Period" means the period commencing on the first day of each month in which federal individual tax payments are due and ending on and including the day of such month on which such payments are due, provided that payments in respect of estimated state income taxes due in January may instead, at the option of Albecca, be paid during the last five days of the immediately preceding December.

     "Related Party" with respect to any Principal means:


          (1) any controlling shareholder or a majority, or more, owned subsidiary of such Principal or, in the case of an individual, any spouse or immediate family member of such Principal; or


          (2) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding a majority, or more, controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.


     "Restricted Subsidiary" means any subsidiary of Albecca other than an Unrestricted Subsidiary.


     "Senior Debt" means:


          (1) all Indebtedness of Albecca or any subsidiary guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) other Indebtedness of Albecca or any of its subsidiary guarantors permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and


          (3) all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

             (a) any liability for federal, state, local or other taxes owed or owing by Albecca;


             (b) any Indebtedness of Albecca to any of its subsidiaries or other Affiliates;


             (c) any trade payables; or

             (d) that portion of any Indebtedness that is incurred in violation of the indenture.


     "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date of the Indenture.


     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.


     "Subsidiary" means, with respect to any Person:



          (1) any corporation, association or other business entity of which more than 50% of the total Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof; and


          (2) any partnership:


             (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person; or



             (b) the only general partners of which are such Person or of one or more subsidiaries of such Person or any combination thereof.



     "Subsidiary Guarantors" means, initially, each subsidiary of Albecca, other than foreign subsidiaries and Unrestricted Subsidiaries, on the Issue Date and thereafter each of the subsidiaries of Albecca that executes a subsidiary guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.


     "Tax Amounts" with respect to any taxable period shall not exceed an amount equal to:

          (A) the product of (1) the taxable income of Albecca for such period, or as such amount may be subsequently adjusted based upon a redetermination agreed upon with applicable tax authorities, as determined by the Tax CPA and (2) the Tax Percentage; plus

          (B) the amount of any interest and penalties assessed in connection with such a redetermination; reduced by

          (C) to the extent not previously taken into account, any income tax benefit attributable to Albecca which could be realized, without regard to actual realization, by its shareholders in the current or any prior taxable year, or portion thereof, commencing on or after the date of the indenture, including any tax losses or tax credits, computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

     "Tax CPA" means a nationally recognized certified public accounting firm.


     "Tax Percentage" means, for a particular taxable year, the highest effective marginal combined rate of U.S. federal and state and local income tax, imposed on an individual taxpayer, as certified by the Tax CPA in a certificate filed with the trustee. The rate of state and local income tax to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the highest state and local marginal tax rate applicable to any shareholder.

     "True-up Amount" means;

          (1) in respect of a particular taxable year, an amount determined by the Tax CPA equal to the difference between the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year; and

          (2) the actual Tax Amounts for such year.

        The amount equal to the excess, if any, of the amount described in clause (1) over the amount described in clause (2) above shall be referred to as the "True-up Amount due to Albecca" and the excess, if any, of the amount described in clause (2) over the amount described in clause (1) above shall be referred to as the "True-up Amount due to the shareholders."


     "True-up Determination Date" means the date on which the Tax CPA delivers a statement to the trustee indicating the True-up Amount.



     "Unrestricted Subsidiary" means:


          (1) HBA L.L.C. and HBA-MS Inc.; and


          (2) any subsidiary of Albecca, other than the subsidiary guarantors as of the date of the indenture or any successor to any of them, that is designated by the Board of Directors of Albecca as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such subsidiary:


             (A) has no Indebtedness other than Non-Recourse Debt;


             (B) is not party to any agreement, contract, arrangement or understanding with Albecca or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Albecca or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Albecca;


             (C) is a Person with respect to which neither Albecca nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests, or to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

             (D) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Albecca or any of its Restricted Subsidiaries.


     Any such designation by the Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Albecca as of such date. The Board of Directors of Albecca may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of Albecca of any outstanding Indebtedness or outstanding issue of preferred stock of such Unrestricted Subsidiary and such designation shall only be permitted if:


             (a) such Indebtedness and preferred stock is permitted under the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period;

             (b) such subsidiary becomes a subsidiary guarantor, and


             (c) no Default or Event of Default would exist following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years calculated to the nearest one-twelfth that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.


     "Wholly Owned Foreign Subsidiary" of any Person means a Foreign Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares or shares required to be owned by foreign nationals by applicable law, shall at the time be owned by such Person or by one or more Wholly Owned Foreign Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.



     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares or shares required to be owned by foreign nationals by applicable law, shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


     The following is a general summary of certain United States federal income tax consequences of the ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions as in effect on the date of this prospectus, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This summary deals only with holders that will acquire their notes at original issuance and will hold notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies or dealers in securities or currencies, persons that will hold notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction, or persons that have a "functional currency" other than the U.S. dollar.


     As used herein, the term "United States holder" means a beneficial owner of a note that is a United States person or that otherwise is subject to United States federal income taxation on a net income basis in respect of the notes because such person is engaged in a trade or business in the United States and income and gain received in respect of the notes is effectively connected with the conduct of such trade or business. The term "United States person" means a holder of a note who is a citizen or resident alien individual of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if:

          (1) a U.S. court is able to exercise primary supervision over the trust's administration; and

          (2) one or more United States persons have the authority to control all of the trust's substantial decisions.

The term "United States" means the United States of America, including the States and the District of Columbia, its possessions, territories and other areas subject to its jurisdiction.

     Investors should consult their own tax advisors in determining the specific tax consequences to them of holding and disposing of notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign and other tax laws.

     The exchange offer is structured so that the exchange of notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. As a result, no material U.S. federal income tax consequences will result to United States holders exchanging notes. A tendering holder's tax basis in the notes received will be the same as such holder's tax basis in its notes surrendered therefor. A tendering holder's holding period for the notes received pursuant to the exchange offer will include its holding period for the notes surrendered therefor.

UNITED STATES HOLDERS

  Payments of Interest

     Payments of interest on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received in accordance with the United States holder's method of tax accounting.

  Liquidated Damages

     Any Liquidated Damages described herein under "Description of the Notes -- Registration Rights; Liquidated Damages" will be taxable to a United States holder as ordinary income in accordance with such United States holder's method of tax accounting.

  Information Reporting and Backup Withholding

     A noncorporate United States holder may be subject to information reporting and to backup withholding at a rate of 31 percent with respect to payments of principal and interest made on a note, or on proceeds of disposition of a note before maturity, unless such United States holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the United States person's United States federal income tax liability provided the required information is furnished to the IRS.

NON-UNITED STATES HOLDERS

     Under current United States federal income tax law:


          (1) payments of interest and principal to a holder who is not a United States holder will not be subject to withholding of United States federal income tax, provided that (a) the holder does not actually or constructively under the applicable attribution rules of the Internal Revenue Code own 10 percent or more of the total combined voting power of all classes of stock of the company entitled to vote, is not a bank receiving interest on the notes in the ordinary course of its banking business as described in Section 881(c)(3)(A) of the Internal Revenue Code and is not a controlled foreign corporation for federal income tax purposes related directly or indirectly to the company through stock ownership and
     (b) the beneficial owner provides to the company or a paying agent a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder; and


          (2) a non-United States holder will not be subject to United States federal income tax on gain realized on the disposition of a note.

Notwithstanding the above, a non-United States holder that is subject to United States federal income taxation on a net income basis with respect to its income from a note generally will be subject to the same rules to which a United States holder is subject with respect to the accrual of interest on a note and with respect to gain or loss realized or recognized on the disposition of a note. Such a non-United States holder that is a foreign corporation may also be subject to a branch profits tax at the rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty on its effectively connected earnings and profits for the taxable year, subject to various adjustments. For this purpose, interest and gain received in respect of a note will be included in the effectively connected earnings and profits of such non-United States holder if such interest or gain is effectively connected with the conduct by such holder of a trade or business in the United States. Moreover, a non-United States holder who is an individual but who is not otherwise subject to United States federal income taxation on a net basis with respect to a note will nonetheless be subject to a 30 percent withholding tax on any gain other than that attributable to accrued interest realized upon the sale, exchange or retirement of a note if such individual is present in the United States for a period or periods aggregating 183 days or more during the calendar year or taxable year if one has been established in which such disposition occurs, and either:


          (1) such individual has a "tax home", as defined in Section 911(d)(3) of the Internal Revenue Code, in the United States unless such gain is attributable to an office or other fixed place of business in a foreign country maintained by such individual and has been subject to a foreign tax of at least 10 percent; or


          (2) the gain is attributable to an office or other fixed place of business in the United States. Special rules might also apply to a non-United States holder that is a qualified resident of a country with which the United States has an income tax treaty. A note held by an individual holder who at the time of death was a non-resident alien will not be subject to United States federal estate tax so long as at the time of death such individual did not own actually or constructively, under the applicable attribution rules of the Internal Revenue Code, 10 percent or more of the total combined voting power of all classes of stock of Albecca entitled to vote and was not subject to United States federal income taxation on a net income basis with respect to its income from the note.


  Information Reporting and Backup Withholding

     United States information reporting requirements and backup withholding tax will not apply to payments on, or proceeds from the disposition of, a note held by a non-United States holder if the beneficial owner certifies its non-United States status under penalties of perjury or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder, or otherwise establishes an exemption; provided that neither Albecca nor its payment agent has actual knowledge that the person is a United States person or that the conditions of any other exemption are not in fact satisfied.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the non-United States person's United States federal income tax liability, provided that the required information is furnished to the IRS.


     On October 7, 1997, the U.S. Treasury Department issued final Treasury regulations and subsequently released guidance regarding the effective date of such Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States persons after December 31, 1999. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a note. Furthermore, with respect to payments made after December 31, 1999, for purposes of applying the rules set forth in this and the two preceding paragraphs to an entity that is treated as fiscally transparent, such as a partnership, for United States federal income taxation purposes, the beneficial owner means each of the ultimate beneficial owners of the entity. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury Regulations on an investment in the notes.


                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of notes received in exchange for notes where such notes were acquired as a result of market-making activities or other trading activities. Albecca has agreed that it will make this prospectus available to any participating broker-dealer for a period of time not to exceed one year after the date on which the exchange offer is consummated for use in connection with any such resale. In addition, until such date, all broker-dealers effecting transactions in the notes may be required to deliver a prospectus.


     Albecca will not receive any proceeds from any sale of notes by broker-dealers. Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such notes. Any broker-dealer that resells notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Starting on the expiration date, Albecca will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Albecca has agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the notes offered hereby will be passed upon for Albecca by Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia, and, as to matters governed by New York law only, by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York. Philip H. Moise, a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P., serves as a director of Albecca.

                                    EXPERTS

     The consolidated financial statements included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In that report, that firm states that with respect to Larson-Juhl Netherlands B.V. its opinion is based on the report of other independent public accountants, BDO CampsObers. The financial statements referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

                                  ALBECCA INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants -- Arthur
     Andersen LLP...........................................  F-2
  Report of the Auditors -- BDO CampsObers..................  F-3
  Consolidated Balance Sheets as of August 31, 1997, August
     30, 1998 and November 29, 1998 (Unaudited).............  F-4
  Consolidated Statements of Operations for each of the
     three years in the period ended August 30, 1998 and for
     the quarters ended November 29, 1998 and November 30,
     1997 (Unaudited).......................................  F-5
  Consolidated Statements of Shareholders' Equity (Deficit)
     for each of the three years in the period ended August
     30, 1998 and the quarter ended November 29, 1998
     (Unaudited)............................................  F-6
  Consolidated Statements of Cash Flows for each of the
     three years in the period ended August 30, 1998 and for
     the quarters ended November 29, 1998 and November 30,
     1997 (Unaudited).......................................  F-7
  Notes to Consolidated Financial Statements................  F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Albecca Inc.:

     We have audited the accompanying consolidated balance sheets of ALBECCA INC. (a Georgia corporation) and subsidiaries as of August 30, 1998 and August 31, 1997 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended August 30, 1998. These financial statements are the responsibility of Albecca's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Larson-Juhl Netherlands B.V. and subsidiaries, which statements reflect total assets of 6% and 5% at August 30, 1998 and August 31, 1997, respectively, and total revenues of 5%, 6%, and 7% for each of the three years in the period ended August 30, 1998. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for that entity, is based solely on the report of other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our audits also included examining, on a test basis, evidence supporting the translation of Larson-Juhl Netherlands B.V.'s financial statements from Dutch guilders to U.S. dollars and from Part 9, Book 2 of the Dutch Civil Code to generally accepted accounting principles. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Albecca Inc. and subsidiaries as of August 30, 1998 and August 31, 1997 and the results of their operations and their cash flows for each of the three years in the period ended August 30, 1998 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 6, 1998

                          LARSON-JUHL NETHERLANDS B.V.

                             REPORT OF THE AUDITORS

To the shareholders of Larson-Juhl Netherlands B.V.:

     We have audited the financial statements of Larson-Juhl Netherlands B.V. at Barneveld, the Netherlands for the three years ended August 30, 1998.

     Albecca's management is responsible for the preparation of these financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

     We conducted our audit in accordance with auditing standards generally accepted in the Netherlands. The results of the audit would not have been materially different had the audit been conducted in accordance with generally accepted auditing standards in the United States. The standards in the Netherlands require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes accessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements for the period September 1, 1997 up to and including August 30, 1998 and including those for the fiscal year 1996 (for the period August 28, 1995 up to and including August 25, 1996) and the fiscal year 1997 (for the period August 26, 1996 up to and including August 31, 1997) as previously audited by us, give a true and fair view of the state of Albecca's affairs at August 30, 1998 and August 31, 1997 and of the results of its operations and cash flows for the three years ended August 30, 1998 and have been properly prepared in accordance with accounting principles generally accepted in The Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Dutch Civil Code.

                                          /s/ BDO CampsObers
                                          Arnhem, The Netherlands

                                          BDO CampsObers
                                          Registered accountants

Arnhem, October 6, 1998

                                  ALBECCA INC.

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                              AUGUST 31,   AUGUST 30,   NOVEMBER 29,
                                                                 1997         1998          1998
                                                              ----------   ----------   ------------
                                                                                        (UNAUDITED)
                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  5,301     $ 54,884      $ 48,488
  Accounts receivable, less allowances for doubtful accounts of $5,378, $5,859 and $6,742, at August 31, 1997,
     August 30, 1998 and November 29, 1998..................     49,270       50,785        62,748
  Inventories...............................................     68,209       75,819        77,349
  Other current assets......................................      4,879        7,024         7,138
                                                               --------     --------      --------
          Total current assets..............................    127,659      188,512       195,723
PROPERTY, PLANT, AND EQUIPMENT, net.........................     52,675       61,758        63,172
OTHER LONG-TERM ASSETS......................................     28,355       55,652        58,884
                                                               --------     --------      --------
                                                               $208,689     $305,922      $317,779
                                                               ========     ========      ========

                   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt......................   $ 28,079     $ 35,205      $ 30,345
  Accounts payable..........................................     28,296       28,165        30,247
  Accrued liabilities.......................................     27,982       27,992        35,861
                                                               --------     --------      --------
          Total current liabilities.........................     84,357       91,362        96,453
                                                               --------     --------      --------
LONG-TERM DEBT, less current maturities (Note 4)............     80,647      227,564       234,628
                                                               --------     --------      --------
OTHER LONG-TERM LIABILITIES.................................      6,372       12,640        12,440
                                                               --------     --------      --------
COMMITMENTS AND CONTINGENCIES (Note 8)
SHAREHOLDERS' EQUITY (DEFICIT)(Notes 1 and 6):
  Preferred stock, $0.01 par value; no shares authorized and outstanding at August 31, 1997, 50,000,000 shares
     authorized and no shares issued and outstanding at
     August 30, 1998 and November 29, 1998..................         --           --            --
  Common stock, $0.01 par value; 20,000,000 shares
     authorized, 17,000,000 shares issued and outstanding at
     August 31, 1997 and no shares issued and outstanding at
     August 30, 1998 and November 29, 1998..................        170           --            --
  Class A common stock, $0.01 par value; no shares
     authorized and outstanding at August 31, 1997,
     250,000,000 shares authorized, 374,000 shares issued
     and outstanding at August 30, 1998 and November 29,
     1998...................................................         --            4             4
  Class B common stock, $0.01 par value; no shares
     authorized and outstanding at August 31, 1997,
     100,000,000 shares authorized, 16,626,000 shares issued
     and outstanding at August 30, 1998 and November 29,
     1998...................................................         --          166           166
  Additional paid-in capital................................        582        7,326         7,326
  Accumulated earnings (deficit)............................     42,408      (24,029)      (26,256)
  Cumulative foreign currency translation adjustment........     (5,847)      (9,111)       (6,982)
                                                               --------     --------      --------
          Total shareholders' equity (deficit)..............     37,313      (25,644)      (25,742)
                                                               --------     --------      --------
                                                               $208,689     $305,922      $317,779
                                                               ========     ========      ========

      The accompanying notes are an integral part of these consolidated balance sheets.

                                  ALBECCA INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                  FOR THE YEARS ENDED                THREE MONTHS ENDED
                                          ------------------------------------   ---------------------------
                                          AUGUST 25,   AUGUST 31,   AUGUST 30,   NOVEMBER 30,   NOVEMBER 29,
                                             1996         1997         1998          1997           1998
                                          ----------   ----------   ----------   ------------   ------------
                                                                                 (UNAUDITED)    (UNAUDITED)
Net sales...............................   $300,788     $354,058     $381,137      $102,985       $103,575
Cost of sales...........................    173,964      200,750      216,081        58,866         58,935
                                           --------     --------     --------      --------       --------
  Gross profit..........................    126,824      153,308      165,056        44,119         44,640
Operating expenses......................     96,595      117,707      130,833        33,346         36,224
Restructuring charges (Note 12).........         --           --        2,262            --            117
                                           --------     --------     --------      --------       --------
  Operating income......................     30,229       35,601       31,961        10,773          8,299
Costs of cancelled initial public equity
  offering (Note 12)....................         --           --        1,273            --             --
Interest income.........................         --           --         (116)           --           (555)
Interest expense........................      6,846        9,722       11,949         2,343          7,125
                                           --------     --------     --------      --------       --------
  Income before provision for income
     taxes and minority interest........     23,383       25,879       18,855         8,430          1,729
Provision for income taxes..............      3,679        3,243        4,021           896          1,059
Minority interest.......................        300          146          471           166            197
                                           --------     --------     --------      --------       --------
Net income..............................   $ 19,404     $ 22,490     $ 14,363      $  7,368       $    473
                                           ========     ========     ========      ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                  ALBECCA INC.

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                         CLASS A              CLASS B
                                  COMMON STOCK         COMMON STOCK        COMMON STOCK       ADDITIONAL   ACCUMULATED
                              --------------------   ----------------   -------------------    PAID-IN      EARNINGS
                                SHARES      AMOUNT   SHARES    AMOUNT     SHARES     AMOUNT    CAPITAL      (DEFICIT)
                              -----------   ------   -------   ------   ----------   ------   ----------   -----------
BALANCE, August 27, 1995....   17,000,000   $ 170         --    $--             --    $ --      $  566      $ 28,848
  Net income................           --      --         --     --             --      --          --        19,404
  Distributions to
    shareholders............           --      --         --     --             --      --          --       (12,250)
  Currency translation
    adjustment..............           --      --         --     --             --      --          --            --
                              -----------   -----    -------    ---     ----------    ----      ------      --------
BALANCE, August 25, 1996....   17,000,000     170         --     --             --      --         566        36,002
  Capital contributions.....           --      --         --     --             --      --          16            --
  Net income................           --      --         --     --             --      --          --        22,490
  Distributions to
    shareholders............           --      --         --     --             --      --          --       (16,084)
  Currency translation
    adjustment..............           --      --         --     --             --      --          --            --
                              -----------   -----    -------    ---     ----------    ----      ------      --------
BALANCE, August 31, 1997....   17,000,000     170         --     --             --      --         582        42,408
  Compensation related to
    nonqualified stock
    options.................           --      --         --     --             --      --         244            --
  Conversion of common stock
    for Class A and Class B
    common stock............  (17,000,000)   (170)   374,000      4     16,626,000     166          --            --
  Capital contributions
    (Note 11)...............           --      --         --     --             --      --       6,500            --
  Net income................           --      --         --     --             --      --          --        14,363
  Distributions to
    shareholders............           --      --         --     --             --      --          --       (80,800)
  Currency translation
    adjustment..............           --      --         --     --             --      --          --            --
                              -----------   -----    -------    ---     ----------    ----      ------      --------
BALANCE, August 30, 1998....           --      --    374,000      4     16,626,000     166       7,326       (24,029)
  Net income (unaudited)....           --      --         --     --             --      --          --           473
  Distributions to
    shareholders
    (unaudited).............           --      --         --     --             --      --          --        (2,700)
  Currency translation
    adjustment
    (unaudited).............           --      --         --     --             --      --          --            --
                              -----------   -----    -------    ---     ----------    ----      ------      --------
BALANCE, November 29, 1998
  (unaudited)...............           --   $  --    374,000    $ 4     16,626,000    $166      $7,326      $(26,256)
                              ===========   =====    =======    ===     ==========    ====      ======      ========

                              CUMULATIVE
                                FOREIGN
                               CURRENCY
                              TRANSLATION
                              ADJUSTMENT     TOTAL
                              -----------   --------
BALANCE, August 27, 1995....    $  (478)    $ 29,106
  Net income................         --       19,404
  Distributions to
    shareholders............         --      (12,250)
  Currency translation
    adjustment..............       (917)        (917)
                                -------     --------
BALANCE, August 25, 1996....     (1,395)      35,343
  Capital contributions.....         --           16
  Net income................         --       22,490
  Distributions to
    shareholders............         --      (16,084)
  Currency translation
    adjustment..............     (4,452)      (4,452)
                                -------     --------
BALANCE, August 31, 1997....     (5,847)      37,313
  Compensation related to
    nonqualified stock
    options.................         --          244
  Conversion of common stock
    for Class A and Class B
    common stock............         --           --
  Capital contributions
    (Note 11)...............         --        6,500
  Net income................         --       14,363
  Distributions to
    shareholders............         --      (80,800)
  Currency translation
    adjustment..............     (3,264)      (3,264)
                                -------     --------
BALANCE, August 30, 1998....     (9,111)     (25,644)
  Net income (unaudited)....         --          473
  Distributions to
    shareholders
    (unaudited).............         --       (2,700)
  Currency translation
    adjustment
    (unaudited).............      2,129        2,129
                                -------     --------
BALANCE, November 29, 1998
  (unaudited)...............    $(6,982)    $(25,742)
                                =======     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                  ALBECCA INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               FOR THE YEARS ENDED                THREE MONTHS ENDED
                                                       ------------------------------------   ---------------------------
                                                       AUGUST 25,   AUGUST 31,   AUGUST 30,   NOVEMBER 30,   NOVEMBER 29,
                                                          1996         1997         1998          1997           1998
                                                       ----------   ----------   ----------   ------------   ------------
                                                                                              (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................   $ 19,404     $ 22,490    $  14,363      $  7,368       $    473
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Minority interest................................        300          146          471           166            197
    Depreciation and amortization....................      5,302        6,885        8,213         1,818          2,174
    Compensation related to nonqualified stock
      options........................................         --           --          244            --             --
    Loss on disposal of property, plant and
      equipment......................................        199          393           32            65            142
    Changes in operating assets and liabilities:
      Accounts receivable............................       (568)       1,227        2,088        (7,051)       (11,280)
      Inventories....................................      2,138       (1,218)         348        (1,569)         1,002
      Other current assets...........................      1,155         (337)        (870)       (1,492)           164
      Accounts payable...............................      6,403       (1,909)      (2,436)        4,544          1,496
      Accrued liabilities............................     (5,703)      (2,846)      (4,226)          670          8,093
      Other..........................................      2,010       (2,681)      (2,393)          317           (516)
                                                        --------     --------    ---------      --------       --------
        Net cash provided by operating activities....     30,640       22,150       15,834         4,836          1,945
                                                        --------     --------    ---------      --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.........     (5,461)      (7,746)      (8,378)         (965)          (616)
  Acquisitions of businesses.........................    (34,062)     (18,408)     (28,065)      (19,042)        (3,594)
  Proceeds from sales of property, plant and
    equipment........................................        658        3,455          509            21             61
  Changes in other long-term assets..................        766          185        1,919           817           (380)
                                                        --------     --------    ---------      --------       --------
        Net cash used in investing activities........    (38,099)     (22,514)     (34,015)      (19,169)        (4,529)
                                                        --------     --------    ---------      --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issue of senior subordinated notes,
    net of debt issue costs..........................         --           --      193,241            --             --
  Proceeds from revolving credit facilities..........     76,849       68,249      109,861        40,118         12,295
  Repayments of revolving credit facilities..........    (68,005)     (52,951)    (134,707)      (19,251)       (10,997)
  Proceeds from long-term debt.......................     19,706       11,171       15,676         2,974          3,085
  Repayments of long-term debt.......................     (8,018)      (8,897)     (42,113)       (2,177)        (4,476)
  Capital contribution...............................         --           16           --            --             --
  Repayments of notes payable to shareholders........         --           --       (4,000)           --             --
  Distributions to shareholders......................    (12,250)     (16,084)     (70,300)       (3,100)        (2,700)
                                                        --------     --------    ---------      --------       --------
        Net cash provided by (used in) financing
          activities.................................      8,282        1,504       67,658        18,564         (2,793)
                                                        --------     --------    ---------      --------       --------
EFFECT OF EXCHANGE RATE ON CASH......................        164         (202)         106        (1,198)        (1,019)
                                                        --------     --------    ---------      --------       --------
NET INCREASE (DECREASE) IN CASH......................        987          938       49,583         3,033         (6,396)
CASH and cash equivalents, beginning of period.......      3,376        4,363        5,301         5,301         54,884
                                                        --------     --------    ---------      --------       --------
CASH and cash equivalents, end of period.............   $  4,363     $  5,301    $  54,884      $  8,334       $ 48,488
                                                        ========     ========    =========      ========       ========
SUPPLEMENTAL INFORMATION:
  Interest paid......................................   $  7,144     $  9,282    $  10,983      $  3,315       $  1,203
                                                        ========     ========    =========      ========       ========
  Income taxes paid..................................   $  2,378     $  3,858    $   3,520      $    462       $    587
                                                        ========     ========    =========      ========       ========
  Details of acquisitions (Note 2):
    Fair value of assets acquired....................   $(49,814)    $(35,611)   $ (46,995)     $(31,624)      $ (4,599)
    Liabilities assumed..............................     12,205       17,149       18,029        12,559            946
                                                        --------     --------    ---------      --------       --------
    Cash paid........................................    (37,609)     (18,462)     (28,966)      (19,065)        (3,653)
    Less cash acquired...............................      3,547           54          901            23             59
                                                        --------     --------    ---------      --------       --------
        Net cash paid for acquisitions...............   $(34,062)    $(18,408)   $ (28,065)     $(19,042)      $ (3,594)
                                                        ========     ========    =========      ========       ========
NON-CASH FINANCING ACTIVITIES:
  Issuance of notes payable for shareholder
    distributions (Note 11)..........................   $     --     $     --    $  10,500      $     --       $     --
                                                        ========     ========    =========      ========       ========
  Capital contribution of shareholder notes payable
    (Note 11)........................................   $     --     $     --    $   6,500      $     --       $     --
                                                        ========     ========    =========      ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                  ALBECCA INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Albecca Inc. (the "Company" or "Albecca," formerly Larson-Juhl Inc.) primarily does business under the Larson-Juhl name. The Company designs, manufactures and distributes a complete line of branded custom framing products. The Company operates in 20 countries, primarily in North America and Europe.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Albecca Inc. and its subsidiaries. All significant intercompany transactions are eliminated. Minority interest represents minority shareholders' interests in certain majority-owned subsidiaries.

COMBINATION AND REORGANIZATION

     Through June 25, 1998, Albecca Inc. and Larson-Juhl International LLC were owned and controlled by the same shareholders. Effective June 26, 1998, the members of Larson-Juhl International LLC contributed their respective equity interests to Albecca Inc., whereby Larson-Juhl International LLC became a wholly owned subsidiary of the Company. The combination has been treated in a manner similar to a pooling-of-interests, and as such, the accompanying financial statements have been restated to include the financial statements of Larson-Juhl International LLC for all periods presented.

FISCAL PERIOD

     The Company ends its fiscal year on the last Sunday in August. The Company's fiscal years ended August 25, 1996 and August 30, 1998 were 52-week years. The fiscal year ended August 31, 1997 was a 53-week year.

USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist primarily of finished goods and are stated at the lower of cost or market. Cost is determined by using the last-in, first-out method for inventories within the United States (approximately 28.9% and 32.2% of total inventories at August 31, 1997 and August 30, 1998, respectively) and the first-in, first-out method for inventories within foreign countries. Additionally, cost includes material, direct and indirect labor and capitalizable overhead. If the first-in, first-out method of valuing inventories had been used exclusively, inventories of the Company would have been $3,608,000 and $3,169,000 higher at August 31, 1997 and August 30, 1998, respectively.

                                  ALBECCA INC.

     Inventories consist of the following (in thousands):

                                                              AUGUST 31,   AUGUST 30,
                                                                 1997         1998
                                                              ----------   ----------
Raw materials...............................................   $11,991      $17,019
Work in process.............................................     3,028        2,774
Finished goods..............................................    53,190       56,026
                                                               -------      -------
                                                               $68,209      $75,819
                                                               =======      =======

PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets (buildings -- 15-35 years, machinery and equipment -- 7-15 years, and furniture and fixtures -- 3-7 years) using primarily the straight-line method.

     Property, plant, and equipment consist of the following (in thousands):

                                                              AUGUST 31,   AUGUST 30,
                                                                 1997         1998
                                                              ----------   ----------
Land and buildings..........................................   $29,251      $39,743
Machinery and equipment.....................................    31,433       33,586
Furniture and fixtures......................................     8,402        9,581
                                                               -------      -------
                                                                69,086       82,910
Less accumulated depreciation...............................    16,411       21,152
                                                               -------      -------
                                                               $52,675      $61,758
                                                               =======      =======

     Depreciation expense included in the accompanying consolidated statements of operations for the years ended August 25, 1996, August 31, 1997, and August 30, 1998 was approximately $4,744,000, $5,900,000, and $6,762,000, respectively.

OTHER LONG-TERM ASSETS

     Goodwill is amortized over 40 years using the straight-line method. Trademarks, trade names, customer lists, and other intangible assets are stated at cost, less accumulated amortization, and are amortized over 10 to 15 years using the straight-line method. Bond issuance costs are amortized over the life of the senior subordinated notes (10 years) using the effective interest method.

     During 1995, the Company adopted the Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Under the provisions of this statement, the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

     The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.


     It is the Company's policy to amortize goodwill and other intangible assets over future periods estimated to be benefited based on relevant factors. The Company reviews all known factors in evaluating the period of goodwill amortization. Such factors include the nature of the industry in which the Company and its acquisitions operate (i.e. a mature industry with relatively high barriers to entry), the dominant

                                  ALBECCA INC.

market position of the acquired businesses, the competitive advantages of the existing distribution networks and manufacturing processes of the acquired businesses, the existence of strategic and loyal customer and/or supplier bases, and a solid reputation of the acquired businesses for the delivery and/or manufacturing of quality products.


     The Company recorded an impairment charge of $333,000 related to goodwill associated with its Greek operations during fiscal year 1998 as a direct result of its decision to close its operations in Greece (Note 12).

     Other long-term assets consist of the following (in thousands):

                                                              AUGUST 31,   AUGUST 30,
                                                                 1997         1998
                                                              ----------   ----------
Goodwill....................................................   $23,584      $44,056
Trademarks, trade names and customer lists..................     5,880        6,065
Bond issuance costs.........................................        --        6,759
Other.......................................................       936        2,244
                                                               -------      -------
                                                                30,400       59,124
Less accumulated amortization...............................     2,045        3,472
                                                               -------      -------
                                                               $28,355      $55,652
                                                               =======      =======

INCOME TAXES

     Albecca Inc. is an S corporation and two of its subsidiaries, Larson-Juhl US LLC, and Larson-Juhl International LLC, are limited liability companies. Each is treated as a pass-through entity under the Internal Revenue Code. They are not subject to federal and certain state income taxes. As a result, the related taxable income is included in the tax returns of the shareholders and members of the respective companies. The Company makes distributions to shareholders to pay their income tax obligations as a result of the Company's status as an S corporation. The provision for income taxes included in the accompanying consolidated financial statements primarily relates to certain state and foreign income taxes.

FOREIGN CURRENCY TRANSLATION AND EXPOSURE

     The asset and liability accounts of foreign subsidiaries have been translated into U.S. dollars at the rate of exchange in effect at each balance sheet date. Shareholders' equity is translated at historical rates. Resulting translation adjustments arising from these translations are reflected as a separate component in shareholders' equity. All the accounts of foreign subsidiaries' statements of operations are translated at average exchange rates during the year. Gains or losses on foreign currency transactions are included in income as incurred and are not material to the Company's statements of operations for the years presented. The denomination of foreign subsidiaries' account balances in their local currency exposes the Company to certain foreign exchange rate risks. The Company addresses the exposure by financing most working capital needs in the applicable foreign currencies. Management does not believe the remaining risks to be significant.


     The Company's United Kingdom subsidiary periodically enters into forward currency exchange contracts to manage its exposure against foreign currency fluctuations on inventory purchase transactions denominated in foreign currencies (primarily Italian Lira and U.S. dollars). To qualify as a hedge, a contract to be hedged must expose the Company to foreign currency exchange rate risk and the hedging instrument must reduce that exposure. Any contracts held or issued that do not meet the requirements of a hedge are recorded at fair value in the balance sheet and any changes in that fair value are recognized in

                                  ALBECCA INC.

income. Realized gains and losses on foreign exchange contracts used as hedges of inventory purchase transactions are included in the basis of the inventory and are recognized in income as a component of cost of sales in the period in which the related inventory is sold. At August 30, 1998 and August 31, 1997, the Company's United Kingdom subsidiary had L 5,454,000 ($8,981,000) and L7,310,000 ($11,860,000), respectively, of forward exchange contracts maturing in two years or less related to inventory purchase transactions. At August 30, 1998, such contracts were for the purchase of 8,900,000,000 Italian Lira and $3,860,000. At August 31, 1997 such contracts were for the purchase of 12,880,000,000 Italian Lira and $4,090,000. At August 30, 1998 and August 31, 1997, deferred gains and losses on foreign exchange contracts are not material to the consolidated financial statements and realized gains and losses resulting from foreign exchange contracts were not material to the Company's results of operations for the years ended August 25, 1996, August 31, 1997 and August 30, 1998.



FAIR VALUE OF FINANCIAL INSTRUMENTS


     The fair value of the Company's long-term debt is estimated based on current rates offered for debt of similar terms and maturities. Under this method, the Company's fair value of long-term debt was not significantly different than the stated value at August 31, 1997 and August 30, 1998.

REVENUE RECOGNITION

     The Company recognizes revenue at the time of shipment of products.

ADVERTISING

     All costs associated with advertising and promoting products are expensed in the period incurred. The amounts expensed for the years ended August 25, 1996, August 31, 1997 and August 30, 1998 were approximately $1,765,000, $3,731,000 and $3,784,000.

RECENT ACCOUNTING PRONOUNCEMENTS

     In July 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131, which supersedes SFAS Nos. 14, 18, 24, and 30, establishes new standards for segment reporting, using the "management approach," in which reportable segments are based on the same criteria on which management desegregates a business for making operating decisions and assessing performance. The Company has adopted SFAS No. 131 for its 1999 fiscal year which will not have a material impact on its consolidated financial statements.

INTERIM UNAUDITED FINANCIAL INFORMATION

     The financial statements for the three months ended November 30, 1997 and November 29, 1998 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements have been included. The results for the three months ended November 29, 1998 are not necessarily indicative of the results to be obtained for a full year.

RECLASSIFICATIONS

     Certain prior period amounts have been reclassified to conform to the current period presentation.

                                  ALBECCA INC.

2. ACQUISITIONS

     The following acquisitions were accounted for under the purchase method of accounting, applying the provisions of Accounting Principles Board ("APB") Opinion No. 16, and as a result, the Company has recorded the tangible and identifiable intangible assets and liabilities of the acquired businesses at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill which is amortized over 40 years. The acquisitions were primarily financed with borrowings under the Company's revolving credit facility and other debt instruments (Note 4). The accompanying consolidated financial statements reflect the operations of the acquired businesses for the periods after their respective date of acquisition.

     During April 1998, the Company acquired all of the outstanding stock of Eastern Mouldings, Inc., and Eastern Moulding, Inc., related U.S. distributors of custom framing products for approximately $9,900,000 in cash. Goodwill and other intangible assets of approximately $8,400,000 were recorded in connection with the acquisition.

     Additionally, during October 1997, the Company acquired all of the outstanding stock of Robert F. de Castro, Inc., a distributor of custom framing products for approximately $8,000,000 in cash. Goodwill and other intangible assets of approximately $5,500,000 were recorded in connection with the acquisition. The Company also acquired, during September and October 1997, the outstanding stock of four U.S. and international manufacturers and distributors of custom framing products for aggregate consideration of approximately $11,100,000 in cash, resulting in goodwill and other intangible assets of approximately $7,400,000.

     During November 1996, the Company acquired all of the outstanding stock of Mersch Design GmbH, an international distributor of custom framing products for approximately $9,600,000 in cash. Goodwill and intangible assets of approximately $5,200,000 were recorded in connection with this acquisition. The Company also acquired, during fiscal year 1997, the outstanding stock of five international manufacturers and distributors of custom framing products for aggregate consideration of approximately $8,800,000 in cash, resulting in goodwill and other intangible assets of approximately $4,600,000.

                                  ALBECCA INC.

     During September 1995, the Company acquired all of the outstanding stock of Andre Senelar SA, a French manufacturer and distributor of custom framing products for approximately $6,600,000 in cash. No goodwill resulted from this acquisition. During May 1996, the Company acquired all of the outstanding stock of Arquati United Kingdom Limited, a United Kingdom manufacturer and distributor of custom framing products for approximately $13,300,000 in cash. Goodwill and other intangible assets of approximately $4,700,000 were recorded in connection with this acquisition. The Company also acquired, during fiscal year 1996, the outstanding stock or substantially all of the operating assets and liabilities of eight international manufacturers and distributors of custom framing products for aggregate consideration of approximately $17,700,000 in cash, resulting in goodwill and other intangible assets of approximately $7,400,000.

     The following unaudited pro forma summary results of operations are presented assuming that the acquisitions completed during the years ended August 25, 1996, August 31, 1997 and August 30, 1998 had been consummated as of the beginning of each period presented. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations which would have actually been obtained. Pro forma adjustments were recorded to include increased depreciation and amortization of fixed assets and intangible assets and additional interest expense on financing required for the acquisitions (in thousands).

                                                                     YEARS ENDED
                                                         ------------------------------------
                                                         AUGUST 25,   AUGUST 31,   AUGUST 30,
                                                            1996         1997         1998
                                                         ----------   ----------   ----------
Pro forma net sales....................................   $378,138     $409,316     $394,856
                                                          ========     ========     ========
Pro forma net income...................................   $ 17,416     $ 20,983     $ 13,268
                                                          ========     ========     ========

3. ACCRUED LIABILITIES AND OTHER LONG-TERM LIABILITIES

     Accrued liabilities consist of the following (in thousands):

                                                              AUGUST 31,   AUGUST 30,
                                                                 1997         1998
                                                              ----------   ----------
Accrued operating expenses..................................   $ 9,495      $ 6,833
Accrued payroll and benefits................................    12,606       12,224
Accrued income taxes........................................       627        1,128
Accrued interest............................................       532        1,498
Accrued taxes (other than income)...........................     1,257        1,410
Other.......................................................     3,465        4,899
                                                               -------      -------
                                                               $27,982      $27,992
                                                               =======      =======

     During May 1998, Albecca amended certain bonus arrangements with shareholders and certain members of management whereby the payment of accrued amounts aggregating $7,028,000 would be deferred and paid in varying increments through fiscal year 2005. Accruals related to these compensation arrangements of approximately $2,608,000 and $4,420,000 as of August 30, 1998 are included as a component of accrued payroll and benefits and other long-term liabilities, respectively.

                                  ALBECCA INC.

4. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                              AUGUST 31,   AUGUST 30,
                                                                 1997         1998
                                                              ----------   ----------
10.75% senior subordinated notes, due August 2008, interest
  paid semi-annually in arrears on February 15 and August 15
  of each year commencing February 15, 1999.................   $     --     $200,000
Revolving credit facility (the "Credit Facility"), as
  amended, due September 1999, payable in U.S. dollars,
  British Pounds, Deutsche Marks, and Australian dollars,
  interest paid periodically at rates ranging from LIBOR
  plus .75% to the prime rate less .50%.....................     49,507           --
Demand note payable in French Francs, interest paid
  quarterly at a rate of 3.6% to 4.0%, secured by a standby
  letter of credit..........................................      3,446        3,562
Mortgage note due September 2017, payable in Deutsche Marks, principal paid semi-annually in equal installments,
  interest paid quarterly at a rate of 5.2%, secured by
  certain property..........................................         --        3,185
Demand note payable in British Pounds, interest paid
  quarterly at a base rate plus 2.0% (9.0% as of August 30,
  1998), secured by certain accounts receivable, inventory
  and equipment.............................................      3,374        2,942
Demand note payable in Dutch Guilders, interest paid
  quarterly at a base rate plus 1.25% (4.75% as of August
  30, 1998) secured by certain accounts receivable,
  inventory and property....................................      3,521        3,018
Other long-term notes, interest payable at a weighted
  average rate of 7.34%, maturing at various dates through
  2010, no individual note exceeding $2,500.................     48,878       50,062
                                                               --------     --------
                                                                108,726      262,769
Less current maturities.....................................     28,079       35,205
                                                               --------     --------
          Long-term portion.................................   $ 80,647     $227,564
                                                               ========     ========

     Certain of the above facilities are subject to certain financial covenants related to adjusted tangible net worth and cash flow (as defined). Additionally, the notes in foreign currencies above generally restrict the foreign subsidiary holding the applicable notes from the payment of dividends or repayments of intercompany loans to Albecca Inc. or other subsidiaries. Certain revolving facilities provide Albecca with additional borrowings of up to $17,402,000 as of August 30, 1998. Albecca had outstanding letters of credit totaling $3,867,000 as of August 30, 1998.

     On August 11, 1998, Albecca issued $200,000,000 of 10.75% senior subordinated notes (the "Notes"). The Notes are subject to certain redemption and repurchase terms, as defined. In addition, the Notes contain certain covenants that limit, among other things, the ability of Albecca and its subsidiaries to (1) pay dividends, redeem capital stock, or make certain other restricted payments or investments; (2) incur additional indebtedness or issue preferred equity interests; (3) merge, consolidate, or sell all or substantially all of its assets; (4) create lines on assets, and; (5) enter into certain transactions with affiliates.

     The Company's payment obligations under the Notes are jointly and severally guaranteed by the subsidiary guarantors, as defined. (Note 15). The subsidiary guarantees are unconditional in nature. The indenture to the Notes provides that no subsidiary guarantor may consolidate with or merge with or into another entity unless the surviving entity of such a consolidation or merger assumes all the obligations of the subsidiary guarantor.

                                  ALBECCA INC.

     The Notes will not be redeemable at the Company's option prior to August 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices listed below plus accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated as follows:

2003........................................................  105.375%
2004........................................................  103.583%
2005........................................................  101.792%
2006 and thereafter.........................................  100.000%

     The Credit Facility which was repaid from net proceeds from the sale of the Notes included borrowings denominated in foreign currencies in the aggregate amount of $26,180,000 as of August 31, 1997. Other long-term notes included borrowings denominated in foreign currencies in the aggregate amounts of $35,402,000 and $46,979,000 as of August 31, 1997 and August 30, 1998.

     Aggregate maturities of long-term debt as of August 30, 1998 are as follows: 1999, $35,205,000; 2000, $6,820,000; 2001, $6,468,000; 2002,
$4,073,000; 2003, $2,637,000; thereafter, $207,566,000.

5. GEOGRAPHIC INFORMATION

     The following table presents information regarding Albecca's different geographical regions based on the historical operations of Albecca (in thousands):

                                                                     YEARS ENDED
                                                         ------------------------------------
                                                         AUGUST 25,   AUGUST 31,   AUGUST 30,
                                                            1996         1997         1998
                                                         ----------   ----------   ----------
Revenue:
  United States........................................   $162,429     $165,514     $185,696
  Canada...............................................     19,186       19,973       23,498
  United Kingdom.......................................     25,021       47,806       46,968
  France...............................................     41,937       37,698       36,267
  Other International..................................     52,215       83,067       88,708
                                                          --------     --------     --------
                                                          $300,788     $354,058     $381,137
                                                          ========     ========     ========
Operating income:
  United States........................................   $ 21,022     $ 24,425     $ 25,428
  Canada...............................................      2,632        2,386        3,929
  United Kingdom.......................................        880        4,227        1,353
  France...............................................      2,948        2,391          595
  Other International..................................      2,747        2,172          656
                                                          --------     --------     --------
                                                          $ 30,229     $ 35,601     $ 31,961
                                                          ========     ========     ========

                                  ALBECCA INC.

     Assets by geographical region consist of the following (in thousands):

                                                              AUGUST 31,   AUGUST 30,
                                                                 1997         1998
                                                              ----------   ----------
United States...............................................   $ 37,518     $123,458
Canada......................................................     14,808       11,928
United Kingdom..............................................     45,166       44,498
France......................................................     37,686       36,765
Other International.........................................     73,511       89,273
                                                               --------     --------
                                                               $208,689     $305,922
                                                               ========     ========

6. SHAREHOLDERS' EQUITY (DEFICIT)

STOCK SPLIT

     On April 27, 1998, Albecca effected a 1.7-for-1 stock split of its common stock. The accompanying consolidated financial statements and notes hereof reflect this stock split as if it had occurred at the beginning of each period.

CONVERSION OF COMMON STOCK

     On May 21, 1998 in anticipation of a proposed equity offering which was later cancelled (Note 12), Albecca Inc. amended its articles of incorporation to reclassify its common stock from a single class into two separate classes, Class A common stock and Class B common stock. The two classes are identical except as to their voting rights, with the Class A common stock carrying one vote per share, and the Class B common stock carry ten votes per share. The holders of each class are entitled to class voting rights in very limited circumstances under the Georgia Business Corporate Code. Otherwise, the classes vote together on all matters presented to the shareholders. If the Class B common stock is transferred to anyone outside of a limited group of holders related to the majority shareholder, it will automatically convert into Class A common stock. Also, the holders of the Class B common stock may convert it into Class A common stock at the their option.

     Upon approval of the amendment by the Company's three shareholders, the common stock held by two of the Company's shareholders representing 2.2% of the common stock was converted into Class A common stock, and the common stock held by the majority shareholder representing 97.8% of the common stock was converted into Class B common stock.

STOCK OPTIONS

     In July 1990, the Company's sole shareholder granted an option to a key employee to acquire 170,000 shares of common stock from the shareholder for $0.76 per share. As a result of this grant, no compensation expense was recognized as the exercise price, in the opinion of management, represented fair value at the date of grant. This option was exercised in January 1995.

     In November 1995, the Company's majority shareholder established a stock performance program whereby a certain key employee could receive annually an option to acquire 0.2% of the then outstanding shares of Albecca Inc.'s common stock and 0.2% of member interest in Larson-Juhl International LLC from the Company's majority shareholder for $300,000, contingent upon the Company achieving its performance goals, including, sales, profits, asset management, and future positioning, for each fiscal year through fiscal year 2000. Compensation expense under this program is recognized over the performance period based on the difference between the exercise price and the fair value, if any, measured at the end of each period within the performance period. To the extent that fair value exceeds the stated exercise price

                                  ALBECCA INC.

during the performance period, changes in the fair value are reflected as an adjustment of accrued compensation and compensation expense in the periods in which the changes occur until the performance period is completed and such options are either granted or forfeited. In November 1996, the key employee was awarded the option to acquire 34,000 shares of Albecca Inc.'s common stock and 0.2% of member interest in Larson-Juhl International LLC from the Company's majority shareholder for $300,000. No compensation expense was recognized for this award, as the exercise price, in the opinion of management, exceeded its fair value at inception of the program and through the date of grant. On April 17, 1998, this option was exercised. No award was earned or granted to the key employee for fiscal year 1997. Albecca's majority shareholder extended the program through fiscal year 2001 under the same terms and conditions as the original stock performance program. As of August 31, 1997 and August 30, 1998, no deferred compensation expense was accrued as the exercise price and, in the opinion of management, did not exceed the fair value at those dates.

     In November 1996, the Company's majority shareholder granted another key employee the right to acquire 42,500 shares of Albecca Inc.'s common stock and 0.25% of member interest in Larson-Juhl International LLC from the Company's majority shareholder for $200,000, representing, in management's opinion, the fair value at the date of grant. On April 19, 1997, this right was exercised. On December 1, 1997, this key employee acquired 85,000 shares of Albecca Inc.'s common stock and 0.5% of member interest in Larson-Juhl International LLC from the Company's majority shareholder for $300,000. The Company recorded a compensation charge of $100,000, representing the difference between the exercise price and the fair value, based on management's estimate, at the date of grant. On January 5, 1998, the Company's majority shareholder granted this key employee the right to acquire 42,500 shares of Albecca Inc.'s common stock and 0.25% of member interest in Larson-Juhl International LLC from the Company's majority shareholder for $500,000, representing, in management's opinion, the fair value at the date of grant. On April 17, 1998, this right was exercised.

     On May 1, 1998, the Company adopted the Albecca Inc. 1998 Stock Option Plan (the "Stock Option Plan") for which 2,600,000 shares of common stock were authorized for issuance in connection with stock options granted under such plan. The Stock Option Plan provides for nonqualified and incentive stock options. Additionally, as of May 1, 1998, the provisions of the stock performance program discussed above were amended whereby any option grant under such program would be granted by the Company under the Stock Option Plan. On May 1, 1998, the Company granted to a certain key employee, under the stock performance program, a nonqualified option to acquire 34,062 shares of common stock at $8.80 per share, expiring May 1, 2003. As a result of this grant, the Company recorded a compensation charge of $144,000 in the third quarter of fiscal year 1998 representing the difference between the exercise price and the fair value, based on management's estimate, at the date of grant.

     SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value-based method of accounting for an employee stock option plan or similar equity instrument and allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value-based method of accounting defined in the statement had been applied.

                                  ALBECCA INC.

     The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25, however, the Company has computed for pro forma disclosure purposes the value of all options granted during the years ended August 31, 1997 and August 30, 1998 using the minimum value method as prescribed by SFAS No. 123 using the following assumptions:

Risk-free interest rate.....................................           6%
Expected dividend yield.....................................          --
Expected lives..............................................  Five years
Expected volatility.........................................          --

     If the Company had accounted for these grants in accordance with SFAS No. 123, the Company's reported pro forma net income for the years ended August 31, 1997 and August 30, 1998 would have decreased to the following pro forma amount (in thousands):

                                                              AUGUST 31,   AUGUST 30,
                                                                 1997         1998
                                                              ----------   ----------
Net income:
  As reported in the financial statements...................   $22,490      $14,363
                                                               =======      =======
  Pro forma in accordance with SFAS No. 123.................   $22,438      $14,158
                                                               =======      =======


DISTRIBUTIONS TO SHAREHOLDERS



     In connection with the Company's issuance of $200,000,000 of 10.75% senior subordinated notes on August 11, 1998 (Note 4), a distribution of $80,800,000 was made to the Company's shareholders representing previously undistributed, estimated S corporation earnings accumulated through July 31, 1998. The proceeds from these Notes were used, among other things, to fund a portion of this distribution. The Notes contain certain covenants that limit, among other things, the ability of the Company and its subsidiaries to pay dividends and/or distributions to its shareholders.


7. RELATED PARTY TRANSACTIONS

     The Company's principal executive offices are located in a 65,000 square-foot office building located in Norcross, Georgia owned by L-J Properties Inc., a company owned by the existing shareholders of the Company. The Company's lease for this facility terminates in August 2001. The total rent payments for the years ended August 25, 1996, August 31, 1997, and August 30, 1998 were approximately $642,000, $661,000, and $680,000, respectively.

     On August 11, 1998, a partner in a law firm which is providing services to Albecca in connection with general corporate matters as well as the pending exchange offer related to its existing Notes became a director of the Company. The amount of professional fees paid to this law firm during the year ended August 30, 1998 were approximately $1,022,000. As of August 30, 1998, approximately $265,000 was due to this law firm for previously provided services.

8. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company leases certain operating facilities and equipment under operating leases. Future minimum annual rentals under noncancelable leases as of August 30, 1998 are as follows: 1999 -- $8,145,000; 2000 -- $6,707,000;
2001 -- $5,086,000; 2002 -- $3,282,000; 2003 -- $1,631,000; and
thereafter -- $1,094,000.

                                  ALBECCA INC.

     The total rent payments for the years ended August 25, 1996, August 31, 1997, and August 30, 1998 were approximately $6,462,000, $7,368,000, and
$8,531,000, respectively.

LITIGATION

     The Company is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

9. BENEFIT PLANS

     The Company sponsors a defined contribution 401(k) retirement investment plan (the "Plan") for all of its U.S. employees with more than one year of service. The Company makes discretionary contributions to the Plan, including a 50% matching contribution. Under the terms of the Plan, a participant is 100% vested in the Company's matching and discretionary contributions after six years of service. Discretionary contributions made by the Company for the years ended August 25, 1996, August 31, 1997, and August 30, 1998 were approximately $409,000, $419,000, and $408,000, respectively.

10. QUARTERLY DATA (UNAUDITED)

     The following table presents quarterly information regarding the Company's historical operations for each quarter for each of the two years in the period ended August 30, 1998 and the quarter ended November 29, 1998 (in thousands):

                                                       FOR THE QUARTERS ENDED
                       --------------------------------------------------------------------------------------
                       NOVEMBER 24,   FEBRUARY 23,   MAY 25,   AUGUST 31,   NOVEMBER 30,   MARCH 1,   MAY 31,
                           1996           1997        1997        1997          1997         1998      1998
                       ------------   ------------   -------   ----------   ------------   --------   -------
Net sales............    $93,217        $92,799      $80,679    $87,363       $102,985     $96,829    $93,055
Cost of sales........     54,275         54,126       44,213     48,136         58,866      54,602     52,349
                         -------        -------      -------    -------       --------     -------    -------
Gross profit.........     38,942         38,673       36,466     39,227         44,119      42,227     40,706
Operating expenses...     28,395         29,909       28,601     30,802         33,346      34,646     32,019
Restructuring
  charges............         --             --           --         --             --          --         --
                         -------        -------      -------    -------       --------     -------    -------
Operating income.....     10,547          8,764        7,865      8,425         10,773       7,581      8,687
Costs of cancelled
  initial public
  equity offering....         --             --           --         --             --          --         --
Interest income......         --             --           --         --             --          --         --
Interest expense.....      2,262          2,466        2,323      2,671          2,343       2,370      2,759
                         -------        -------      -------    -------       --------     -------    -------
Income (loss) before
  provision for
  income taxes and
  minority
  interest...........      8,285          6,298        5,542      5,754          8,430       5,211      5,928
Provision for income
  taxes..............        922            735          537      1,049            896         814        865
Minority interest....         57            (23)          69         43            166         192         19
                         -------        -------      -------    -------       --------     -------    -------
  Net income
    (loss)...........    $ 7,306        $ 5,586      $ 4,936    $ 4,662       $  7,368     $ 4,205    $ 5,044
                         =======        =======      =======    =======       ========     =======    =======

                        FOR THE QUARTERS ENDED
                       -------------------------
                       AUGUST 30,   NOVEMBER 29,
                          1998          1998
                       ----------   ------------
Net sales............   $88,268       $103,575
Cost of sales........    50,264         58,935
                        -------       --------
Gross profit.........    38,004         44,640
Operating expenses...    30,822         36,224
Restructuring
  charges............     2,262            117
                        -------       --------
Operating income.....     4,920          8,299
Costs of cancelled
  initial public
  equity offering....     1,273             --
Interest income......      (116)          (555)
Interest expense.....     4,477          7,125
                        -------       --------
Income (loss) before
  provision for
  income taxes and
  minority
  interest...........      (714)         1,729
Provision for income
  taxes..............     1,446          1,059
Minority interest....        94            197
                        -------       --------
  Net income
    (loss)...........   $(2,254)      $    473
                        =======       ========

11. OTHER

     On May 1, 1998, Albecca Inc. made a partial distribution of previously undistributed S corporation earnings to its shareholders in the form of demand promissory notes payable to its shareholders in the aggregate amount of $10,500,000, bearing interest at a rate of 11% per annum (the "S Corp Notes"). On June 10, 1998, Albecca Inc. repaid $4,000,000 of the S Corp Notes, plus accrued interest. On June 24, 1998, the holders of the S Corp Notes contributed the remaining balance of the S Corp Notes to

                                  ALBECCA INC.

Larson-Juhl International LLC, a related company under common ownership (Note
12). Albecca Inc. repaid the remaining balance of $6,500,000 to Larson-Juhl International LLC on June 24, 1998.

12. INFREQUENT ITEMS

RESTRUCTURING CHARGES

     In June 1998, the Company initiated a plan to close its plastic moulding manufacturing operations located in the United Kingdom and recorded a charge to operations of approximately $1,800,000. The plan to close the operations in the United Kingdom was adopted as it was not able to achieve acceptable operating results; therefore, the Company made a decision to focus its energies and resources (both financial and managerial) on the more profitable custom picture framing market. This charge included $45,000 for the write-down of one of its facilities which is owned to estimated realizable value from the future sale of the building, $230,000 related to severance and other termination benefits for 59 team members terminated in connection with this plan, $465,000 of lease termination and exit costs, and $730,000 for the write-off of non-current assets. The $465,000 of lease termination and exit costs represents Albecca's estimated future obligations under the existing lease commitments of the closed leased facility net of estimated recoverable costs through subleasing. The write-off of non-current assets is related primarily to machinery and equipment used in the manufacturing of plastic moulding which was dismantled and will not be sold nor used by the Company due to direct competitive pressures of plastic moulding on traditional moulding lines. This charge also included additional reserves for uncollectable accounts receivable of $330,000 which have been included in operating expenses in the accompanying consolidated statement of operations for the year ended August 30, 1998. In the opinion of management, these additional reserves for uncollectible accounts receivable are a direct result of its decision to close down these operations (and its communication of the closure), since, with the closure, the Company forfeited the collection leverage inherent in the customers need for future products from the Company. The determination of the uncollectible accounts receivable was based on a customer by customer review by management after communicating its closure decision to each of these customers. As of August 30, 1998, 2 of the original 59 team members remained to finalize shut-down issues, which included the sale of its owned facility, the subletting of its leased facility, the collection of receivables and the maintenance of both its leased and owned facilities.

     During the fourth quarter of 1998, the Company initiated a plan to close its sole distribution facility in Greece and recorded a charge to operations of approximately $694,000. Management elected to close the operations in Greece following a series of under performing quarters versus the other European operations at which time management determined that the Company's resources, both financial and managerial, would be more effectively invested in operations with a greater potential return. This charge included severance costs for 14 team members aggregating $79,000, write-off of goodwill of $333,000, additional reserves for uncollectable accounts receivable of $178,000 and other exit costs of approximately $104,000 including post-closing maintenance costs, lease disposal costs, and legal fees directly related to the closure of the Greek operations. The charge related to the additional reserves for uncollectable accounts receivable has been included in operating expenses in the accompanying consolidated statement of operations for the year ended August 30, 1998. In the opinion of management, these additional reserves for uncollectible accounts receivable are a direct result of its decision to close down these operations (and its communication of the closure) since, with the closure, the Company forfeited the collection leverage inherent in the customers need for future products from the Company. In consultation with its attorneys, the Company determined in many cases that the cost of collection would significantly exceed any expected return. This situation was one of the material factors in the Company's determination to close the business and was supported by a specific analysis of each customer prior to and following the disclosure of the closing. As of August 30, 1998, the 14 team members remained at the facility to sell remaining assets,

                                  ALBECCA INC.

collect existing receivables and clean up the facility in preparation of its closure. Management anticipates that the plan of closure will be completed prior to June 1999.

     Additionally, during the fourth quarter of 1998, the Company initiated a plan to close two duplicate facilities in the U.S., and recorded a charge to operations of approximately $276,000 related to these closures, primarily consisting of $234,000 for the severance and other termination benefits of 17 team members. These facilities were operated by the Company, but, as a result of recent acquisitions, were deemed to be duplicative and thus the decision for closure was made by management. As of August 30, 1998, 15 of the 17 original team members had not yet been terminated; although management anticipates that the remaining team members will be terminated prior to the end of fiscal year 1999. In addition as of August 30, 1998, one of the two duplicate facilities had been integrated with an existing facility.

     November 29, 1998 Activity (unaudited). During the quarter ended November 29, 1998, the Company recorded additional restructuring charges of $117,000 related to the plan to close two duplicate facilities in the U.S. and paid $242,000 primarily for severance and other termination benefits and lease termination and other exit costs. The Company expects to incur an additional $200,000 in restructuring costs related to these closures during the second quarter of 1999, which will be expensed as incurred. The additional costs of $200,000 relate to incremental costs directly related to the integration of the closed duplicate facilities into other existing facilities.

     With respect to the closure of the Company's plastic moulding manufacturing operations in the United Kingdom as of November 29, 1998, all 59 team members had been terminated. The owned facility had not yet been sold and was still being actively marketed. The leased facility had not yet been subleased.

     With respect to the closure of the Company's sole distribution operations in Greece, as of November 29, 1998, 13 of the 14 team members remained at the facility to complete the Greece-related components of the Company's fiscal 1998 restructuring plan. In December 1998, 8 team members were terminated.

     With respect to the Company's closure of its duplicate facilities in the U.S., as of November 29, 1998, the remaining duplicate facility had been closed and 2 out of the 17 original team members remained employed to complete integration functions which will be completed during the second quarter of fiscal year 1999.

     At August 30, 1998, approximately $896,000 of restructuring charges remained in accrued liabilities representing severance and other termination costs of approximately $327,000 to be paid through June 1999 and approximately $569,000 of lease termination and exit costs.

     November 29, 1998 (Unaudited). At November 29, 1998, approximately $771,000 of restructuring charges remained in accrued liabilities representing severance and other termination costs of approximately $227,000 to be paid through June 1999 and approximately $544,000 of lease termination and other exit costs.

                                  ALBECCA INC.

     A summary of the restructuring activity from plan adoption through August 30, 1998 and November 29, 1998 (unaudited) consists of the following:

CLOSURE OF THE UNITED KINGDOM PLASTIC MOULDING MANUFACTURING OPERATIONS:
                                                         SEVERANCE AND      LEASE
                                          WRITE-DOWN         OTHER       TERMINATION
                                          OF PROPERTY     TERMINATION     AND EXIT
                                         AND EQUIPMENT     BENEFITS         COSTS        TOTAL
                                         -------------   -------------   -----------   ----------
1998 Provision.........................    $775,000        $ 230,000      $465,000     $1,470,000
          Non-cash.....................     775,000                0             0        775,000
                                           --------        ---------      --------     ----------
          Cash.........................           0          230,000       465,000        695,000
Fiscal 1998 cash activity..............           0         (216,000)            0       (216,000)
                                           --------        ---------      --------     ----------
Balance of accrual as of August 30,
  1998.................................           0           14,000       465,000        479,000
First quarter 1999 cash activity
  (unaudited)..........................           0          (14,000)      (34,000)       (48,000)
                                           --------        ---------      --------     ----------
Balance as of November 29, 1998
  (unaudited)..........................    $      0        $       0      $431,000     $  431,000
                                           ========        =========      ========     ==========

CLOSURE OF OPERATIONS IN GREECE:
                                                           SEVERANCE AND      OTHER
                                            WRITE-OFF    OTHER TERMINATION     EXIT
                                           OF GOODWILL       BENEFITS         COSTS      TOTAL
                                           -----------   -----------------   --------   --------
1998 Provision...........................   $333,000          $79,000        $104,000   $516,000
          Non-cash.......................    333,000                0               0    333,000
                                            --------          -------        --------   --------
          Cash...........................          0           79,000         104,000    183,000
Fiscal 1998 cash activity................          0                0               0          0
                                            --------          -------        --------   --------
Balance of accrual as of August 30,
  1998...................................          0           79,000         104,000    183,000
First quarter 1999 cash activity
  (unaudited)............................          0                0               0          0
                                            --------          -------        --------   --------
Balance as of November 29, 1998
  (unaudited)............................   $      0          $79,000        $104,000   $183,000
                                            ========          =======        ========   ========

CLOSURE OF U.S. DUPLICATE FACILITIES:
                                                    SEVERANCE AND        OTHER
                                                  OTHER TERMINATION       EXIT
                                                      BENEFITS           COSTS         TOTAL
                                                  -----------------   ------------   ---------
1998 Provision..................................      $234,000         $  42,000     $ 276,000
          Non-cash..............................             0                 0             0
                                                      --------         ---------     ---------
          Cash..................................       234,000            42,000       276,000
Fiscal 1998 cash activity.......................             0           (42,000)      (42,000)
                                                      --------         ---------     ---------
Balance of accrual as of August 30, 1998........       234,000                 0       234,000
First quarter 1999 provision (unaudited)........             0           117,000       117,000
First quarter 1999 cash activity (unaudited)....       (86,000)         (108,000)     (194,000)
                                                      --------         ---------     ---------
Balance as of November 29, 1998 (unaudited).....      $148,000         $   9,000     $ 157,000
                                                      ========         =========     =========

     Revenue and net operating results from the activities that will not be continued are not significant to the overall operations of the Company.

CANCELLED INITIAL PUBLIC EQUITY OFFERING

     In July 1998, the Company cancelled a planned initial public equity offering of its common stock. As a result of the decision not to complete the offering, the Company wrote off the associated expenses incurred of approximately $1,273,000, which are included as "costs of cancelled initial public equity

                                  ALBECCA INC.

offering" in the accompanying consolidated statements of operations. These costs related to SEC filing fees, accounting and legal fees, and printing costs directly attributable to the cancelled initial public equity offering.

13. SUBSEQUENT EVENTS

     The Company made cash distributions of $2,700,000, and $1,600,000 on September 11, 1998 and January 8, 1999, respectively, pursuant to the terms and conditions of the Notes, to its shareholders to pay their estimated September and January income tax obligations as a result of the Company's status as an S corporation.

     Subsequent to year-end, the Company filed a registration statement in connection with a pending exchange offer in which its existing Notes due 2008 will be exchanged for new Notes with terms which are identical to the existing Notes. The Company's payment of obligations under the Notes are jointly and severally guaranteed by the subsidiary guarantors, as defined. The terms include unconditional subsidiary guarantees to be provided by the subsidiary guarantors of the Notes (Note 15). The indenture to the Notes provides that no subsidiary guarantor may consolidate with or merge with or into another entity unless the surviving entity of such a consolidation or merger assumes all the obligations of the subsidiary guarantor.

14. COMPREHENSIVE INCOME (UNAUDITED)

     As of August 30, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and presentation of comprehensive income and its components in a full set of general purpose financial statements The adoption of SFAS No. 130 had no effect on the Company's net income or shareholders' equity for the quarters ended November 30, 1997 and November 29, 1998. The reconciliation of net income to comprehensive net income is as follows (in thousands):

                                                                THREE MONTHS ENDED
                                                       -------------------------------------
                                                       NOVEMBER 30, 1997   NOVEMBER 29, 1998
                                                       -----------------   -----------------
                                                                    (UNAUDITED)
Net income, as reported..............................       $ 7,368             $  473
  Comprehensive income: Foreign currency translation
     adjustments.....................................        (1,721)             2,129
                                                            -------             ------
          Total comprehensive income.................       $ 5,647             $2,602
                                                            =======             ======

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS


     These condensed consolidating financial statements reflect Albecca Inc. and Subsidiary Guarantors, which consist of all of the Company's Wholly-Owned Restricted Subsidiaries other than the foreign subsidiaries, as defined under the Indenture dated August 11, 1998. These nonguarantor foreign subsidiaries are herein referred to as "Subsidiary Nonguarantors." The subsidiary guarantee of each Subsidiary Guarantor will be subordinated to the prior payment in full of all senior debt of such Subsidiary Guarantor. Separate financial statements of the Subsidiary Guarantors are not presented because the Subsidiary Guarantees are joint and several and full and unconditional and the Company believes the condensed consolidating financial statements presented are more meaningful in understanding the financial position of the Subsidiary Guarantors and the separate financial statements are deemed not material to investors.



     On August 2, 1998, the operating assets of Albecca Inc. were contributed to a wholly owned subsidiary of Albecca Inc. This subsidiary, Larson-Juhl US LLC, became a Subsidiary Guarantor at the date of the issue of the Notes. Therefore, the historical operations and cash flows of this entity are reflected as a Subsidiary Guarantor for the one-month period ending August 29, 1998 and as the Albecca Inc. for the period through August 2, 1998. The operating assets of this entity are reflected as a component of Albecca Inc. as of August 30, 1997 and as Subsidiary Guarantor as of August 29, 1998.

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                                  ALBECCA INC.

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                NOVEMBER 29, 1998 (UNAUDITED)
                                           -----------------------------------------------------------------------
                                                                                       CONSOLIDATED
                                                          SUBSIDIARY    SUBSIDIARY     ELIMINATION    CONSOLIDATED
                                           ALBECCA INC.   GUARANTORS   NONGUARANTORS     ENTRIES         TOTAL
                                           ------------   ----------   -------------   ------------   ------------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............    $ 44,034      $   541       $  3,572       $     341       $ 48,488
  Accounts receivable, net...............          --       21,881         40,867              --         62,748
  Intercompany accounts receivable.......      88,898        8,126          3,081        (100,105)            --
  Inventories............................          --       28,953         48,396              --         77,349
  Other current assets...................           6        2,348          4,784              --          7,138
                                             --------      -------       --------       ---------       --------
         Total current assets............     132,938       61,849        100,700         (99,764)       195,723
PROPERTY, PLANT AND EQUIPMENT, net.......          --        9,659         53,513              --         63,172
OTHER LONG-TERM ASSETS...................       6,681       17,239         34,964              --         58,884
INVESTMENT IN SUBSIDIARIES...............      43,453           --              5         (43,458)            --
INTERCOMPANY LOANS RECEIVABLE............          --           --             --              --             --
                                             --------      -------       --------       ---------       --------
         Total assets....................    $183,072      $88,747       $189,182       $(143,222)      $317,779
                                             ========      =======       ========       =========       ========

                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt...    $     --      $ 2,121       $ 28,224       $      --       $ 30,345
  Accounts payable.......................          --        7,153         23,832            (738)        30,247
  Intercompany accounts payable..........         962          194          7,083          (8,239)            --
  Accrued liabilities....................       8,438       15,997         11,426              --         35,861
                                             --------      -------       --------       ---------       --------
         Total current liabilities.......       9,400       25,465         70,565          (8,977)        96,453
                                             --------      -------       --------       ---------       --------
LONG-TERM DEBT, less current maturities..     200,000        3,180         31,448              --        234,628
                                             --------      -------       --------       ---------       --------
INTERCOMPANY LOANS PAYABLE...............          --        1,878         88,898         (90,776)            --
                                             --------      -------       --------       ---------       --------
OTHER LONG-TERM LIABILITIES..............          --        4,502          7,938              --         12,440
                                             --------      -------       --------       ---------       --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $0.01 par value;
    50,000,000 shares authorized and no
    shares issued and outstanding at
    November 29, 1998....................          --           --             --              --             --
  Class A common stock, $0.01 par value;
    250,000,000 shares authorized,
    374,000 shares issued and outstanding
    at November 29, 1998.................           4           --             --              --              4
  Class B common stock, $0.01 par value;
    100,000,000 shares authorized,
    16,626,000 shares issued and
    outstanding at November 29, 1998.....         166           --             --              --            166
  Additional paid-in capital.............       8,912       37,520          4,347         (43,453)         7,326
  Accumulated earnings (deficit).........     (35,410)      15,886         (6,732)             --        (26,256)
  Cumulative foreign currency translation
    adjustment...........................          --          316         (7,282)            (16)        (6,982)
                                             --------      -------       --------       ---------       --------
         Total shareholders' equity
           (deficit).....................     (26,328)      53,722         (9,667)        (43,469)       (25,742)
                                             --------      -------       --------       ---------       --------
                                             $183,072      $88,747       $189,182       $(143,222)      $317,779
                                             ========      =======       ========       =========       ========

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                                  ALBECCA INC.

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                         AUGUST 30, 1998
                                             -----------------------------------------------------------------------
                                                                                         CONSOLIDATED
                                                            SUBSIDIARY    SUBSIDIARY     ELIMINATION    CONSOLIDATED
                                             ALBECCA INC.   GUARANTORS   NONGUARANTORS     ENTRIES         TOTAL
                                             ------------   ----------   -------------   ------------   ------------
                                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................    $ 49,188      $    18       $  5,678       $      --       $ 54,884
  Accounts receivable, net.................           6       17,445         33,334              --         50,785
  Intercompany accounts receivable.........         373        7,024            539          (7,936)            --
  Inventories..............................          --       28,322         47,497              --         75,819
  Other current assets.....................          --        2,254          4,770              --          7,024
                                               --------      -------       --------       ---------       --------
         Total current assets..............      49,567       55,063         91,818          (7,936)       188,512
PROPERTY, PLANT AND EQUIPMENT, net.........          --        9,487         52,271              --         61,758
OTHER LONG-TERM ASSETS.....................       6,703       17,315         31,634              --         55,652
INVESTMENT IN SUBSIDIARIES.................      43,453           --          3,580         (47,033)            --
INTERCOMPANY LOANS RECEIVABLE..............      84,941           --          1,623         (86,564)            --
                                               --------      -------       --------       ---------       --------
         Total assets......................    $184,664      $81,865       $180,926       $(141,533)      $305,922
                                               ========      =======       ========       =========       ========

                                   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt.....    $     --      $ 1,519       $ 33,686       $      --       $ 35,205
  Accounts payable.........................          --        6,470         21,695              --         28,165
  Intercompany accounts payable............          --        1,042          6,894          (7,936)            --
  Accrued liabilities......................       2,784       15,477          9,731              --         27,992
                                               --------      -------       --------       ---------       --------
         Total current liabilities.........       2,784       24,508         72,006          (7,936)        91,362
                                               --------      -------       --------       ---------       --------
LONG-TERM DEBT, less current maturities....     200,000        3,083         24,481              --        227,564
                                               --------      -------       --------       ---------       --------
INTERCOMPANY LOANS PAYABLE.................          --        1,623         84,941         (86,564)            --
                                               --------      -------       --------       ---------       --------
OTHER LONG-TERM LIABILITIES................          --        4,443          8,197              --         12,640
                                               --------      -------       --------       ---------       --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $0.01 par value;
    50,000,000 shares authorized and no
    shares issued and outstanding at August
    30, 1998...............................          --           --             --              --             --
  Class A common stock, $0.01 par value;
    250,000,000 shares authorized, 374,000
    shares issued and outstanding at August
    30, 1998...............................           4           --             --              --              4
  Class B common stock, $0.01 par value;
    100,000,000 shares authorized,
    16,626,000 shares issued and
    outstanding at August 30, 1998.........         166           --             --              --            166
  Additional paid-in capital...............       8,912       37,520          7,927         (47,033)         7,326
  Accumulated earnings (deficit)...........     (27,202)      10,492         (7,319)             --        (24,029)
  Cumulative foreign currency translation
    adjustment.............................          --          196         (9,307)             --         (9,111)
                                               --------      -------       --------       ---------       --------
         Total shareholders' equity
           (deficit).......................     (18,120)      48,208         (8,699)        (47,033)       (25,644)
                                               --------      -------       --------       ---------       --------
                                               $184,664      $81,865       $180,926       $(141,533)      $305,922
                                               ========      =======       ========       =========       ========

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                                  ALBECCA INC.

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                         AUGUST 31, 1997
                                             -----------------------------------------------------------------------
                                                                                         CONSOLIDATED
                                                            SUBSIDIARY    SUBSIDIARY     ELIMINATION    CONSOLIDATED
                                             ALBECCA INC.   GUARANTORS   NONGUARANTORS     ENTRIES         TOTAL
                                             ------------   ----------   -------------   ------------   ------------
                                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................    $   399       $   133       $  4,769        $     --       $  5,301
  Accounts receivable, net.................     12,976         1,928         34,366              --         49,270
  Intercompany accounts receivable.........        429            --          1,731          (2,160)            --
  Inventories..............................     16,564         4,362         47,283              --         68,209
  Other current assets.....................      1,476           318          3,085              --          4,879
                                               -------       -------       --------        --------       --------
         Total current assets..............     31,844         6,741         91,234          (2,160)       127,659
PROPERTY, PLANT AND EQUIPMENT, net.........      6,303         1,113         45,259              --         52,675
OTHER LONG-TERM ASSETS.....................         --           418         27,937              --         28,355
INVESTMENT IN SUBSIDIARIES.................      2,587            --            700          (3,287)            --
INTERCOMPANY LOANS RECEIVABLE..............     37,063            --          5,279         (42,342)            --
                                               -------       -------       --------        --------       --------
         Total assets......................    $77,797       $ 8,272       $170,409        $(47,789)      $208,689
                                               =======       =======       ========        ========       ========

                                   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt.....    $   149       $ 1,658       $ 26,272        $     --       $ 28,079
  Accounts payable.........................      3,356           569         24,371              --         28,296
  Intercompany accounts payable............      1,178           802            180          (2,160)            --
  Accrued liabilities......................     16,622           534         10,826              --         27,982
                                               -------       -------       --------        --------       --------
         Total current liabilities.........     21,305         3,563         61,649          (2,160)        84,357
                                               -------       -------       --------        --------       --------
LONG-TERM DEBT, less current maturities....     12,387            --         68,260              --         80,647
                                               -------       -------       --------        --------       --------
INTERCOMPANY LOANS PAYABLE.................         --         5,279         37,063         (42,342)            --
                                               -------       -------       --------        --------       --------
OTHER LONG-TERM LIABILITIES................         --            30          6,342              --          6,372
                                               -------       -------       --------        --------       --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, $0.01 par value; 20,000,000
    shares authorized, 17,000,000 shares
    issued and outstanding at August 31,
    1997...................................        170            --             --              --            170
  Additional paid-in capital...............      1,742           700          1,427          (3,287)           582
  Accumulated earnings (deficit)...........     42,190        (1,372)         1,590              --         42,408
  Cumulative foreign currency translation
    adjustment.............................          3            72         (5,922)             --         (5,847)
                                               -------       -------       --------        --------       --------
         Total shareholders' equity
           (deficit).......................     44,105          (600)        (2,905)         (3,287)        37,313
                                               -------       -------       --------        --------       --------
                                               $77,797       $ 8,272       $170,409        $(47,789)      $208,689
                                               =======       =======       ========        ========       ========

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                                  ALBECCA INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                                                       THREE MONTHS ENDED
                                                                  NOVEMBER 29, 1998 (UNAUDITED)
                                             -----------------------------------------------------------------------
                                                                                         CONSOLIDATED
                                                            SUBSIDIARY    SUBSIDIARY     ELIMINATION    CONSOLIDATED
                                             ALBECCA INC.   GUARANTORS   NONGUARANTORS     ENTRIES         TOTAL
                                             ------------   ----------   -------------   ------------   ------------
Net sales..................................    $    --       $52,091        $53,276        $(1,792)       $103,575
Cost of sales..............................         --        28,881         31,846         (1,792)         58,935
                                               -------       -------        -------        -------        --------
  Gross profit.............................         --        23,210         21,430             --          44,640
Operating expenses.........................         37        18,373         17,814                         36,224
Restructuring charges......................         --           117             --             --             117
                                               -------       -------        -------        -------        --------
  Operating income.........................        (37)        4,720          3,616             --           8,299
Costs of cancelled initial public equity
  offering.................................         --            --             --             --              --
Interest income............................       (555)           --             --             --            (555)
Interest expense...........................      6,026           178            921             --           7,125
                                               -------       -------        -------        -------        --------
  Income (loss) before provision for income
    taxes and minority interest............     (5,508)        4,542          2,695             --           1,729
Provision for income taxes.................         --           123            936             --           1,059
Minority interest..........................         --            --            197             --             197
                                               -------       -------        -------        -------        --------
         Net income (loss).................    $(5,508)      $ 4,419        $ 1,562        $    --        $    473
                                               =======       =======        =======        =======        ========


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES...............................    $(2,195)      $   571        $ 3,569        $    --        $  1,945
                                               -------       -------        -------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and
    equipment..............................         --          (554)           (62)            --            (616)
  Acquisitions of businesses...............         --            --         (3,594)            --          (3,594)
  Proceeds from sales of property, plant
    and equipment..........................         --            21             40             --              61
  Changes in other long-term assets........       (259)           --           (121)            --            (380)
                                               -------       -------        -------        -------        --------
  Net cash used in investing activities....       (259)         (533)        (3,737)            --          (4,529)
                                               -------       -------        -------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in intercompany loan balances....         --            63            (63)            --              --
  Proceeds from revolving credit
    facilities.............................         --            --         12,295             --          12,295
  Repayments of revolving credit
    facilities.............................         --           (57)       (10,940)            --         (10,997)
  Proceeds from long-term debt.............         --         1,060          2,025             --           3,085
  Repayments of long-term debt.............         --          (587)        (3,889)            --          (4,476)
  Distributions to shareholders............     (2,700)           --             --             --          (2,700)
                                               -------       -------        -------        -------        --------
  Net cash provided by (used in) financing
    activities.............................     (2,700)          479           (572)            --          (2,793)
                                               -------       -------        -------        -------        --------
EFFECT OF EXCHANGE RATE ON CASH............         --             6         (1,025)            --          (1,019)
                                               -------       -------        -------        -------        --------
NET INCREASE (DECREASE) IN CASH............     (5,154)          523         (1,765)            --          (6,396)
Cash and cash equivalents, beginning of
  period...................................     49,188            18          5,678             --          54,884
                                               -------       -------        -------        -------        --------
Cash and cash equivalents, end of period...    $44,034       $   541        $ 3,913        $    --        $ 48,488
                                               =======       =======        =======        =======        ========

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                                  ALBECCA INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                                                       THREE MONTHS ENDED
                                                                  NOVEMBER 30, 1997 (UNAUDITED)
                                             -----------------------------------------------------------------------
                                                                                         CONSOLIDATED
                                                            SUBSIDIARY    SUBSIDIARY     ELIMINATION    CONSOLIDATED
                                             ALBECCA INC.   GUARANTORS   NONGUARANTORS     ENTRIES         TOTAL
                                             ------------   ----------   -------------   ------------   ------------
Net sales..................................    $ 47,301      $  2,217      $ 54,884        $ (1,417)      $102,985
Cost of sales..............................      25,926         1,315        33,042          (1,417)        58,866
                                               --------      --------      --------        --------       --------
  Gross profit.............................      21,375           902        21,842              --         44,119
Operating expenses.........................      15,160           964        17,222              --         33,346
                                               --------      --------      --------        --------       --------
  Operating income.........................       6,215           (62)        4,620                         10,773
Interest expense...........................          47           165         2,131              --          2,343
                                               --------      --------      --------        --------       --------
  Income (loss) before provision for income
    taxes and minority interest............       6,168          (227)        2,489              --          8,430
Provision for income taxes.................         101            --           795              --            896
Minority interest..........................          --            --           166              --            166
                                               --------      --------      --------        --------       --------
         Net income (loss).................    $  6,067      $   (227)     $  1,528        $     --       $  7,368
                                               ========      ========      ========        ========       ========


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES...............................    $ (6,870)     $    168      $ 11,538        $     --       $  4,836
                                               --------      --------      --------        --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and
    equipment..............................        (130)           (3)         (832)             --           (965)
  Acquisitions of businesses...............     (11,889)           --        (7,153)             --        (19,042)
  Proceeds from sales of property, plant
    and equipment..........................          --            --            21              --             21
  Changes in other long-term assets........       1,096            --          (279)             --            817
                                               --------      --------      --------        --------       --------
  Net cash used in investing activities....     (10,923)           (3)       (8,243)             --        (19,169)
                                               --------      --------      --------        --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolving credit
    facilities.............................      35,323           138         4,657              --         40,118
  Repayments of revolving credit
    facilities.............................     (13,868)         (535)       (4,848)             --        (19,251)
  Proceeds from long-term debt.............         264            --         2,710              --          2,974
  Repayments of long-term debt.............      (1,225)           --          (952)             --         (2,177)
  Repayments of notes payable to
    shareholders...........................          --            --            --              --             --
  Distributions to shareholders............      (3,100)           --            --              --         (3,100)
                                               --------      --------      --------        --------       --------
  Net cash provided by (used in) financing
    activities.............................      17,394          (397)        1,567              --         18,564
                                               --------      --------      --------        --------       --------
EFFECT OF EXCHANGE RATE ON CASH............          --             2        (1,200)             --         (1,198)
                                               --------      --------      --------        --------       --------
NET INCREASE (DECREASE) IN CASH............        (399)         (230)        3,662              --          3,033
Cash and cash equivalents, beginning of
  period...................................         399           133         4,769              --          5,301
                                               --------      --------      --------        --------       --------
Cash and cash equivalents, end of period...    $      0      $    (97)     $  8,431        $     --       $  8,334
                                               ========      ========      ========        ========       ========

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                                  ALBECCA INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                                                           YEAR ENDED
                                                                         AUGUST 30, 1998
                                             -----------------------------------------------------------------------
                                                                                         CONSOLIDATED
                                                            SUBSIDIARY    SUBSIDIARY     ELIMINATION    CONSOLIDATED
                                             ALBECCA INC.   GUARANTORS   NONGUARANTORS     ENTRIES         TOTAL
                                             ------------   ----------   -------------   ------------   ------------
Net sales..................................    $170,885      $ 22,690       193,218        $ (1,792)      $381,137
Cost of sales..............................      92,880        12,323       116,534          (1,792)       216,081
                                               --------      --------      --------        --------       --------
  Gross profit.............................      78,005        10,367        76,684              --        165,056
Operating expenses.........................      53,182         8,319        69,332              --        130,833
Restructuring charges......................          --           276         1,986              --          2,262
                                               --------      --------      --------        --------       --------
  Operating income.........................      24,823         1,772         5,366              --         31,961
Costs of cancelled initial public equity
  offering.................................       1,273            --            --              --          1,273
Interest income............................        (116)           --            --              --           (116)
Interest expense...........................         623           655        10,671              --         11,949
                                               --------      --------      --------        --------       --------
  Income (loss) before provision for income
    taxes and minority interest............      23,043         1,117        (5,305)             --         18,855
Provision for income taxes.................         864            24         3,133              --          4,021
Minority interest..........................          --            --           471              --            471
Equity in earnings of subsidiaries.........      16,044            --            --         (16,044)            --
                                               --------      --------      --------        --------       --------
         Net income (loss).................    $ 38,223      $  1,093      $ (8,909)       $(16,044)      $ 14,363
                                               ========      ========      ========        ========       ========


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES...............................    $ 19,906      $   (564)     $ (3,508)       $     --       $ 15,834
                                               --------      --------      --------        --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and
    equipment..............................        (955)          (62)       (7,361)             --         (8,378)
  Acquisitions of businesses...............     (20,989)           --        (7,076)             --        (28,065)
  Proceeds from sales of property, plant
    and equipment..........................          37            54           418              --            509
  Changes in other long-term assets........          --            --         1,919              --          1,919
                                               --------      --------      --------        --------       --------
  Net cash used in investing activities....     (21,907)           (8)      (12,100)             --        (34,015)
                                               --------      --------      --------        --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issue of senior
    subordinated notes, net of debt issue
    costs..................................     193,241      $     --            --              --        193,241
  Changes in intercompany loan balances....     (57,478)          433        57,045              --             --
  Proceeds from revolving credit
    facilities.............................      87,685           327        21,849              --        109,861
  Repayments of revolving credit
    facilities.............................     (92,585)          (64)      (42,058)             --       (134,707)
  Proceeds from long-term debt.............       2,641           777        12,258              --         15,676
  Repayments of long-term debt.............      (8,509)         (763)      (32,841)             --        (42,113)
  Repayments of notes payable to
    shareholders...........................      (4,000)           --            --              --         (4,000)
  Distributions to shareholders............     (70,300)           --            --              --        (70,300)
                                               --------      --------      --------        --------       --------
  Net cash provided by financing
    activities.............................      50,695           710        16,253              --         67,658
                                               --------      --------      --------        --------       --------
EFFECT OF EXCHANGE RATE ON CASH............          95          (253)          264              --            106
                                               --------      --------      --------        --------       --------
NET INCREASE (DECREASE) IN CASH............      48,789          (115)          909              --         49,583
Cash and cash equivalents, beginning of
  period...................................         399           133         4,769              --          5,301
                                               --------      --------      --------        --------       --------
Cash and cash equivalents, end of period...    $ 49,188      $     18      $  5,678        $     --       $ 54,884
                                               ========      ========      ========        ========       ========

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                                  ALBECCA INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)


                                                                                 YEAR ENDED
                                                                              AUGUST 31, 1997
                                                   ----------------------------------------------------------------------
                                                                                              CONSOLIDATED
                                                     ALBECCA     SUBSIDIARY    SUBSIDIARY     ELIMINATION    CONSOLIDATED
                                                      INC.       GUARANTORS   NONGUARANTORS     ENTRIES         TOTAL
                                                   -----------   ----------   -------------   ------------   ------------
Net sales........................................   $165,514      $  9,121      $183,788        $(4,365)       $354,058
Cost of sales....................................     88,294         5,246       111,575         (4,365)        200,750
                                                    --------      --------      --------        -------        --------
  Gross profit...................................     77,220         3,875        72,213             --         153,308
Operating expenses...............................     51,667         4,296        61,744             --         117,707
                                                    --------      --------      --------        -------        --------
  Operating income...............................     25,553          (421)       10,469             --          35,601
Interest expense.................................        700           651         8,371             --           9,722
                                                    --------      --------      --------        -------        --------
  Income (loss) before provision for income taxes
    and minority interest........................     24,853        (1,072)        2,098             --          25,879
Provision for income taxes.......................        843            --         2,400             --           3,243
Minority interest................................         --            --           146             --             146
                                                    --------      --------      --------        -------        --------
         Net income (loss).......................   $ 24,010      $ (1,072)     $   (448)       $    --        $ 22,490
                                                    ========      ========      ========        =======        ========

                                     CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES.....................................   $ 23,699      $ (1,940)     $    391        $    --        $ 22,150
                                                    --------      --------      --------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.....       (880)         (222)       (6,644)            --          (7,746)
  Acquisitions of businesses.....................         --            --       (18,408)            --         (18,408)
  Proceeds from sales of property, plant and
    equipment....................................      1,649            --         1,806             --           3,455
  Changes in other long-term assets..............          2            97            86             --             185
                                                    --------      --------      --------        -------        --------
  Net cash provided by (used in) investing
    activities...................................        771          (125)      (23,160)            --         (22,514)
                                                    --------      --------      --------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in intercompany loan balances..........    (17,724)        1,137        16,587             --              --
  Proceeds from revolving credit facilities......     55,934         1,027        11,288             --          68,249
  Repayments of revolving credit facilities......    (52,401)           --          (550)            --         (52,951)
  Proceeds from long-term debt...................      8,211            --         2,960             --          11,171
  Repayments of long-term debt...................     (2,404)           --        (6,493)            --          (8,897)
  Capital contribution...........................         16            --            --             --              16
  Distributions to shareholders..................    (16,084)           --            --             --         (16,084)
                                                    --------      --------      --------        -------        --------
  Net cash (used in) provided by financing
    activities...................................    (24,452)        2,164        23,792             --           1,504
                                                    --------      --------      --------        -------        --------
EFFECT OF EXCHANGE RATE ON CASH..................         --            (9)         (193)            --            (202)
                                                    --------      --------      --------        -------        --------
NET INCREASE IN CASH.............................         18            90           830             --             938
Cash and cash equivalents, beginning of period...        381            43         3,939             --           4,363
                                                    --------      --------      --------        -------        --------
Cash and cash equivalents, end of period.........   $    399      $    133      $  4,769        $    --        $  5,301
                                                    ========      ========      ========        =======        ========

                                  ALBECCA INC.

15. GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
                                  ALBECCA INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)


                                                                           YEAR ENDED
                                                                         AUGUST 25, 1996
                                             -----------------------------------------------------------------------
                                                                                         CONSOLIDATED
                                                            SUBSIDIARY    SUBSIDIARY     ELIMINATION    CONSOLIDATED
                                             ALBECCA INC.   GUARANTORS   NONGUARANTORS     ENTRIES         TOTAL
                                             ------------   ----------   -------------   ------------   ------------
Net sales..................................    $162,429      $ 8,931       $133,898       $   (4,470)     $300,788
Cost of sales..............................      90,999        5,071         82,364           (4,470)      173,964
                                               --------      -------       --------       ----------      --------
  Gross profit.............................      71,430        3,860         51,534               --       126,824
Operating expenses.........................      48,897        3,616         44,082               --        96,595
                                               --------      -------       --------       ----------      --------
  Operating income.........................      22,533          244          7,452               --        30,229
Interest expense...........................       1,455          416          4,975               --         6,846
                                               --------      -------       --------       ----------      --------
  Income (loss) before provision for income
    taxes and minority interest............      21,078         (172)         2,477               --        23,383
Provision for income taxes.................         785          (17)         2,911               --         3,679
Minority interest..........................          --           --            300               --           300
                                               --------      -------       --------       ----------      --------
         Net income (loss).................    $ 20,293      $  (155)      $   (734)      $       --      $ 19,404
                                               ========      =======       ========       ==========      ========


                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES...............................    $ 32,333      $(1,563)      $   (130)      $       --      $ 30,640
                                               --------      -------       --------       ----------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and
    equipment..............................      23,495         (353)       (28,603)              --        (5,461)
  Acquisitions of businesses...............     (34,062)          --             --               --       (34,062)
  Proceeds from sales of property, plant
    and equipment..........................          99           85            474               --           658
  Changes in other long-term assets........      13,459         (148)       (12,545)              --           766
                                               --------      -------       --------       ----------      --------
         Net cash provided by (used in)
           investing activities............       2,991         (416)       (40,674)              --       (38,099)
                                               --------      -------       --------       ----------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in intercompany loan balances....          --        1,311         (1,311)              --            --
  Proceeds from revolving credit
    facilities.............................      52,041          (15)        24,823               --        76,849
  Repayments of revolving credit
    facilities.............................     (68,005)          --             --               --       (68,005)
  Proceeds from long-term debt.............      (5,116)         738         24,084               --        19,706
  Repayments of long-term debt.............      (1,897)          --         (6,121)              --        (8,018)
  Distributions to shareholders............     (12,250)          --             --               --       (12,250)
                                               --------      -------       --------       ----------      --------
  Net cash provided by (used in) financing
    activities.............................     (35,227)       2,034         41,475               --         8,282
                                               --------      -------       --------       ----------      --------
EFFECT OF EXCHANGE RATE ON CASH............          --          (28)           192               --           164
                                               --------      -------       --------       ----------      --------
NET INCREASE IN CASH.......................          97           27            863               --           987
Cash and cash equivalents, beginning of
  period...................................         284           16          3,076               --         3,376
                                               --------      -------       --------       ----------      --------
Cash and cash equivalents, end of period...    $    381      $    43       $  3,939       $       --      $  4,363
                                               ========      =======       ========       ==========      ========

             ------------------------------------------------------
             ------------------------------------------------------


    We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this
prospectus is current as of             , 1999.


                            ------------------------

                               TABLE OF CONTENTS*

                            ------------------------


                                        PAGE
                                        ----
Summary...............................    1
Risk Factors..........................    8
Where You Can Find More Information...   11
Use of Proceeds.......................   12
Capitalization........................   13
Selected Consolidated Financial
  Data................................   14
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   16
Business..............................   25
Management............................   36
Certain Relationships and Related
  Transactions........................   40
Description of Certain Indebtedness...   41
The Exchange Offer....................   42
Description of Notes..................   50
Certain United States Federal Income
  Tax Considerations..................   88
Plan of Distribution..................   90
Legal Matters.........................   91
Experts...............................   91
Index to Financial Statements.........  F-1



     Until             , 1999 (20 days after the date of this prospectus) all
dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                  $200,000,000

                                 (ALBECCA LOGO)
                          10 3/4% SENIOR SUBORDINATED
                                 NOTES DUE 2008
                              --------------------

                                   PROSPECTUS
                              --------------------
                                           , 1999
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Albecca's Articles of Incorporation eliminate, subject to certain limited exceptions, the personal liability of a director to Albecca or its shareholders for monetary damage for any breach of duty as a director. There is no elimination of liability for (1) a breach of duty involving appropriation of a business opportunity of Albecca; (2) an act or omission which involves intentional misconduct or a knowing violation of law; (3) any transaction from which the director derives an improper personal benefit; or (4) as to any payments of a dividend or any other type of distribution that is illegal under
Section 14-2-832 of the Georgia Business Corporation Code (the "Code"). In addition, if at any time the Code is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director of Albecca shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Code require such action. The provision does not limit the right of Albecca or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

     Albecca's bylaws contain certain provisions which provide indemnification to directors of Albecca that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the Code. To the extent that a director or officer of Albecca has been successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that such person was a director or officer of Albecca, Sections 14-2-852 and 14-2-857 of the Code would require Albecca to indemnify such persons against expenses (including attorney's fees) actually and reasonably incurred in connection therewith. The Code expressly allows Albecca to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

     The indemnification provisions in Albecca's bylaws require Albecca to indemnify and hold harmless any director who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in the right of Albecca) because he or she is or was a director of Albecca, against expenses (including, but not limited to, attorney's fees and disbursements, court costs and expert witness fees), and against judgments, fines, penalties, and amounts paid in settlement incurred by him or her in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the Board of Directors, the shareholders or otherwise. The Board of Directors of Albecca also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all the accompanying conditions and obligations. Indemnified persons would also be entitled to have Albecca advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid. Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of Albecca pursuant to the foregoing provisions, Albecca has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of Albecca as to which indemnification is being sought, nor is Albecca aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


NO.                                 DESCRIPTION
---                                 -----------
 3.1    --  Amended and Restated Articles of Incorporation of Albecca+
 3.2    --  Amended and Restated Bylaws of Albecca+
 4.1    --  Indenture dated August 11, 1998, among Albecca Inc. and
            State Street Bank & Trust, as trustee, relating to the Notes
            (the "Indenture")+
 4.2    --  Form of 10 3/4% Senior Note due 2008 of Albecca Inc.
            (included as Exhibit A of the Indenture filed as Exhibit
            4.1)+
 4.3    --  Subsidiary Guaranty+
 4.4    --  Registration Rights Agreement, dated as of August 11, 1998, among Albecca Inc. Donaldson Lufkin Jenrette Securities
            Corporation and Morgan Stanley & Co. Incorporated+
 5.1    --  Opinion of Nelson Mullins Riley & Scarborough, L.L.P.+
 5.2    --  Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP
10.1    --  1998 Stock Option Plan+
10.2    --  Lease Agreement, dated August 8, 1991, by and between L-J
            Properties Inc. and Larson-Juhl Inc.+
10.3    --  Amendment No. 1 to Lease Agreement dated October 26, 1993, by and between L-J Properties Inc. and Larson-Juhl Inc.+
10.4    --  Form of S Corp Note issued by Albecca in favor of its
            existing shareholders+
12.1    --  Computation of Ratio of Earnings to Fixed Charges
21.1    --  Subsidiaries of Albecca+
23.1    --  Consent of Arthur Andersen LLP
23.2    --  Consent of BDO CampsObers
23.3    --  Consent of Nelson Mullins Riley & Scarborough, L.L.P. (filed as part of Exhibit 5.1)+
23.4    --  Consent of Robinson Silverman Pearce Aronsohn & Berman LLP
            (filed as part of Exhibit 5.2)
24.1    --  Power of Attorney (included in the signature pages to the
            Registration Statement)+
25.1    --  Form T-1 with respect to the eligibility of State Street
            Bank and Trust Company with respect to the Indenture+
27.1    --  Financial Data Schedule (for SEC use only)+
99.1    --  Form of Letter of Transmittal+
99.2    --  Form of Notice of Guaranteed Delivery+
99.3    --  Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and other Nominees+
99.4    --  Form of Letter to Client+
99.5    --  Guidelines for Certification of Taxpayer Identification
            Number on Substitute Form W-9+


---------------

+ Previously filed

     (b) Financial Statement Schedules.

     Schedule II -- Valuation and Qualifying Accounts.

ITEM 22. UNDERTAKINGS.

     Albecca hereby undertakes that:

          (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) Every prospectus that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          ALBECCA INC.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: Chairman, President and
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                 /s/ CRAIG A. PONZIO                   Chairman of the Board,          February 8, 1999
-----------------------------------------------------  President, Chief Executive
                   Craig A. Ponzio                     Officer and Director
                                                       (Principal Executive Officer)

                          *                            Vice Chairman of the Board      February 8, 1999
-----------------------------------------------------  and Director
                   June R. Ponzio

                          *                            Director                        February 8, 1999
-----------------------------------------------------
                   Philip H. Moise

                          *                            Senior Vice President, Chief    February 8, 1999
-----------------------------------------------------  Financial Officer (Principal
                Stephen M. Scheppmann                  Financial and Accounting
                                                       Officer)

                          *                            President, International        February 8, 1999
-----------------------------------------------------
                 William P. Trimarco

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          LARSON-JUHL US LLC

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: Chairman, President and
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   Chairman of the Board,          February 8, 1999
-----------------------------------------------------  President, Chief Executive
                   Craig A. Ponzio                     Officer and Director
                                                       (Principal Executive Officer)

                          *                            Senior Vice President, Chief    February 8, 1999
-----------------------------------------------------  Financial Officer (Principal
                Stephen M. Scheppmann                  Financial and Accounting
                                                       Officer)

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          LARSON-JUHL INTERNATIONAL LLC

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: Chairman, President and
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   Chairman of the Board,          February 8, 1999
-----------------------------------------------------  President, Chief Executive
                   Craig A. Ponzio                     Officer and Director
                                                       (Principal Executive Officer)

                          *                            Senior Vice President, Chief    February 8, 1999
-----------------------------------------------------  Financial Officer (Principal
                Stephen M. Scheppmann                  Financial and Accounting
                                                       Officer)

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          ART MATERIALS, FRAMES AND
                                          MOULDINGS COMPANY, INC.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Treasurer (Principal Financial  February 8, 1999
-----------------------------------------------------  and Accounting Officer)
                Stephen M. Scheppmann

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          ROBERT F. DE CASTRO, INC.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Treasurer (Principal Financial  February 8, 1999
-----------------------------------------------------  and Accounting Officer)
                Stephen M. Scheppmann

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          GLASS CORPORATION OF AMERICA, INC.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: Chairman, President and
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Treasurer (Principal Financial  February 8, 1999
-----------------------------------------------------  and Accounting Officer)
                Stephen M. Scheppmann

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          ART WEST, INC.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Treasurer (Principal Financial  February 8, 1999
-----------------------------------------------------  and Accounting Officer)
                Stephen M. Scheppmann

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          EASTERN MOULDING, INC.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Treasurer (Principal Financial  February 8, 1999
-----------------------------------------------------  and Accounting Officer)
                Stephen M. Scheppmann

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          EASTERN MOULDINGS, INC.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Treasurer (Principal Financial  February 8, 1999
-----------------------------------------------------  and Accounting Officer)
                Stephen M. Scheppmann

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          LARSON-JUHL AUSTRALIA L.L.C.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Vice President, Finance         February 8, 1999
-----------------------------------------------------  (Principal Financial and
                Stephen M. Scheppmann                  Accounting Officer)

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          LARSON-JUHL FRANCE L.L.C.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Vice President, Finance         February 8, 1999
-----------------------------------------------------  (Principal Financial and
                Stephen M. Scheppmann                  Accounting Officer)

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          LARSON-JUHL SOUTH AFRICA L.L.C.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: Chairman, President and
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Vice President, Finance         February 8, 1999
-----------------------------------------------------  (Principal Financial and
                Stephen M. Scheppmann                  Accounting Officer)

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          LARSON-JUHL KOREA L.L.C.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Vice President, Finance         February 8, 1999
-----------------------------------------------------  (Principal Financial and
                Stephen M. Scheppmann                  Accounting Officer)

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          LARSON-JUHL SEOUL L.L.C.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Vice President, Finance         February 8, 1999
-----------------------------------------------------  (Principal Financial and
                Stephen M. Scheppmann                  Accounting Officer)

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE CO-REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 8, 1999.


                                          LARSON-JUHL NETHERLANDS L.L.C.

                                          By:      /s/ CRAIG A. PONZIO
                                            ------------------------------------
                                                 Name: Craig A. Ponzio
                                                 Title: President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ CRAIG A. PONZIO                   President and Director          February 8, 1999
-----------------------------------------------------  (Principal Executive Officer)
                   Craig A. Ponzio

                          *                            Vice President, Finance         February 8, 1999
-----------------------------------------------------  (Principal Financial and
                Stephen M. Scheppmann                  Accounting Officer)

              *By: /s/ CRAIG A. PONZIO
  ------------------------------------------------
                 Craig A. Ponzio, as
                  Attorney-in-fact

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To Albecca Inc.:


     We have audited, in accordance with generally auditing standards, the consolidated financial statements of ALBECCA INC. (a Georgia corporation) included in this registration statement and have issued our report thereon dated November 6, 1998. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Item 16(b) of the registration statement is the responsibility of Albecca's management and presented for purposes of complying with the Securities and Exchange Commission rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                          ARTHUR ANDERSEN LLP

                                          /s/  Arthur Andersen LLP

Atlanta, Georgia
November 6, 1998

                                  SCHEDULE II
                                    ALBECCA

                       VALUATION AND QUALIFYING ACCOUNTS

                                        BALANCE AT   CHARGED TO                             BALANCE
                                        BEGINNING    COSTS AND                               AT END
                                         OF YEAR      EXPENSES    DEDUCTIONS*   OTHER**     OF YEAR
                                        ----------   ----------   -----------   --------   ----------
For the fiscal year ended:
  August 25, 1996: Allowance for
     doubtful accounts................  $2,791,000   $2,643,000   $1,825,000    $282,000   $3,891,000
                                        ----------   ----------   ----------    --------   ----------
  August 31, 1997: Allowance for
     doubtful accounts................  $3,891,000   $4,526,000   $3,149,000    $110,000   $5,378,000
                                        ----------   ----------   ----------    --------   ----------
  August 30, 1998: Allowance for
     doubtful accounts................  $5,378,000   $3,756,000   $3,444,000    $169,000   $5,859,000
                                        ----------   ----------   ----------    --------   ----------

---------------

 * Principally charges for which reserves were provided, net of recoveries. ** Acquired through acquisition of businesses.

                                 EXHIBIT INDEX


NO.                                 DESCRIPTION
----                                -----------
 3.1   --   Amended and Restated Articles of Incorporation of Albecca+
 3.2   --   Amended and Restated Bylaws of Albecca+
 4.1   --   Indenture dated August 11, 1998, among Albecca Inc. and
            State Street Bank & Trust, as trustee, relating to the Notes
            (the "Indenture")+
 4.2   --   Form of 10 3/4% Senior Note due 2008 of Albecca Inc.
            (included as Exhibit A of the Indenture filed as Exhibit
            4.1)+
 4.3   --   Subsidiary Guaranty+
 4.4   --   Registration Rights Agreement, dated as of August 11, 1998, among Albecca Inc. Donaldson Lufkin Jenrette Securities
            Corporation and Morgan Stanley & Co. Incorporated+
 5.1   --   Opinion of Nelson Mullins Riley & Scarborough, L.L.P.+
 5.2   --   Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP
10.1   --   1998 Stock Option Plan+
10.2   --   Lease Agreement, dated August 8, 1991, by and between L-J
            Properties Inc. and Larson-Juhl Inc.+
10.3   --   Amendment No. 1 to Lease Agreement dated October 26, 1993, by and between L-J Properties Inc. and Larson-Juhl Inc.+
10.4   --   Form of S Corp Note issued by Albecca in favor of its
            existing shareholders+
12.1   --   Computation of Ratio of Earnings to Fixed Charges
21.1   --   Subsidiaries of Albecca+
23.1   --   Consent of Arthur Andersen LLP
23.2   --   Consent of BDO CampsObers
23.3   --   Consent of Nelson Mullins Riley & Scarborough, L.L.P. (filed as part of Exhibit 5.1)+
23.4   --   Consent of Robinson Silverman Pearce Aronsohn & Berman LLP
            (filed as part of Exhibit 5.2)
24.1   --   Power of Attorney (included in the signature pages to the
            Registration Statement)+
25.1   --   Form T-1 with respect to the eligibility of State Street
            Bank and Trust Company with respect to the Indenture+
27.1   --   Financial Data Schedule (for SEC use only)+
99.1   --   Form of Letter of Transmittal+
99.2   --   Form of Notice of Guaranteed Delivery+
99.3   --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and other Nominees+
99.4   --   Form of Letter to Client+
99.5   --   Guidelines for Certification of Taxpayer Identification
            Number on Substitute Form W-9+


---------------

+ Previously filed